ComBoox: A Blockchain-Based Company Book-Entry Platform

LI LI, Founding Member of Comboox DAO LLC

System Overview

ComBoox is a blockchain-based company records-keeping platform designed for registering equity shares and keeping corporate statutory books, which is aimed to assist users to quickly establish a legal, secure, transparent and reliable smart contracts system, so as to enable investors, shareholders, executive officers, business partners to conduct legal acts around equity rights in a self-service mode, including share subscription, share transfer, share pledge, paying consideration, signing contracts, proposing, voting, nominating, inauguration and resignation etc.

Unlike pure share certificates tokenization, ComBoox does NOT rely on legal documents to restrict off-chain behavior. Instead, it uses smart contracts to fully control ALL share transactions and corporate governance activities, enabling rights holders to conduct legal acts on chain in self-service mode, completely eliminating the possibility of default or violation.

Therefore, ComBoox provides a brand-new concept and solution to solve the problems of "Insiders Control" or "Misleading Statements" that have plagued the capital markets for many years, and may completely realize:

(1) right holders may directly exercise rights;

(2) obligors have no chance to default or violate;

(3) real-time disclosure of full information; and

(4) tokenization of equity shares in a complete sense.

Dapp (Arbitrum One)	https://comboox.vercel.app
Dapp Demo (Arbitrum Sepolia)	https://comboox-sepolia.vercel.app
Smart Contract Source Code	https://github.com/paul-lee-attorney/comboox
User Interface Source Code	https://github.com/paul-lee-attorney/comboox-client_V2
Documentation	https://comboox.gitbook.io/whitepaper

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1. System Overview

Since human civilization has entered the 21st century, most wealth exists in the form of book-entry interests. In order to regulate this wealth and transaction activities, various commercial legal rules, organizational by-laws and trading contracts have been established, and different centralized agents are involved in commercial activities. However, in the event that these rules, laws or contracts are violated, people can only rely on ex post facto judicial remedies to seek compensation for their losses. Such Judicial remedies have proven to be excessively expensive and time-consuming, and insufficient to fully recover for the incurred losses.

The emergence of blockchain technology provides a brand-new set of solutions for human beings, which is to define the bookkeeping rules and transaction arrangements for book-entry interests in codes, and to use distributed systems and cryptography to fix these bookkeeping records in terms of content and time sequence. In this way, the possibility of non-compliance or default can be eliminated by means of ex ante prevention.

By implementing the basic concepts of "code is law" and "decentralization", the legal logic defined by norms and contract terms can be realized by rigid code logic, and the human management of centralized organization can be replaced by automated consensus mechanisms and smart contracts. This establishes an automated asset bookkeeping and transaction management model, where rights holders can directly manage and dispose of their assets without having to rely on any intermediaries or counterparties. The only thing that needs to be considered is the logic and algorithms of the predefined smart contracts.

In all kinds of book-entry interests, apart from deposit, corporate equity is probably the most important and critical class of assets. The company is the vehicle for a variety of assets and the subject of capital investment. The external action of companies is an important part of modern business, and their internal governance involves the interests of many investors. Therefore, company equity is the key link between capital and assets, business activities and corporate governance.

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Using blockchain and smart contract technology to automate the bookkeeping of corporate equity and governance behaviors, and replacing the legal logic of ex post facto judicial remedies with the rigid code logic of ex ante prevention, these concepts will be of great significance to the modern business in reducing disputes, eliminating irregularities, improving transparency, and enhancing efficiency.

Based on the above concepts, we developed and deployed the ComBoox platform.

ComBoox is a blockchain-based company records-keeping system to assist users to quickly establish a legal, secure, transparent, and reliable smart contracts system for automatically registering equity shares and keeping records of corporate governance.

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1.1. "Pain Points" of Corporate Governance

The capital markets have long been suffered from some "pain points" of corporate governance, which can be summarized into following three aspects:

(1) Right holders can hardly exercise their rights smoothly

No matter it is to replace executive managers, to change accounting policies, to convene an extraordinary shareholders' meeting, or to enforce a Put Option, Drag-Along, or Anti-Dilution of the shareholders agreement, when exercising their shareholders rights, investors will often inevitably need the cooperation of other parties like company secretary, actual controller, executives, registration agents and even the official registration offices. Sometimes, this could be very difficult and challenging, not only time-consuming and costly, but also may change into a protracted shareholders' disputes, even lead to a serious consequences like business shutdown.

(2) Obligors sometimes deliberately violate their obligations

During an equity share transaction, buyer may delay paying of the consideration, whereas, seller may maliciously retain the company's seal, license, or postpone the closing process; In a company's daily operation, managers may abuse their authority, actual controller may misappropriate operational funds... To sum up, all of such bad behaviors can be categorized as "acts of breach", either breaching a share transaction contract (such as share subscription agreement or share transfer agreement), or violating a constitutional document of the company (e.g. the articles of association, bylaws, shareholders agreement, or operational agreement).

(3) Untimely and inaccurate information disclosure

Transfer of control rights, private placements, acquiring material voting shares exceeding reporting threshold ratio, such significant changes of shareholding structure of a company, as well as the company's governance records like shareholders meeting resolutions or board meeting minutes etc., all these information are crucial indicators for assessing a company's future strategy, profitability, and valuation of equity shares, and will directly influence the investment decisions of investors and the valuation of the company concerned. Untimely, inaccurate or incomplete information disclosure often becomes major reasons that caused shareholders disputes or securities transaction disputes.

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1.2. Blockchain Solution

The emergence of blockchain and smart contract technology presents a good opportunity to solve the above-mentioned problems. If using blockchain to book equity shares, and using smart contracts to define and automatically control share transactions and corporate governance activities, then, the potential human influences can be excluded to an extreme extent, so as to realize:

(1) Rights holders directly exercise rights

Rights holders may, by means of electronic signature technology, have their identities verified and send out their instruction calls of exercising rights, by triggering the specific API of smart contracts to call the relevant functions and methods, directly update the Register of Shares, Meeting Minutes, and other Book-Entry records in accordance with the predefined conditions and procedures, thereby achieves the desired legal consequences accordingly. Throughout this process, there is no need to seek assistance or engagement of secretary, agent, authority or any third party, to exercise rights as a representative, proxy or delegate, so that the actions of exercising rights will not be intervened or controlled by any third party.

(2) Obligors have no chance to default

The reason why defaults occurred is because the realization of contractual rights depends on obligors to make cooperation behaviors actively. When turning over the control rights of book-entry records like Register of Shares and Meeting Minutes to smart contracts for automatic operation, then, a lot of traditional "claim rights" requiring cooperation of obligors will be changed into "disposal rights" that can be unilaterally exercised by right holder, therefore, the possibility of defaults will be completely eliminated.

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As for the constitutional documents like articles of association, bylaws or shareholders agreement, many defaults are actually Ultra Vires behaviors (either substantive or procedural) of the controlling shareholder or executive managers. Smart contracts have rigid and strict programming logic, and can precisely control the timeline, permissions, procedures and other conditions of business operations, which may fundamentally eliminate the said Ultra Vires challenges to corporate governance.

(3) Real-time information disclosure

Corporate governance behaviors can generally be categorized as signing documents, voting, paying consideration, nominating candidates, taking position, resigning and several other types, and the existing technologies are fully capable to implement all of these legal actions that takes "Expressing Intent" or "Updating Rights and Interests" as its core attributes on blockchain, i.e. using blockchain to book the digital tracks of these legal behaviors, and using smart contracts to automatically verify identity of the actors, determine the conditions precedent, and control the process and procedures.

Blockchain is a distributed system that synchronizes information in real-time among the nodes, therefore, legal behaviors conducted on blockchain will complete the information disclosure at the same time when updating the book-entry records or realizing the legal consequences concerned. Legal behavior and information disclosure are not separate activities any more, which will be integrated together and have no time lag or contents differences. Therefore, current disclosure issues like untimely delay, misrepresentation, or misleading statements etc. should become impossible to occur.

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1.3. Tokenization and Company Evaluation

Equity share is a typical kind of book-entry interests, and also an important trading object of capital markets.

(1) IPO creates capital premium

A company may select to list its shares on an open market, so as to facilitate public investors to buy in and sell out its equity more conveniently, which means to release the liquidity of its equity greatly, and as a direct consequence, the equity value of the company or its stock price will usually increase within a very short period of time dramatically. This is the basic principle that IPO can create capital premium.

(2) Tokenization of Equity Shares

Similarly, if adopting blockchain to book companies' equity, it will become very convenient to use cryptocurrencies or Central Bank Digital Currencies to pay the equity consideration, and, under the automatic control of smart contracts, some concepts like "Delivery Versus Payment", "Payment as Settlement" and "No Clearing Transfer" etc. can be fully realized with a fairly low cost and much higher efficiency.

(3) Web 3.0 Capital Markets

However, tokenization of equity shares does not simply mean to define a structured digital object representing equity value or capital contribution, or to move the booking records of "Register of Shareholders" or "Register of Members" onto the blockchain. What's more important is to coordinate all facts that may influence the equity value of a company into the automatic system of blockchain, and to enable smart contracts to get full control over all activities of share transaction and corporate governance, so as to ensure all those legal behaviors can be carried out strictly in line with the internal governance rules (like the articles of association or bylaws), as well as the external governing laws and regulations (such as the Securities Act and the Securities Exchange Act). So that, the capital markets can rely on the rigid logic of smart contracts to automatically control the creation, change, exercising, and elimination of the equity rights of shareholders, i.e., by implementing the concept of "Code Is Law" to establish a decentralized and trustless "Web3.0 Capital Market" in real sense.

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1.4. Features and Advantages

To accommodate different demands, ComBoox adheres to the concept of "dynamic configuration and plug-and-play" to maintain the flexibility and scalability of its smart contract system. Specifically:

(1) Operation Model: is compatible to both the members management model of DAO, as well as the managers management model for regular companies.

(2) Number of Owners: the number of owners can be limited to 50 or fewer (for small-scale limited liability companies), or expanded to an unlimited level of public listed companies.

(3) Equity Classification: can implement ordinary equity structure of "same shares, same rights", and also can flexibly define special classes of shares so as to grant special rights or voting weights to them;

(4) Governance Rules: can flexible set general corporate governance rules like motion proposal rules, voting rules, (executive officials) position allocation rules, (affiliated members) grouping rules, and (equity) listing rules, and also can set out special terms of members' right, such as First Refusal, Tag Along, Drag Along, Call Option, Put Option, Anti-Dilution, Lock Up, so as to satisfy the requirements of private equity investment.

(5) Payment Methods: the consideration for equity, pledge, or option can be paid on-chain with native cryptocurrency, or be paid off-chain or cross-chain with fiats or central bank digital currencies, by using technologies like hash time lock, so as to fully compatible with all kinds of payment requirements.

(6) Legal Entities: can book equities of the direct invested companies, and can also make further investments by controlling the first-tier companies to set up their subsidiaries, and to indirectly control the corporate governance activities of subsidiaries as well, so that forming a complex network shareholding structure accordingly.

(7) Version Upgrades: can create records-keeping system based on existing smart contract templates, and also allows customization or upgrades to new templates to satisfy special requirements.

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2. Computational Control Model

ComBoox adopts the "state machine model" to simulate and control the share transactions and corporate governance activities, specifically:

2.1. State

Information contents of the book-entry registers at each moment are deemed as different states, which will be stored in the smart contracts of Registers (such as Register of Shares, Register of Members and Meeting Minutes etc.).

2.2. Transition Process

Share transactions, corporate governance behaviors and other relevant legal actions are considered as the transition process between different states of the book-entry Registers, and which will be defined and controlled by the smart contracts of Bookkeepers with respect to the subject's identity, action process, terms and conditions, as well as legal consequences thereof.

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2.3. Conditions and Process

The corporate governance rules (such as voting rules, nomination rules and other rules stipulated in the bylaws or other similar company constitutional documents), as well as the shareholders' special rights (such as First Refusal, Tag-Along and Drag Along, Anti-Dilution, Put Option and Call Option etc.) are deemed as rules, conditions and procedures to be followed in the transition process between the different states, which will be defined by the smart contract of Shareholders Agreement with respect to values of attributes, duration or determination thresholds for the said rules or rights. In runtime, Shareholders Agreement will timely answer the queries sent from Bookkeepers so as to provide parameters to automatically control the execution process of the legal behaviors concerned.

2.4. Write Operation Scripts

Investment Agreement can be deemed as a special script or batch file consisting of a series of write operation commands to cause the states transition of Register of Shares. And, the transaction factors defined in Investment Agreement as attributes of object Deal (such as subject equity, parties concerned, quantities and price etc.) can be deemed as input parameters (or specific trigger events) of the said write operations concerned, which will be executed by the relevant Bookkeepers automatically.

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Data Structure of Deal

struct Head{
  uint8 typeOfDeal;
  uint16 seqOfDeal;
  uint16 preSeq;
  uint16 classOfShare;
  uint32 seqOfShare;
  uint40 seller;
  uint32 priceOfPaid;
  uint32 priceOfPar;
  uint48 closingDeadline;
  uint16 votingWeight;
}

struct Body {
  uint40 buyer;
  uint40 groupOfBuyer;
  uint64 paid;
  uint64 par;
  uint8 state;
  uint16 para;
  uint16 distrWeight;
  bool flag;
}

struct Deal {
  Head head;
  Body body;
  bytes32 hashLock;
}

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3. System Architecture

ComBoox consists of four major types of smart contracts: Registers, Bookkeepers, Shareholders Agreements and Investment Agreements.

Diagram of System Architecture

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3.1. Registers

Registers defined registration books to record the various book-entry interests (such as equities, pledges, options) or corporate governance documents (such as general meeting minutes and board meeting minutes). The core functions of which are to define the attributes composition of various bookkeeping objects, and the data structure, parameter and logical verification algorithm thereof, as well as the basic methods and APIs for adding, deleting, modifying and querying these objects.

3.1.1. Functions of Registers

When users exercise their rights:

(1) in accordance with the calling commands sent or routed from Bookkeepers, Registers will retrieve and provide specific states of book-entry interests or historical records of legal behaviors;

(2) Based on the above feedback, Bookkeepers will verify or determine whether the conditions for exercising certain rights are fulfilled, or calculates values of the relevant parameters concerned; and

(3) Bookkeepers will call specific Register to update the states of specific book-entry interests, or store the contents, consequences or historical records of the legal behaviors concerned.

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For example, when a director takes his/her seat, he/she needs to call the "Take Seat" API of General Keeper, inputting the shareholders meeting resolution's sequence number which approved him/her to be director and the position number of the director, and then:

(1) General Keeper will query and obtain the user number of the message sender account, and call the "Take Seat" API of Register of Directors Keeper ("ROD Keeper") so as to process the subsequent actions thereof;

(2) ROD Keeper will firstly call the General Meeting Minutes ("GMM") to verify: whether the type of motion is to elect director and whether the motion has been approved;

(3) If the type and approval status of the motion are all verified, ROD Keeper will further call the GMM to verify whether the user number of the message sender is equal to the candidate's number as defined in the position's description of the motion of nomination, if yes, then update the state of the motion into "executed";

(4) If the message sender's identity is verified, ROD Keeper will call Register of Directors ("ROD") to record the user number, timestamp, as well as the block number concerned, so as to complete the entire process of inauguration.

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In the above process, GMM and ROD are the two types of Registers. GMM provides the motion's type and its voting results by answering the query request of ROD Keeper, so as to determine whether the conditions for exercising the rights have been fulfilled, thereafter, verifies the caller's identity against the user number of the motion's candidate. Then, ROD Keeper writes the user number, date and block number of inauguration into ROD, so as to write down the action records of "inauguration".

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3.1.2. Types of Registers

Based on the types of information recorded, Registers can be divided into two basic categories: Registers of book-entry interests and Registers of governance records, which includes:

(1) Register of Constitutions ("ROC"): records all editions of Shareholders Agreements with respect to their address, legal force status, procedural schedules for creation, review and voting etc., so as to enable users or smart contracts to retrieve or check the currently valid version of Shareholders Agreement, as well as all its historical revoked versions;

Structure of Object File

struct Head{
  uint48 circulateDate;
  uint8 signingDays;
  uint8 closingDays;
  uint16 seqOfVR;
  uint8 frExecDays;
  uint8 dtExecDays;
  uint8 dtConfirmDays;
  uint48 proposeDate;
  uint8 invExitDays;
  uint8 votePrepareDays;
  uint8 votingDays;
  uint8 execDaysForPutOpt;
  uint64 seqOfMotion;
  uint8 state;
}

struct Ref {
  bytes32 docUrl;
  bytes32 docHash;
}

struct File {
  bytes32 snOfDoc;
  Head head;
  Ref ref;
}

struct Repo {
  mapping(address => File) files;
  EnumerableSet.AddressSet filesList;
}

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(2) Register of Directors ("ROD"): records all information about the positions of directors or managers with respect to their candidate's user number, nominator, the voting rules applied for election, the start and end date of tenure etc., so as to enable users or smart contracts to search or verify the identity, authorities or duties of executive officers;

Structure of Object Position
struct Position{ uint16 title; uint16 seqOfPos; uint40 acct; uint40 nominator; uint48 startDate; uint48 endDate; uint16 seqOfVR; uint16 titleOfNominator; uint16 argu; }

(3) Board Meeting Minutes ("BMM"): records all the motions submitted to the Board of Directors for approval with respect to their proposer, proposal date, start and end time of voting, voting results, delegate arrangements, executor, execution status, etc, so as to enable users or smart contracts to check or verify the motions of Board;

Structure of Object Motion

struct Head{
  uint16 typeOfMotion;
  uint64 seqOfMotion;
  uint16 seqOfVR;
  uint40 creator;
  uint40 executor;
  uint48 createDate;
  uint32 data;
}

struct Body {
  uint40 proposer;
  uint48 proposeDate;
  uint48 shareRegDate;
  uint48 voteStartDate;
  uint48 voteEndDate;
  uint16 para;
  uint8 state;
}

struct Motion {
  Head head;
  Body body;
  RulesParser.VotingRule votingRule;
  uint contents;
}

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(4) Register of Members ("ROM"): records all information about members or shareholders with respect to their equity shares, voting rights, amount of subscribed / paid-in capital, so as to enable users or smart contracts to check or verify the shareholding status of a member;

Structure of Object Member

struct Checkpoint{
  uint48 timestamp;
  uint16 rate;
  uint64 paid;
  uint64 par;
  uint64 points;
}

struct History {
  mapping(uint256 => Checkpoint) checkpoints;
}

struct Member {
  Checkpoints.History votesInHand;
  // class => seqList
  mapping(uint => EnumerableSet.UintSet) sharesOfClass;
  EnumerableSet.UintSet classesBelonged;
}

(5) General Meeting Minutes ("GMM"): records all the motions submitted to the General Meeting of Shareholders for approval with respect to their proposer, proposal time, voting start and end time, voting results, delegate arrangements, executor, execution state, etc, so as to enable users or smart contracts to check or verify the relevant information of the motion submitted to General Meeting of Members;

(6) Register of Agreements ("ROA"): records all the Investment Agreements with respect to their address, status, transaction type and detailed arrangements, parties, procedural schedules for exercising special rights, so as to enable users or smart contracts to check and retrieve the relevant Investment Agreements, and, to enable the parties concerned to execute the deals under these Investment Agreements. Moreover, ROA also can mock the transaction results and calculate the ultimate controller of the company after closing of the deals concerned, so as to anticipate whether the conditions of drag-along or tag-along will be triggered (i.e. change of controlling power);

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(7) Register of Options ("ROO"): record all information of (call / put) options with respect to their right holders, obligors, execution period, closing period, trigger conditions, exercise price, class and amount of the subject equity, etc;

Structure of Object Option

struct Cond{
  uint32 seqOfCond;
  uint8 logicOpr;
  uint8 compOpr1;
  uint64 para1;
  uint8 compOpr2;
  uint64 para2;
  uint8 compOpr3;
  uint64 para3;
}

struct Head {
  uint32 seqOfOpt;
  uint8 typeOfOpt;
  uint16 classOfShare;
  uint32 rate;
  uint48 issueDate;
  uint48 triggerDate;
  uint16 execDays;
  uint16 closingDays;
  uint40 obligor;
}

struct Body {
  uint48 closingDeadline;
  uint40 rightholder;
  uint64 paid;
  uint64 par;
  uint8 state;
  uint16 para;
  uint16 argu;
}

struct Option {
  Head head;
  Cond cond;
  Body body;
}

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(8) Register of Pledges ("ROP"): record all pledges attached to the equity shares with respect to their creditor, debtor, pledgor, pledged amount, guaranteed amount, debt expiration date, guarantee period etc.;

Structure of Object Pledge

struct Head{
  uint32 seqOfShare;
  uint16 seqOfPld;
  uint48 createDate;
  uint16 daysToMaturity;
  uint16 guaranteeDays;
  uint40 creditor;
  uint40 debtor;
  uint40 pledgor;
  uint8 state;
}

struct Body {
  uint64 paid;
  uint64 par;
  uint64 guaranteedAmt;
  uint16 preSeq;
  uint16 execDays;
  uint16 para;
  uint16 argu;
}

struct Pledge {
  Head head;
  Body body;
  bytes32 hashLock;
}

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(9) Register of Shares ("ROS"): record all equity shares issued by the company with respect to their shareholders, class, voting weight, distribution weight, issue date, paid-in deadline / date, par value, paid-in amount, issue price and so on;

Structure of Share

struct Head{
  uint16 class;
  uint32 seqOfShare;
  uint32 preSeq;
  uint48 issueDate;
  uint40 shareholder;
  uint32 priceOfPaid;
  uint32 priceOfPar;
  uint16 votingWeight;
  uint8 argu;
}

struct Body {
  uint48 payInDeadline;
  uint64 paid;
  uint64 par;
  uint64 cleanPaid;
  uint16 distrWeight;
}

struct Share {
  Head head;
  Body body;
}

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(10) List of Orders ("LOO"): record all information about listing trade of shares in USDC with respect to the subject shares class, sequence number, investors, limited sell orders, limited buy orders, and deals closed etc.

Structure of Order

struct Node{
  uint32 prev;
  uint32 next;
  uint40 issuer;
  uint64 paid;
  uint32 price;
  uint48 expireDate;
  uint16 votingWeight;
  bool isOffer;
}

struct Data{
  uint16 classOfShare;
  uint32 seqOfShare;
  uint40 groupRep;
  uint16 votingWeight;
  uint16 distrWeight;
  uint128 margin;
  bool inETH;
  address pubKey;
  uint48 date;
  uint48 issueDate;
}

struct Order{
  Node node;
  Data data;
}

(11) Register of Investors ("ROI"): record all information about investors who intend to invest in the Company with respect to their user number, group representative's user number, registration date, verifier's user number, approved date, registration state, and hash value of ID documents.

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Structure of Investor
struct Investor{ uint40 userNo; uint40 groupRep; uint48 regDate; uint40 verifier; uint48 approveDate; uint32 data; uint8 state; bytes32 idHash; }

(12) Bank: the official address of the smart contract deployed by Circle Internet Financial that automatically records users' USDC balances and transaction records.

(13) Cashier: record all USDC payment transactions related to the Company, including details of the payer, payee, purpose of payment, authorization for USDC collection, and other relevant information.

Structure of Transfer Authorization
struct TransferAuth{ address from; address to; uint256 value; uint256 validAfter; uint256 validBefore; bytes32 nonce; uint8 v; bytes32 r; bytes32 s; }

(14) Register of Redemptions ("ROR"): records all information relating to redemption requests for redeemable fund shares and the execution thereof, including, without limitation, the class number, share sequence number, net asset value (NAV) price, shareholder user number, amount of paid, redemption value in USDC, and the sequence of the relevant request package.

Structure of Redemption Request
struct Request{ uint16 class; uint32 seqOfShare; uint32 navPrice; uint40 shareholder; uint64 paid; uint64 value; uint8 seqOfPack; }

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3.2. Bookkeepers

Bookkeepers defined dozens of APIs of legal behaviors regarding corporate governance and share transactions, so as to manage and control the identification of actors, conditions, procedures and legal consequences of the relevant legal behaviors.

3.2.1. Functions of Bookkeepers

When users exercise their rights, Bookkeepers will call Shareholders Agreement and the relevant Registers as per legal logic, so as to check what conditions need to be satisfied to conduct the relevant legal behaviors (or what parameters need to be relied on for the subsequent calculations), and, together with the input parameters obtained from the API, Bookkeepers will make decisions on whether the conditions are fulfilled or calculate the specific values of the intermediate parameters. If all conditions are fulfilled, Bookkeepers will call the relevant Registers to update the states of book-entry interests or record the contents of the legal behaviors, such as expression of intention, or action tracks of the behaviors.

For example, when a shareholder votes on a motion, it needs to call the "Cast Vote" API of General Keeper, input the subject motion number and express its attitude as support, against or abstain, thereafter, General Keeper will call Reg Center to retrieve the user number of shareholder and further call the "Cast Vote" API of General Meeting Minutes Keeper ("GMM Keeper") so as to hand over the control rights on the subsequent processing steps, and then, GMM Keeper will:

(1) retrieve the motion object from General Meeting Minutes;

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(2) retrieve the voting rule from Shareholders Agreement as per the voting rule number specified in the motion object, and deduce the voting period accordingly;

(3) determine whether it is in the voting period as per the current timestamp;

(4) if within the voting period, call the Register of Members to verify whether the voter is a shareholder of the company;

(5) If it is a shareholder, then check the entrust arrangements from the Delegate Map of the motion, and then call the Register of Members again to retrieve and calculate the total voting rights entrusted from the principals as well as represented by the voter;

(6) Finally, store the voting information (user number, voting attitude, total voting rights, voting time, etc.) in the General Meeting Minutes.

From the above example, it can be deduced that Bookkeeper acts as the control center of verifying the conditions precedent and monitoring the logical flows of the legal behaviors.

In order to satisfy the size requirements of EIP-170, ComBoox defines two types of smart contracts, namely, General Keeper and several Sub-Bookkeepers.

3.2.2. General Keeper

General Keeper sits at the uppermost layer of the company book-entry system and has the following functions:

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(1) Acts as the only entry of the company's book-entry system for write operation commands and is responsible for routing write commands to specific Sub-Bookkeeper;

(2) Acts as the address registration center for Registers, and responses the address of specific Register as per its sequence number;

(3) Represents the legal entity of the company and conducts legal behaviors on behalf the company on-chain, e.g. signing or executing smart contracts, making payments in tokens, exercising voting rights, etc;

(4) Represents the company to hold cryptocurrencies such as ETH and CBP etc., and makes payments in accordance with the resolutions of General Meeting of Members or Board of Directors.

3.2.3. Sub-Bookkeepers

Sub-Bookkeepers are the core computation layer controlling the identity verification, conditions, procedures and legal consequences of legal behaviors. They do not store any state variables and operate in a manner analogous to libraries. The General Keeper identifies and retrieves the address of the relevant Sub-Bookkeeper to be invoked by reference to the function selector (i.e., the first four bytes of the keccak256 hash of the function signature), and subsequently invokes the corresponding function of such Sub-Bookkeeper by means of a delegatecall. Accordingly, the specific algorithms defined in the functions of each Sub-Bookkeeper are executed within the context of the General Keeper, such that all computations are performed against the General Keeper's state. The Sub Keepers include the followings:

(1) Register of Constitutions Keeper ("ROC Keeper"): routes write commands to Register of Agreements, and controls the legal behaviors of creating, circulating, signing, activating, and accepting ShareholdersAgreements;

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(2) Register of Directors Keeper ("ROD Keeper"): routes write commands to Register of Directors, and controls the legal behaviors of inauguration, dismissal, and resignation of directors or executive officers;

(3) Board Meeting Minutes Keeper ("BMM Keeper"): routes write commands to Board Meeting Minutes, and controls the legal behaviors of creating and proposing board motions, appointing voting delegate, casting vote, counting of vote results, and executing actions. The motions concerned include the appointing and removing managers, reviewing contracts, paying tokens, and calling on-chain smart contracts;

(4) Register of Members Keeper ("ROM Keeper"): routes write commands to Register of Shares and Register of Members, and controls the legal behaviors of setting the maximum number of shareholders, setting hash locks on paid-in shares, releasing and withdrawing paid-in shares, and decreasing registered capital;

(5) General Meeting Minutes Keeper ("GMM Keeper"): routes write commands to General Meeting Minutes, and controls the legal behaviors of creating and proposing motions, appointing voting delegate, casting votes, counting vote results, and executing resolutions. The motions include nominating and removing directors, reviewing contracts, paying tokens and calling smart contracts;

(6) Register of Agreements Keeper ("ROA Keeper"): routes write commands to Register of Agreements and Register of Shares, and controls the legal behaviors of creation, circulation, and signing of Investment Agreements, as well as locking the subject equity, releasing and withdrawing the subject equity, issuing new shares, transferring share, terminating transaction, and paying consideration;

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(7) Register of Options Keeper ("ROO Keeper"): routes write commands to Register of Options and Register of Shares, and controls the legal behaviors of inputting trigger events, exercising options, setting option's pledge, paying off option, executing option's pledge, requesting the against member to buy, paying consideration for the rejected deal's equity shares, and executing the against member's pledge;

(8) Register of Pledges Keeper ("ROP Keeper"): routes write commands to Register of Pledges, Register of Shares, and Register of Agreements, and controls the legal behaviors of refunding debts, extending secured period, creating, transferring, executing, locking, releasing, withdrawing and revoking pledges;

(9) Shareholders Agreement Keeper ("SHA Keeper"): routes write commands to Register of Shares and Register of Agreements, and controls the legal behaviors of exercising and accepting special shareholders' rights like Drag-Along, Tag-Along, Anti-Dilution and First Refusal;

(10) List of Orders Keeper ("LOO Keeper"): routes write commands to List of Orders, Register of Shares, and Register of Members, and controls legal behaviors of registering, approving and revoking investors, listing and withdrawing initial offers, sell orders, and placing buy orders to be settled in USDC;

(11) Accountant: routes write commands to Cashier, General Meeting Minutes and/or Board Meeting Minutes, and controls the legal behaviors of distribution of profits or income, and the transfer of funds;

(12) Register of Redemptions Keeper ("ROR Keeper"): routes write commands to Register of Redemptions, Register of Shares, and Cashier, and controls the legal behaviors of addition or removal of redeemable classes, submission of redemption request and the redemption of the requested shares.

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To facilitate user payments in USDC for equity consideration, margin deposits, and related expenses, the ROA Keeper, ROM Keeper, LOO Keeper, and ROO Keeper are designed to route write commands to Cashier to execute USDC payment transactions in connection with equity trades or capital contributions.

28

3.3. Shareholders Agreement

Shareholders Agreement is to dynamically define rules and conditions relating to share transaction and corporate governance, which can be deemed as a constitutional document of the company.

When users exercise their rights, Shareholders Agreement will, as per the query request of Bookkeepers, search and obtain specific rules or terms, based on which a specific threshold value, parameter, or testing result will be parsed and reverted, so as for Bookkeepers to conduct further calculation or processing.

For example, when a shareholder casts vote for a motion, the relevant Bookkeeper will call Shareholders Agreement to query the voting period of certain governing voting rule, and then, based on the number of voting days obtained, the motion's proposal date, as well as the current block timestamp, Bookkeeper will determine whether it is in the voting period.

The detailed terms and rules of Shareholders Agreement are abstractly defined as different data objects and methods according to the legal logic of corporate governance. During the drafting process, different values can be dynamically set to the different attributes, so as to define the different rules of the legal behavior concerned. A draft Shareholders Agreement will become effective upon approval of the general meeting of shareholders.

For example, when setting voting rules for different types of share transaction, a 30-days' review period and a two-thirds voting threshold can be set for capital increase deals, while, a 15-days' review period and a one-half voting threshold can be set for share transfer deals. Thereafter, during the process when a transaction is submitted to the shareholders' meeting for reviewing and voting, Bookkeeper will calculate and determine the time period and voting results as per the transaction type accordingly.

In the Shareholders Agreement, the rules of corporate governance and share transaction can be categorized into "Rules" and "Terms" according to their respective complexity and governing matters.

29

3.3.1. Rules

"Rules" are defined in bytes32, which depend on the public library of Rules Parser to parse their key attributes, length of period or key threshold of conditions, so as to transform into structured objects.

Each rule has its own sequence number, so it's quite easy to set up a mapping from "sequence number" to the bytes32 "rule".

Rules Mapping
// seq => rule mapping(uint256 => bytes32) rules;

Currently the rules include following types: General Governance Rules, Voting Rules, Position Allocate Rules, First Refusal Rules, Grouping Update Orders, and Listing Rules.

(1) Governance Rule (No. 0)

The Governance Rule specifies key corporate governance matters, including the company's legal form, operating term, the basis for calculating voting rights (whether based on paid-in capital or subscribed capital), quorum requirements for the General Meeting and the Board, proposal thresholds, the maximum number of shareholders or directors, the term of office of the Board, and the minimum shareholding percentage required for shareholder disclosure.

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Structure of Governance Rule

// Object of GovernanceRule (No.0)
struct GovernanceRule{
  uint32 fundApprovalThreshold;
  bool basedOnPar;
  uint16 proposeWeightRatioOfGM;
  uint16 proposeHeadRatioOfMembers;
  uint16 proposeHeadRatioOfDirectorsInGM;
  uint16 proposeHeadRatioOfDirectorsInBoard;
  uint16 maxQtyOfMembers;
  uint16 quorumOfGM;
  uint8 maxNumOfDirectors;
  uint16 tenureMonOfBoard;
  uint16 quorumOfBoardMeeting;
  uint48 establishedDate;
  uint8 businessTermInYears;
  uint8 typeOfComp;
  uint16 minVoteRatioOnChain;
}

function governanceRuleParser(bytes32 sn) public pure returns (GovernanceRule memory rule) {
  uint _sn = uint(sn);

  rule = GovernanceRule({
    fundApprovalThreshold: uint32(_sn >> 224),
    basedOnPar: uint8(_sn >> 216) == 1,
    proposeWeightRatioOfGM: uint16(_sn >> 200),
    proposeHeadRatioOfMembers: uint16(_sn >> 184),
    proposeHeadRatioOfDirectorsInGM: uint16(_sn >> 168),
    proposeHeadRatioOfDirectorsInBoard: uint16(_sn >> 152),
    maxQtyOfMembers: uint16(_sn >> 136),
    quorumOfGM: uint16(_sn >> 120),
    maxNumOfDirectors: uint8(_sn >> 112),
    tenureMonOfBoard: uint16(_sn >> 96),
    quorumOfBoardMeeting: uint16(_sn >> 80),
    establishedDate: uint48(_sn >> 32),
    businessTermInYears: uint8(_sn >> 24),
    typeOfComp: uint8(_sn >> 16),
    minVoteRatioOnChain: uint16(_sn)
  });
}

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Governance Rule Attributes
Type	Name	Meaning
uint32	fundApprovalThreshold	The amount above which any fund payment shall be subject to approval by the General Meeting and at or below which fund payments may be approved by the Board of Directors.
bool	basedOnPar	The Boolean flag indicates whether voting points are calculated based on the par value (true) or the paid-in value (false) of shares.
uint16	proposeWeightRatioOfGM	The minimum voting-points ratio that a Member must directly hold, or have obtained support for from other Members, in order to submit a proposal to the General Meeting.
uint16	proposeHeadRatioOfMembers	The minimum headcount ratio that a Member must directly hold, or have obtained support for from other Members, in order to submit a proposal to the General Meeting.
uint16	proposeHeadRatioOfDirectorsInGM	The minimum headcount ratio that a Director must directly hold, or have obtained support for from other Directors, in order to submit a proposal to the General Meeting.
uint16	proposeHeadRatioOfDirectorsInBM	The minimum headcount ratio that a Director must directly hold, or have obtained support for from other Directors, in order to submit a proposal to the Board Meeting.
uint16	maxQtyOfMembers	The Maximum number of Members permitted for the company.
uint16	quorumOfGM	The minimum voting-points ratio that must be present for the General Meeting to validly adopt a resolution.
uint8	maxNumOfDirectors	The Maximum number of Directors permitted for the company.
uint16	tenureMonOfBoard	The number of Months for which a Board of the company serves.
uint16	quorumOfBoardMeeting	The minimum headcount ratio that must be present for the Board Meeting to validly adopt a resolution.
uint48	establishedDate	The date when the company established.
uint8	businessTermInYears	The number of years for which the Company is intended to exist.
uint8	typeOfComp	The type of legal entity to which the Company belongs.
uint16	minVoteRatioOnChain	The minimum aggregate voting-points ratio held by a Member, together with its affiliates, that triggers its obligation to publicly disclose such holdings to securities market.

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(2) Voting Rule (No. 1 ~ 255)

The Voting Rules set out the exercise periods for special shareholder rights in various decision-making procedures, and the methods for calculating voting outcomes. Specifically, Rules No.1 through No.7 prescribe the voting rules applicable to capital increase, transfers of equity to third parties, transfers of equity among existing shareholders, and the four hybrid transaction types formed by combinations of these three basic equity transactions. Rule No.8 establishes a special voting regime for amendments to Shareholders Agreement. Rules No.9 and No.10 govern the voting procedures for ordinary and special resolutions of the General Meeting, respectively, while Rules No.11 and No.12 govern the voting procedures for ordinary and special resolutions of the Board of Directors, respectively.

Where special requirements arise, additional customized Voting Rules may be freely introduced after Rule No.12, up to a maximum of Rule No.255. Once such rules are incorporated into the Shareholders Agreement, they may be mandatorily applied during the proposal and voting processes by reference to their corresponding rule sequence number. Any adoption or modification of voting rules constitutes an amendment to the Shareholders Agreement and, accordingly, must be approved by the General Meeting in accordance with Rule No.8 for the revised Shareholders Agreement to become effective.

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Structure of Voting Rule

// VotingRule (No. 1 ~ 255)
struct VotingRule{
  uint16 seqOfRule;
  uint8 qtyOfSubRule;
  uint8 seqOfSubRule;
  uint8 authority;
  uint16 headRatio;
  uint16 amountRatio;
  bool onlyAttendance;
  bool impliedConsent;
  bool partyAsConsent;
  bool againstShallBuy;
  uint8 frExecDays;
  uint8 dtExecDays;
  uint8 dtConfirmDays;
  uint8 invExitDays;
  uint8 votePrepareDays;
  uint8 votingDays;
  uint8 execDaysForPutOpt;
  uint40[2] vetoers;
  uint16 para;
}

function votingRuleParser(bytes32 sn) public pure returns (VotingRule memory rule)
{
  uint _sn = uint(sn);
  rule = VotingRule({
    seqOfRule: uint16(_sn >> 240),
    qtyOfSubRule: uint8(_sn >> 232),
    seqOfSubRule: uint8(_sn >> 224),
    authority: uint8(_sn >> 216),
    headRatio: uint16(_sn >> 200),
    amountRatio: uint16(_sn >> 184),
    onlyAttendance: uint8(_sn >> 176) == 1,
    impliedConsent: uint8(_sn >> 168) == 1,
    partyAsConsent: uint8(_sn >> 160) == 1,
    againstShallBuy: uint8(_sn >> 152) == 1,
    frExecDays: uint8(_sn >> 144),
    dtExecDays: uint8(_sn >> 136),
    dtConfirmDays: uint8(_sn >> 128),
    invExitDays: uint8(_sn >> 120),
    votePrepareDays: uint8(_sn >> 112),
    votingDays: uint8(_sn >> 104),
    execDaysForPutOpt: uint8(_sn >> 96),
    vetoers: [uint40(_sn >> 56), uint40(_sn >> 16)],
    para: uint16(_sn)
  });
}

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Voting Rule Attributes
Type	Name	Meaning
uint16	seqOfRule	The sequence number of the specific Rule. For a Voting Rule, this sequence number ranges from 1 to 255.
uint8	qtyOfSubRule	The total number of sub-rules contained within a Voting Rule category.
uint8	seqOfSubRule	The sequence number of the specific Rule within the category of Voting Rule.
uint8	authority	The sequence number of the governing body for a specific Voting Rule, where 01 represents the General Meeting and 02 represents the Board Meeting.
uint16	headRatio	The minimum headcount ratio required for a proposal to be approved.
uint16	amountRatio	The minimum voting-points ratio required for a proposal to be approved.
bool	onlyAttendance	The Boolean flag indicating whether only the attendance's voting points or headcounts are considered when calculating the voting result.
bool	impliedConsent	The Boolean flag indicating whether a voter absent from a vote is deemed to consent to the proposal.
bool	partyAsConsent	The Boolean flag indicating whether the signing party of a share transfer or capital increase agreement is deemed to consent to the proposal.
bool	againstShallBuy	The Boolean flag indicating whether a Member voting against a proposal assumes a potential obligation to purchase the relevant shares.
uint8	frExecDays	The number of days within which a First Refusal right holder may exercise such right, calculated from the signing deadline of the relevant share transfer or capital increase agreement.
uint8	dtExecDays	The number of days within which a Drag/Tag-Along right holder may exercise such right, calculated from the expiration date of the Right of First Refusal.
uint8	dtConfirmDays	The number of days within which a Drag/Tag-Along obligator (i.e., the purchaser of the relevant transaction) may confirm acceptance of the transaction, calculated from the expiration date of the Drag/Tag-Along.
uint8	invExitDays	The number of days within which a Member may sell its shares without registration, as a basis for voting on the relevant transaction, calculated from the date of the proposal.
uint8	frExecDays	The number of days within which a First Refusal right holder may exercise such right, calculated from the signing deadline of the relevant share transfer or capital increase agreement.
uint8	votePrepareDays	The number of days from the share registration date-calculated as the proposal date plus the investment exit period-until the commencement of voting.
uint8	votingDays	The number of days during which votes may be cast.
uint8	execDaysForPutOpt	The number of days during which the seller of a share transfer transaction may exercise the right to sell the subject shares to Members who voted against the transaction, calculated from the expiration date of the voting period.
uint40[2]	vetoers	The special Member(s) who hold veto power over the transaction governed by this voting rule.
uint16	para	A reserved parameter for future use.

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(3) Position Allocate Rule (No. 256 ~ 511)

The Position Allocation Rules specify the allocation of nomination rights for directors and officers, the Voting Rule applicable, and the terms thereof. By defining directors' nomination rights under this rule, the allocation of Board seats among shareholders may be achieved. Nomination rights may be vested in a specific user or in a designated title of positions (e.g. CEO may nominate CFO). If, under the Voting Rule applicable, both the voting points ratio and the headcount ratio are set to zero, this indicates that the nominator may directly appoint the candidate to the position without approval.

Structure of Voting Rule

// Position Allocate Rule (No. 256 ~ 511)
struct PositionAllocateRule{
    uint16 seqOfRule;
    uint8 qtyOfSubRule;
    uint8 seqOfSubRule;
    bool removePos;
    uint16 seqOfPos;
    uint16 titleOfPos;
    uint40 nominator;
    uint16 titleOfNominator;
    uint16 seqOfVR;
    uint48 endDate;
    uint16 para;
    uint16 argu;
    uint32 data;
}

function positionAllocateRuleParser(bytes32 sn) public pure
returns(PositionAllocateRule memory rule) {
    uint _sn = uint(sn);
    rule = PositionAllocateRule({
    seqOfRule: uint16(_sn >> 240),
    qtyOfSubRule: uint8(_sn >> 232),
    seqOfSubRule: uint8(_sn >> 224),
    removePos: uint8(_sn >> 216) == 1,
    seqOfPos: uint16(_sn >> 200),
    titleOfPos: uint16(_sn >> 184),
    nominator: uint40(_sn >> 144),
    titleOfNominator: uint16(_sn >> 128),
    seqOfVR: uint16(_sn >> 112),
    endDate: uint48(_sn >> 64),
    para: uint16(_sn >> 48),
    argu: uint16(_sn >> 32),
    data: uint32(_sn)
    });
}

36

Position Allocate Rule Attributes
Type	Name	Meaning
uint16	seqOfRule	The sequence number of the specific Rule. For a Position Allocate Rule, this sequence number ranges from 256 to 511.
uint8	qtyOfSubRule	The total number of sub-rules contained within a Position Allocate Rule category.
uint8	seqOfSubRule	The sequence number of the specific Rule within the category of Position Allocate Rule.
bool	removePos	The Boolean flag indicating whether to remove an existing position (true) or to add a new position (false).
uint16	seqOfPos	The sequence number of the relevant position.
uint16	titleOfPos	The title of the relevant position.
uint40	nominator	The user number of the nominator for the relevant position.
uint16	titleOfNominator	The title of the nominator for the relevant position.
uint16	seqOfVR	The sequence number of the Voting Rule that approves the relevant position.
uint16	endDate	The expiration date of the term of the relevant position.
uint16	para	A reserved parameter for future use.
uint16	argu	A reserved argument for future use.
uint32	data	A reserved data for future use.

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(4) First Refusal Rule (No. 512 ~ 767)

The First Refusal Rules govern shareholders' pre-emptive rights to subscribe for newly issued equity or rights of first refusal to purchase equity proposed to be transferred. Such rights may be granted equally to all shareholders or conferred upon specific ones. The allocation of the subject equity may be made pro rata based on voting rights or in accordance with the chronological order in which such rights are exercised. Up to 256 distinct first-refusal rules may be established to apply to different transaction types and different combinations of entitled parties.

Structure of First Refusal Rule

// FirstRefusalRule (No. 512 ~ 767)
struct FirstRefusalRule {
  uint16 seqOfRule;
  uint8 qtyOfSubRule;
  uint8 seqOfSubRule;
  uint8 typeOfDeal;
  bool membersEqual;
  bool proRata;
  bool basedOnPar;
  uint40[4] rightholders;
  uint16 para;
  uint16 argu;
}

function firstRefusalRuleParser(bytes32 sn) public pure
returns(FirstRefusalRule memory rule) {
  uint _sn = uint(sn);

  rule = FirstRefusalRule({
  seqOfRule: uint16(_sn >> 240),
  qtyOfSubRule: uint8(_sn >> 232),
  seqOfSubRule: uint8(_sn >> 224),
  typeOfDeal: uint8(_sn >> 216),
  membersEqual: uint8(_sn >> 208) == 1,
  proRata: uint8(_sn >> 200) == 1,
  basedOnPar: uint8(_sn >> 192) == 1,
  rightholders: [uint40(_sn >> 152), uint40(_sn >> 112),
  uint40(_sn >> 72), uint40(_sn >> 32)],
  para: uint16(_sn >> 16),
  argu: uint16(_sn)
  });
}

38

First Refusal Rule Attributes
Type	Name	Meaning
uint16	seqOfRule	The sequence number of the specific Rule. For a First Refusal Rule, this sequence number ranges from 512 to 767.
uint8	qtyOfSubRule	The total number of sub-rules contained within a First Refusal Rule category.
uint8	seqOfSubRule	The sequence number of the specific Rule within the category of First Refusal Rule.
uint8	typeOfDeal	The type code of the relevant transaction governed by this First Refusal Rule, being: 01-Capital Increase ("CI"); 02-External Share Transfer ("EST"); 03-Internal Share Transfer ("IST"); 04-CI & IST; 05-EST & IST; 06-CI, EST & IST; and 07-CI & EST.
bool	membersEqual	The Boolean flag indicating whether all Members are treated equally under this Right of First Refusal Rule.
bool	proRata	The Boolean flag indicating whether the target share shall be allocated among the First Refusal claimants on a pro rata basis according to their voting points.
bool	basedOnPar	The Boolean flag indicating whether the allocation weights of the Right of First Refusal claimants shall be calculated based on the par value of the shares.
uint40[4]	rightholders	The specified holders of the Right of First Refusal, the maximum number of which shall be four.
uint16	para	A reserved parameter for future use.
uint16	argu	A reserved argument for future use.

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(5) Group Update Order (No. 768 ~ 1023)

Group Update Orders are used to define and update groups of affiliated shareholders (or persons acting in concert). Each group is identified by a representative shareholder's user number. During the activation process of a Shareholders Agreement, the system automatically executes the Group Update Orders contained therein to add specified users into, or remove them from, a particular affiliation group. A proposal for updating Shareholders Agreement with Group Update Orders effectively constitutes a declaration and disclosure by the relevant shareholders of their affiliated relationships. Accordingly, the review and approval of such motion signifies the General Meeting's acknowledgment and approval of such relationships.

Structure of Group Update Order

// GroupUpdateOrder (No. 768 ~ 1023)
struct GroupUpdateOrder {
  uint16 seqOfRule;
  uint8 qtyOfSubRule;
  uint8 seqOfSubRule;
  bool addMember;
  uint40 groupRep;
  uint40[4] members;
  uint16 para;
}

function groupUpdateOrderParser(bytes32 sn) public pure
returns(GroupUpdateOrder memory order) {
  uint _sn = uint(sn);

  order = GroupUpdateOrder({
    seqOfRule: uint16(_sn >> 240),
    qtyOfSubRule: uint8(_sn >> 232),
    seqOfSubRule: uint8(_sn >> 224),
    addMember: uint8(_sn >> 216) == 1,
    groupRep: uint40(_sn >> 176),
    members: [
      uint40(_sn >> 136),
      uint40(_sn >> 96),
      uint40(_sn >> 56),
      uint40(_sn >> 16)
    ],
    para: uint16(_sn)
});
}

40

Group Update Order Attributes
Type	Name	Meaning
uint16	seqOfRule	The sequence number of the specific Rule. For a Group Update Order, this sequence number ranges from 768 to 1023.
uint8	qtyOfSubRule	The total number of sub-rules contained within a Group Update Order category.
uint8	seqOfSubRule	The sequence number of the specific Rule within the category of Group Update Order.
bool	addMember	The Boolean flag indicating whether to add Member(s) into the relevant Group.
uint40	groupRep	The representative user number of the relevant Group.
uint40[4]	members	The user numbers of the Members to be added to or removed from the relevant Group, the maximum number of which shall be four.
uint16	para	A reserved parameter for future use.

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(6) Listing Rule (No. 1024 ~ 1280)

The Listing Rules set out the rules governing the issuance or trading of shares by listing, including maximum and minimum offering price, minimum trading price, resale lockup days, caps on the number of qualified Investors, the title of Verifiers and issuers, the class of shares to which the rules apply, and the maximum aggregate Par Value of shares that may be issued. Up to 256 Listing Rules may be established to regulate the issuance and trading of different classes of equity.

Structure of Listing Rule

// ListingRule (No. 1024 ~ 1280)
struct ListingRule {
  uint16 seqOfRule;
  uint16 titleOfIssuer;
  uint16 classOfShare;
  uint32 maxTotalPar;
  uint16 titleOfVerifier;
  uint16 maxQtyOfInvestors;
  uint32 ceilingPrice;
  uint32 floorPrice;
  uint16 lockupDays;
  uint16 offPrice;
  uint16 votingWeight;
  uint16 distrWeight;
  uint16 para;
}

function listingRuleParser(bytes32 sn) public pure
returns(ListingRule memory rule) {
  uint _sn = uint(sn);

  rule = ListingRule({
    seqOfRule: uint16(_sn >> 240),
    titleOfIssuer: uint16(_sn >> 224),
    classOfShare: uint16(_sn >> 208),
    maxTotalPar: uint32(_sn >> 176),
    titleOfVerifier: uint16(_sn >> 160),
    maxQtyOfInvestors: uint16(_sn >> 144),
    ceilingPrice: uint32(_sn >> 112),
    floorPrice: uint32(_sn >> 80),
    lockupDays: uint16(_sn >> 64),
    offPrice: uint16(_sn >> 48),
    votingWeight: uint16(_sn >> 32),
    distrWeight: uint16(_sn >> 16),
    para: uint16(_sn)
  });
}

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Listing Rule Attributes
Type	Name	Meaning
uint16	seqOfRule	The sequence number of the specific Rule. For a Listing Rule, this sequence number ranges from 1024 to 1280.
uint16	titleOfIssuer	The title number of the issuer authorized, pursuant to this Listing Rule, to invoke the function of issuing new shares by listing.
uint16	classOfShare	The class number of the shares to be issued and traded by listing pursuant to this Listing Rule.
uint32	maxTotalPar	The maximum aggregate par value of the class of shares that may be traded by listing pursuant to this Listing Rule.
uint16	titleOfVerifier	The title number of the Verifier authorized to verify, approve, revoke, or restate the Qualified Investor role for users eligible to purchase or sell the company's shares.
uint16	maxQtyOfInvestors	The maximum total number of investors eligible to purchase or sell the company's shares, which may be set to unlimited by specifying zero.
uint32	ceilingPrice	The maximum price that shall not be exceeded when issuing new shares by listing.
uint32	floorPrice	The minimum price that shall not be lower than when issuing new shares by listing.
uint16	lockupDays	The number of days during which the shares are locked from sale, calculated from the date they are purchased by listing.
uint16	offPrice	The minimum price that shall not be lower than when trading shares by listing.
uint16	votingWeight	The voting weight assigned to the new class of shares to be issued by listing.
uint16	distrWeight	The distribution weight assigned to the new class of shares to be issued by listing.
uint16	para	A reserved parameter for future use.

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3.3.2. Terms

"Terms" are defined in form of independent smart contracts, and are relied on structured data objects and their methods to define specific pre-conditions of rights and intermediate parameters algorithm.

Each term has its own sequence number, so it's quite easy to set up a mapping from "title number" to the "address of term".

Term Mapping
// title => body mapping(uint256 => address) terms;

Currently the terms include the following types: Anti Dilution, Lock Up, Drag Along, Tag Along, Put Option and Call Option.

(1) Anti Dilution (No. 1 Term)

Anti-Dilution is a special smart contract designed to protect existing shareholders from dilution caused by the issuance of new shares at a lower price, which would otherwise dilute the effective per-unit acquisition price of their shares (calculated as acquisition cost divided by aggregate par value). The mechanism establishes benchmark prices for different classes of shares and specifies the shareholders' user number of the parties responsible for providing anti-dilution compensation (typically the company's controlling shareholder). If new shares are issued at a price below the applicable benchmark price, the obligated party must compensate the entitled shareholders through a gratuitous transfer of equity, until the weighted-average acquisition price of the entitled shareholders is adjusted to align with the new issuance price.

44

To facilitate the drafting and amendment of the Anti Dilution by users, the following lists the editorial API interfaces that may be invoked by external accounts.

Structure of Benchmark and Ruler

// IAntiDilution.sol (No.1 Term)

  struct Benchmark{
    uint16 classOfShare;
    uint32 floorPrice;
    EnumerableSet.UintSet obligors;
  }

  struct Ruler {
    // classOfShare => Benchmark
    mapping(uint256 => Benchmark) marks;
    EnumerableSet.UintSet classes;
  }

Editorial Interfaces of Anti Dilution
API	Description of Functions and Parameters
function addBenchmark( uint256 class, uint price ) external;	Add an anti-dilution benchmark specifying that the issue price of shares with class sequence number class shall not be lower than price.
function removeBenchmark( uint256 class ) external;	Remove the anti-dilution benchmark applicable to the issue price of shares with class sequence number class.
function addObligor( uint256 class, uint256 obligor ) external;	Add a user with sequence number obligor who shall assume the compensation liabilities if the issue price of shares with class sequence number class falls below its anti-dilution benchmark.
function removeObligor( uint256 class, uint256 obligor ) external;	Remove the user with sequence number obligor from the group responsible for assuming the compensation liabilities arising from the anti-dilution obligation applicable to shares with class sequence number class.

45

(2) Lock Up (No.2 Term)

Lock Up is a specialized smart contract designed to define and monitor shares subject to transfer restrictions. For each locked shares, the contract assigns a dedicated "locker" that records the lock-up expiration date and the user numbers of the designated "key holders" whose consent is required for any early release. The subject share may be transferred prior to the expiration of the lock-up period only with the unanimous consent of all key holders; otherwise, the system will automatically reject the proposed transfer. If the lock-up expiration date is set to zero, the share shall remain permanently locked and non-transferable unless all key holders unanimously approve its release.

To facilitate the drafting and amendment of the Lock Up by users, the following lists the editorial API interfaces that may be invoked by external accounts.

Structure of Locker
// ILockUp (No.2 Term) struct Locker { uint48 dueDate; EnumerableSet.UintSet keyHolders; }

Editorial Interfaces of Lock Up
API	Description of Functions and Parameters
function setLocker( uint256 seqOfShare, uint dueDate ) external;	Set the locker for the specific share with sequence number seqOfShare to be locked from sale until dueDate.
function delLocker( uint256 seqOfShare ) external;	Delete the locker for the specific share with sequence number seqOfShare.
function addKeyholder( uint256 seqOfShare, uint256 keyholder ) external;	Add the user with number keyholder, who is required to vote on the motion to unlock the locker for the share with sequence number seqOfShare before the due date.
function removeKeyholder( uint256 seqOfShare, uint256 keyholder ) external;	Remove the user with number keyholder, who is required to vote on the motion to unlock the locker for the share with sequence number seqOfShare before the due date.

46

(3) Drag/Tag Along (No.3 ~ No.4 Term)

Drag/Tag Along is a specialized smart contract designed to define and execute coordinated share transfer arrangements. Under a Drag Along, when a selling shareholder intends to transfer shares, it may require specified obligors to sell their shares alongside, enabling the buyer to acquire a larger proportion of the company's equity. Under a Tag Along, designated right holders may require the seller to allow them to sell their shares on the same price and terms, thereby facilitating a joint exit.

The contract uses a Link Rule, encoded in bytes32, to define the exercise start date, exercise period, minimum Drag Along price, or minimum annualized ROE, along with other exercise conditions and timelines. It uses the selling shareholder's user number to identify the data object Link which is further consists of the Link Rule and the followers (i.e. the Drag Along obligors or Tag Along right-holders participating in the transfer). Exercise conditions may include a change of company control or may be unconditional, depending on the terms.

To facilitate the drafting and amendment of the Drag/Tag Along by users, the following lists the editorial API interfaces that may be invoked by external accounts.

47

Structure of LinkRule

// Link Rule

struct LinkRule {
  uint48 triggerDate;
  uint16 effectiveDays;
  uint8 triggerType;
  uint16 shareRatioThreshold;
  uint32 rate;
  bool proRata;
  uint16 seq;
  uint16 para;
  uint16 argu;
  uint16 ref;
  uint64 data;
}

function linkRuleParser(bytes32 sn) public pure returns (LinkRule memory rule) {
  uint _sn = uint(sn);

  rule = LinkRule({
    triggerDate: uint48(_sn >> 208),
    effectiveDays: uint16(_sn >> 192),
    triggerType: uint8(_sn >> 184),
    shareRatioThreshold: uint16(_sn >> 168),
    rate: uint32(_sn >> 136),
    proRata: uint8(_sn >> 128) == 1,
    seq: uint16(_sn >> 112),
    para: uint16(_sn >> 96),
    argu: uint16(_sn >> 80),
    ref: uint16(_sn >> 64),
    data: uint64(_sn)
  });
}

// LinksRepo.sol

struct Link {
  RulesParser.LinkRule linkRule;
  EnumerableSet.UintSet followersList;
}

struct Repo {
  // dragger => Link
  mapping(uint256 => Link) links;
  EnumerableSet.UintSet draggersList;
}

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Link Rule Attributes
Type	Name	Meaning
uint48	triggerDate	The commencement date on which a Drag/Tag-Along right holder may begin to exercise such right.
uint16	effectiveDays	The number of days, commencing from the trigger date, during which a Drag/Tag-Along right holder may exercise such right.
uint8	triggerType	The trigger condition codes applicable to the Drag/Tag-Along right, as follows: 00-Unconditional; 01-Change of Company Control; 02-Change of Company Control with a Transaction Price exceeding the specified threshold; and 03-Change of Company Control with a Return on Equity exceeding the specified threshold.
uint16	shareRatioThreshold	The voting-points ratio threshold above which the relevant shareholder shall be deemed to be the controller of the company.
uint32	rate	The minimum price threshold or minimum ROE threshold above which the Drag-Along rights may be triggered.
bool	proRata	A Boolean flag indicating whether claimants shall allocate the quota pro rata to their claimed amounts if the accepted Tag-Along amount is insufficient.

Editorial Interfaces of Drag/Tag Along
API	Description of Functions and Parameters
function addDragger( bytes32 rule, uint256 dragger ) external;	Add the user with sequence number dragger to the link rule codified as rule to establish a new Drag/Tag-Along arrangement.
function removeDragger( uint256 dragger ) external;	Remove the user with sequence number dragger to delete the corresponding Drag/Tag-Along arrangement.
function addFollower( uint256 dragger, uint256 follower ) external;	Add the user with sequence number follower to the Drag/Tag Along arrangement associated with the selling party identified by the user sequence number dragger.
function removeFollower( uint256 dragger, uint256 follower ) external;	Remove the user with sequence number follower from the Drag/Tag Along arrangement associated with the selling party identified by the user sequence number dragger.

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(4) Put/Call Option

Put/Call Option is a specialized smart contract designed to define and enforce the compulsory purchase or sale of a specified quantity and class of shares at a predetermined price. By flexibly configuring the exercise conditions, it can be used to implement complex equity investment arrangements, such as valuation adjustments and mandatory buybacks.

To facilitate the drafting and amendment of the Put/Call Option by users, the following lists the editorial API interfaces that may be invoked by external accounts.

Structure of Linking Rule

// OptionsRepo

struct Head {
  uint32 seqOfOpt;
  uint8 typeOfOpt;
  uint16 classOfShare;
  uint32 rate;
  uint48 issueDate;
  uint48 triggerDate;
  uint16 execDays;
  uint16 closingDays;
  uint40 obligor;
}

function snParser(bytes32 sn) public pure returns (Head memory head) {
  uint _sn = uint(sn);

  head = Head({
    seqOfOpt: uint32(_sn >> 224),
    typeOfOpt: uint8(_sn >> 216),
    classOfShare: uint16(_sn >> 200),
    rate: uint32(_sn >> 168),
    issueDate: uint48(_sn >> 120),
    triggerDate: uint48(_sn >> 72),
    execDays: uint16(_sn >> 56),
    closingDays: uint16(_sn >> 40),
    obligor: uint40(_sn)
  });
}

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Structure of Cond

// CondsRepo

struct Cond {
  uint32 seqOfCond;
  uint8 logicOpr;
  uint8 compOpr1;
  uint64 para1;
  uint8 compOpr2;
  uint64 para2;
  uint8 compOpr3;
  uint64 para3;
}

function snParser(bytes32 sn) public pure returns(Cond memory cond)
{
  uint _sn = uint(sn);

  cond = Cond({
    seqOfCond: uint32(_sn >> 224),
    logicOpr: uint8(_sn >> 216),
    compOpr1: uint8(_sn >> 208),
    para1: uint64(_sn >> 144),
    compOpr2: uint8(_sn >> 136),
    para2: uint64(_sn >> 72),
    compOpr3: uint8(_sn >> 64),
    para3: uint64(_sn)
  });
}

Editorial Interfaces of Put/Call Option
API	Description of Functions and Parameters
function createCond( bytes32 snOfOpt, bytes32 snOfCond, uint rightholder, uint paid, uint par ) external returns (OptionsRepo.Head memory head);	Create a new Put/Call Option under which the option terms are codified as snOfOpt, the trigger condition is codified as snOfCond, the paid value is paid, the par value is par, and the right holder is the user identified by sequence number rightholder.
function delOption( uint256 seqOfOpt ) external returns(bool flag);	Remove the Put/Call Option identified by the sequence number seqOfOpt.
function addObligorIntoOpt( uint256 seqOfOpt, uint256 obligor ) external returns (bool flag);	Add the obligor identified by user sequence number obligor to the Put/Call Option identified by sequence number seqOfOpt.
function removeObligorFromOpt( uint256 seqOfOpt, uint256 obligor ) external returns (bool flag);	Remove the obligor identified by user sequence number obligor from the Put/Call Option identified by sequence number seqOfOpt.

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3.3.3. Editorial APIs of Shareholders Agreement

Therefore, Shareholders Agreement can be deemed as a data base comprises of "rules mapping" and "terms mapping", which is to dynamically define the parameters and attributes of different rules so as to retrieve them in runtime. As for the functions of Rules Parser and Terms, they are to set up models for the rules and terms in line with legal logic, and to abstractly define their core attributes and methods, thereafter, expose certain APIs so as for users to dynamically define various attributes or parameters of those rules and terms accordingly. So that, during runtime, in accordance with user's commands, specific Bookkeeper may search Shareholders Agreement as per the predefined logic of specific legal behavior, to get specific attribute or parameter of certain rule, and then, to further determine certain condition or to further control certain process.

The external APIs of the Shareholders Agreement are primarily used to add, remove, or query Terms and Rules. To facilitate the drafting and amendment of the Shareholders Agreement by users, the following lists the editorial API interfaces related to contract drafting and inquiry that may be invoked by external accounts.

Editorial Interfaces of Shareholders Agreement
API	Description of Functions and Parameters
function createTerm( uint title, uint version ) external;	Create a clone smart contract using the term's sequence number title and version number version, and add the address of the cloned instance into the terms mapping.
function removeTerm( uint title ) external;	Remove the clone smart contract identified by the term's sequence number title.
function getTerm( uint title ) external view returns (address termAddr);	Get the address of the clone smart contract identified by the term's sequence number title.
function addRule( uint seqOfRule, bytes32 rule ) external;	Add the Rule encoded in bytes32 as rule and identified by the Rule's sequence number seqOfRule into the rules' mapping.
function removeRule( uint256 seqOfRule ) external;	Remove the rule identified by sequence number seqOfRule.
function finalizeSHA() external;	Transfer the special Roles with write authority over the Terms and this Shareholders Agreement to "Zero" to permanently lock their contents.

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3.3.4. Signature Page

Signature Page is an independent, reusable and inheritable component smart contract that defines several key attributes of contract's execution, including contractual parties, signature fields, signing deadline and closing deadline etc..

Shareholders Agreement and Investment Agreement both inherit Signature Page as a special component to define and record information related to the contract execution.

To facilitate the drafting and amendment of the Signature Page by users, the following lists the editorial API interfaces that may be invoked by external accounts.

Structure of Signature Page

// SigsRepo.sol

struct Signature {
  uint40 signer;
  uint48 sigDate;
  uint64 blocknumber;
  bool flag;
  uint16 para;
  uint16 arg;
  uint16 seq;
  uint16 attr;
  uint32 data;
}

struct Blank{
  EnumerableSet.UintSet seqOfDeals;
  Signature sig;
  bytes32 sigHash;
}

struct Page {
  // party => Blank
  mapping(uint256 => Blank) blanks;
  EnumerableSet.UintSet buyers;
  EnumerableSet.UintSet sellers;
}

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Editorial Interfaces of Signature Page
API	Description of Functions and Parameters
function setTiming( bool initPage, uint signingDays, uint closingDays ) external;	Set the timing parameters for signingDays and closingDays on the initial page when initPage is true, or on the second page when initPage is false. This function shall be invoked by the attorney responsible for drafting the relevant contract.
function addBlank( bool initPage, bool beBuyer, uint256 seqOfDeal, uint256 acct ) external;	Add a new blank on the initial page when initPage is true, or on the second page when initPage is false, for the seller when beBuyer is false or for the buyer when beBuyer is true, in connection with the deal identified by sequence number seqOfDeal, for the intended signer with user number acct. This function may be invoked by the attorney responsible for drafting the relevant contract, or by the relevant Sub Keeper when exercising special shareholders' rights.
function removeBlank( bool initPage, uint256 seqOfDeal, uint256 acct ) external;	Remove the blank from the initial page when initPage is true, or from the second page when initPage is false, in relation to the deal identified by sequence number seqOfDeal, for the intended signer identified by user number acct. This function may be invoked by the attorney responsible for drafting the relevant contract, or by the relevant Sub Keeper when exercising special shareholders' rights.

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3.4. Investment Agreement

Investment Agreement dynamically defines all necessary elements of deals for issuing or transferring shares, such as the subject equity shares, price, amounts, buyer's identity, signing deadline, closing deadline, contractual parties and so on.

After an Investment Agreement is properly signed on-chain, the parties can call the relevant API of Bookkeepers to push forward the rest procedures concerning the deals' execution, like General Meeting's reviewing and approving, paying consideration and closing etc. The relevant Bookkeepers will, strictly in line with the rules and terms set out in Shareholders Agreement, automatically verify the caller's identy, check the fulfillment of pre-conditions, and control the transaction's procedure, until realizing the final business purpose ---- updates the Register of Shares.

The nature of Investment Agreement is actually a special script (or, a batch file) consisting of a series of write operation commands to update the book-entry states of the equity shares (i.e. update the Register of Shares), which will be automatically executed in an orderly manner, under the control of the relevant Bookkeepers in line with predefined conditions and procedures set out in the Shareholders Agreement, and will eventually realize the business objectives of updating book-entry states of equity shares, i.e. to realize the legal consequences of issue new shares or transfer existing shares.

If there are any special arrangements stipulated in Shareholders Agreement, such as "First Refusal", "Drag-Along", "Tag-Along", or "Anti-Dilution" etc., the right holders can call the relevant API of Bookkeeper to exercise their rights during the specific exercising period, then, Bookkeeper will automatically change the counter party (for first refusal), add free transaction for gift shares (for anti-dilution), or add new transactions with the same price and conditions (for drag-along or tag-along), in accordance with the algorithm and methods defined in Shareholders Agreement, so as to realize the business purpose thereof.

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Inside Investment Agreement, the substantive elements of a share transaction (subject equity, buyer, amount, price, closing deadline, etc.) are defined by a type of structured object, called "Deal"; while, the procedural elements (such as contract parties, signing deadline, closing deadline, etc.) are defined by a reusable and inheritable smart contract component, called "Signature Page".

3.4.1. Deal

The object of Deal defines all necessary factors to issue new shares or transfer existing shares in Register of Shares, which also defines a hash lock in form of bytes32 for parties to arrange off-chain or cross-chain payment for equity consideration.

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Structure of Object Deal

struct Head{
    uint8 typeOfDeal;
    uint16 seqOfDeal;
    uint16 preSeq;
    uint16 classOfShare;
    uint32 seqOfShare;
    uint40 seller;
    uint32 priceOfPaid;
    uint32 priceOfPar;
    uint48 closingDeadline;
    uint16 votingWeight;
}

struct Body{
    uint40 buyer;
    uint40 groupOfBuyer;
    uint64 paid;
    uint64 par;
    uint8 state;
    uint16 para;
    uint16 distrWeight;
    bool flag;
}

struct Deal{
    Head head;
    Body body;
    bytes32 hashLock;
}

The share transactions can be categorized into three basic types: "capital increase", "external transfer", and "internal transfer" as per the different types of buyer, and, by combinations of these 3 basic types, it can be further deduced into 7 types of deals in total. In Shareholders Agreement, different voting rules can be tailored for each of the said 7 types, so as to satisfy the customized requirements of investors.

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3.4.2. Editorial APIs of Investment Agreement

The external APIs of the Investment Agreement are primarily used to add, remove, or query Deal. In addition, to accommodate transaction requirements such as lock-up and closing of the subject shares, as well as the exercise of special shareholder rights, Investment Agreement reserves some other interfaces that may be automatically invoked by the relevant Sub Keeper in the course of executing the foregoing processes, so as to automatically update the status of the relevant variables.

To facilitate the drafting and amendment of the Investment Agreement by users, the following lists the editorial API interfaces related to contract drafting that may be invoked by external accounts.

Editorial Interfaces of Investment Agreement
API	Description of Functions and Parameters
function addDeal( bytes32 snOfDeal, uint buyer, uint groupOfBuyer, uint paid, uint par, uint distrWeight ) external;	Create and add a Deal object to the Investment Agreement with the transaction parameters encoded in bytes32 form as snOfDeal, the intended buyer identified by user number buyer, the representative of the buyer's affiliated group identified by user number groupOfBuyer, the paid value of the transaction as paid, the corresponding par value as par, and the distribution weight for the new class in a capital increase transaction as distrWeight.
function delDeal(uint256 seq) external;	Remove the Deal identified by sequence number seq.
function finalizeIA() external;	Finalize the Investment Agreement and lock its contents.

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3.4.3. Signature Page

Signature page is an independent, reusable and inheritable component smart contract that defines several key attributes of contract's execution, including contractual parties, signature fields, signing deadline and closing deadline etc..

Investment Agreement defines an initial Signature Page and a supplemental Signature Page, the former is to be signed by the contracting parties during the contract's formation, while the latter will be automatically filled up by Bookkeeper when the relevant right holders exercise their special rights (such as "First Refusal", "Tag-along, "Drag-along", and "Anti-Dilution" etc.)

When a party calls the API of Bookkeeper to sign an Investment Agreement, Bookkeeper will record the block number and timestamp of the signing action in the signature field, moreover, the signature field also can store a special hash value generated by hashing handwriting signatures or scanned copy of company seal, which can be used to verify digital documents in future.

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4. Identification and Access Control

The smooth and safe operation of the system heavily relies on users' access control and routing control of write commands. In other words, for the calling commands which can change the world states ("write commands"), it is vital important to review and verify the identity and authority of the message sender (i.e. the calling account that send out the commands), and at the same time, the smart contract that received the write commands also needs to strictly control their further routing path, i.e. the target contract's address as well as its API to be further called. In brief, by strict controlling the write commands' routing path from two directions of "receiving" and "sending", the information of the whole system can be updated as per the predefined commercial and legal logic.

The write commands in the system can be divided into three categories:

(1) System Configuration: refers to the contracts drafting and system configuration actions triggered by external accounts, which will NOT lead to legal consequences;

(2) Legal Acts: refers to the share transaction and corporate governance activities triggered by external accounts, which WILL directly lead to legal consequences; and

(3) Algorithmic Control: refers to the write commands sent by Bookkeeper, upon receiving the previous two types of write commands, in accordance with the predefined algorithms of system, in an orderly manner and be able to change the states of other smart contracts like Registers, Shareholders Agreement, or Investment Agreement.

For the above write commands, the system adopts three verification methods as per their different nature of behaviors and scopes of influence.

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4.1. Access Control Mechanism on smart contracts' level

For System Configuration and Algorithmic Control, these two types of write commands do not dispose any book-entry interests of the system, and usually only take effects within the scope of the company, therefore, belong to the category of technique activities like system configuration, algorithmic control, and operation maintenance. Therefore, ComBoox adopts special smart contracts of Ownable, Access Control and Draft Control, which are inheritable and with component attributes, to verify identity of message sender by means of checking their address at the level of each smart contract.

4.1.1. Ownable

Ownable is a reusable, inheritable, component-based smart contract, which specialized in defining address accounts of "Owner" and "Reg Center". Clone contracts and proxy contracts created through Reg Center are descendant contracts of the Ownable contract. The address of Reg Center cannot be changed once it is set, while the Owner can transfer its role to other accounts.

Interface of Ownable

struct Admin{
    address addr;
    uint8 state;
}

event SetNewOwner(address indexed owner);

function initialize(address owner, address regCenter) external;

function setNewOwner(address acct) external;

function getOwner() external view returns (address);

function getRegCenter() external view returns (address);

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4.1.2 Access Control

Access Control is a reusable, inheritable, component-based smart contract. Each and every smart contracts of the system are all descendant contracts of Access Control, so they all can use the methods and attributes inherited from Access Control to define roles with different write permissions and to verify them accordingly. Access Control defines two special roles "Direct Keeper" and "General Keeper".

Variables and Interface of Access Control

Admin internal _dk;
address internal _gk;

event SetDirectKeeper(address indexed keeper);

function upgradeDocTo (address newImplementation) external;

function initKeepers(address dk, address gk) external;

function setDirectKeeper(address keeper) external;

function takeBackKeys(address target) external;

function getDK() external view returns (address);

function getGK() external view returns (address);

4.1.3. Draft Control

Draft Control is a reusable, inheritable, component-based smart contract designed to define role groupings and their verification logic at the smart contract level. It is a descendant contract of Access Control and introduces a specialized role group known as Attorneys, whose administrative authority is assigned to a role referred to as the General Counsel. Only the EOA having Attorney role may edit or configure the terms of Investment Agreement or Shareholders Agreement.

Therefore, Investment Agreement, Shareholders Agreement, Alongs, AntiDilution, LockUp, and Options are all descendant contracts of Draft Control.

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Structure of Role and Roles Repo
struct Role{ address admin; mapping(address => bool) isMember; } struct Repo{ mapping(bytes32 => Role) roles; }

Variables and Interfaces of Draft Control

bytes32 private constant _ATTORNEYS = bytes32("Attorneys");

RolesRepo.Repo private _roles;

event SetRoleAdmin(bytes32 indexed role, address indexed acct);

event LockContents();

function setRoleAdmin(bytes32 role, address acct) external;

function grantRole(bytes32 role, address acct) external;

function revokeRole(bytes32 role, address acct) external;

function renounceRole(bytes32 role) external;

function abandonRole(bytes32 role) external;

function lockContents() external;

function isFinalized() external view returns (bool);

function getRoleAdmin(bytes32 role) external view returns (address);

function hasRole(bytes32 role, address acct) external view returns (bool);

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4.1.4. Owner

Owner can be initially set by the account deploying the smart contract, which has the authority to create new group of roles and to appoint admin of the group. From commercial and legal view, Owner maps the role of "shareholder" of a company who has the rights to create, propose, review, and voting on approval of the legal documents like contracts, bylaws as well as motions of the General Meeting.

Owner can transfer its role to other accounts, and, will lose its role as Owner thereafter. Direct Keeper is the special role that cannot be influenced by Owner, which ensures its relative independence with respect to the roles appointment and control rights assignment, so as to check and balance the power of Owner from the perspective of system maintenance or duties independence.

4.1.5. Direct Keeper

Direct Keeper can be initially set by the account deploying of the smart contract, which has special authority to configure system, mapping the role of "Company Secretary" or "Accountants" from the commercial and legal view, the authority design of which reflects the characteristics of "Company Secretary" who is relatively independent from shareholders and senior executives in system maintenance and assuming independent responsibilities.

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Direct Keeper can transfer its role to other accounts, and will lose the role of Direct Keeper thereafter.The General Keeper and all Registers inherit the standard smart contract of "UUPSUpgradeable", thereby possessing the capability to be upgraded without any change to their respective addresses or state variables. Only the Direct Keeper or the General Keeper is authorized to invoke the "upgradeTo()" function. Accordingly, the Company may elect to upgrade its General Keeper or Registers through either of the following methods: (i) by utilizing the General Keeper to transmit a pre-programmed payload to the target smart contract in order to trigger the upgrade function, or (ii) by transferring the Direct Keeper role to an externally owned account (EOA) and causing such EOA to invoke the upgrade function directly. The former method is subject to the Members' voting procedures and is therefore more secure, whereas the latter method is comparatively simpler to execute, as it does not require the programming or encoding of complex payloads.

All write APIs of the Sub-Keepers are designed to be invoked exclusively through delegate calls initiated by the respective General Keeper; accordingly, all computations are performed within the context of the calling General Keeper. In this manner, any read or write commands sent by the Sub-Keepers may only be directed to the Registers' address retrieved by the calling General Keeper through its "getBook()" function. As a result, external accounts and third-party contracts are effectively precluded from interfering with the Company's governance activities, thereby ensuring that the Company's book-entry records operate securely and automatically, without human intervention.

In addition, all write APIs of the Registers are restricted to access solely by their respective Direct Keeper or General Keeper. During the creation and initialization of the Company's book-entry system, the Direct Keeper role of each Register is assigned to the relevant General Keeper. Thereafter, access to the write APIs of the Registers shall be restricted exclusively to the General Keeper. This restriction serves as a second layer of security to prevent unauthorized external access.

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The "Direct Keeper" of General Keeper has the following special authorities:

(1) Set and update the registration address for each SubKeeper and Register;

(2) Appoint or remove the "Direct Keeper" for each of the SubKeeper and Register;

(3) Input off-chain "oracle" data (e.g. financial data such as revenue, net profit, etc.) into the system as trigger conditions for exercising certain shareholders rights; and

(4) Set up hash lock for pay-in capital, so as for new share subscribers can automatically obtain their Certificates of Contribution upon paying their capital contribution.

Therefore, the characters of its authority are quite similar to "Company Secretary" or "Chief Accountant".

If Direct Keeper of General Keeper transfers its role to the General Keeper, then it means the possibility of human interference with the company's book-entry system is completely abandoned, and the system will automatically operate strictly in accordance with the Shareholders Agreement by smart contracts.

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4.1.6. General Counsel and Attorneys

General Counsel is the admin of the roles group of Attorneys and has authorities to grant Attorney role to any account addresses.

Attorneys can quit their role as Attorney by calling the "Renouce Role" API, and General Counsel can call the "Abandon Role" API to fire all Attorneys at once.

For two types of smart contracts, Shareholders Agreement and Investment Agreement, only Attorney can call their write APIs to "draft" the contents of the contracts (such as rules and terms of Shareholders Agreement), or the deal's elements for trading shares (such as the subject share, price, amount), as well as the procedural conditions concerned (such as the contractual parties, signing deadline, and closing deadline etc.).

Therefore, after creating a smart contract of Shareholders Agreement or Investment Agreement, the creating shareholder as the "Owner" needs to appoint a "General Counsel" (which can further appoint one or more Attorneys) to "draft" the rest terms of the contents. After drafting, Owner can review and confirm the contract contents and then calls "Lock Contents" API to revoke the appointment for all attorneys at once, and to transfer the role of Owner to "zero address", so that, the contents can no longer be altered manually.

It should be emphasized that if Owner does not transfer its role to "zero address", it still can modify the contract by reappointing other address as "General Counsel" or "Attorneys".

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4.2. Commands Routing Mechanism within the company

The General Keeper serves as the sole entry point for all write commands relating to legal acts and maintains two mappings to record, retrieve and route commands to the addresses of the Sub-Keepers and Registers by reference to their respective sequence numbers. Accordingly, upon receiving any write command, the General Keeper utilizes the Sub-Keeper mapping to route such command to the appropriate address.

Address Mappings in General Keeper
mapping(uint256 => address) private _books; mapping(uint256 => address) private _keepers;

Sub-Keepers constitute the core computational layer governing identity verification, conditions, procedures, and the legal consequences of relevant actions. They do not store any state variables and operate in a manner analogous to libraries, being invoked exclusively through delegate calls initiated by the General Keeper. Accordingly, any calls routed through the Sub-Keepers are executed within the context of the General Keeper, such that the General Keeper is reflected as the "msg.sender".

All write APIs of the Registers are accessible solely by their respective Direct Keeper or the General Keeper. Upon the creation of each Register, the address of the General Keeper is permanently recorded therein, and the Direct Keeper role is transferred to the General Keeper in the initiation process. Consequently, command calls initiated by the General Keeper and routed through the Sub-Keepers via delegate call are duly verified and permitted to access the relevant APIs of the Registers. Conversely, any unauthorized calls originating from accounts other than the General Keeper are effectively excluded and blocked.

Through this mechanism, the General Keeper automatically routes write commands to the appropriate Sub-Keeper, and the specific algorithms defined within each Sub-Keeper are executed within the context of the General Keeper, such that all computations are performed against the General Keeper's state.

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As a result, external accounts and third-party contracts are effectively precluded from interfering with the Company's governance activities, thereby ensuring that the Company's book-entry records operate securely and autonomously, without human intervention.

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4.3. Users Identification Mechanism for Entire Platform

Legal Acts directly govern the disposal of book-entry interests, carrying significant commercial and legal implications. They may also give rise to relationships with other companies registered within the ComBoox system. Accordingly, the platform incorporates a dedicated smart contract, known as the Reg Center, along with a suite of methods designed for user identification. These mechanisms ensure robust identity verification across the entire system.

"Users" in the platform of ComBoox:

(1) can be shareholders, directors, managers within the Company, or the creditors, delegates, or agents outside of the Company;

(2) can establish a contractual relationship with one company, or establish legal relationships with multiple companies simultaneously;

(3) can be a natural person who controls on-chain behaviors through an external account, or a legal person who exercises its corporate legal rights through a contract account.

Therefore, ComBoox adopts a special smart contract Reg Center to manage all the digital identities of users of the entire platform.

ComBoox only takes the account address as the sole label to identify a user, and does not touch the name, nationality, residence or any other social characters of a natural person or a legal person. Therefore, strictly speaking, it is only the "digital identity" that the system actually manages or verifies.

This "de-identified" identity management model is shaped, on the one hand, by the inherent technical characteristics of public blockchain, and on the other, by its effectiveness in safeguarding users' personal privacy.

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Nevertheless, almost all countries have real-name requirements like KYC or Anti-Money Laundering for commercial activities such as investment, financing, lending, payment, and foreign exchange etc. So please consult with legal experts of the relevant jurisdictions to seek professional advice on securities laws, anti-money laundering laws and other relevant legal issues so as to ensure all the arrangements and activities can be designed and carried out in a legal way.

With the concept of distributed digital identity, Reg Center uses a special user number mapping to register and manage users' identities, and at the same time, it also provides a query API for all smart contracts of the system to query and verify the users' identity in runtime.

4.3.1. User Number Mapping

User Number Mapping takes a structure as "address => uint256", which can be queried via special APIs for a specific account's user number with the corresponding address.

User Number Mapping
// key => userNo mapping(address => uint) userNo;

When users exercise their rights, the Sub-Keepers of the relevant company invoke the query API of the Reg Center, through a dedicated library smart contract known as Royalty Charge. This Royalty Charge enables the Sub-Keepers to retrieve the user number of the message sender. The system then verifies the user's identity and access rights based on the records maintained in the corresponding Register.

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Royalty Charge
event ChargeRoyalty(
  uint indexed typeOfDoc, uint version, uint indexed rate,
  uint indexed user, uint author
);

function msgSender(
  address target,
  uint typeOfDoc,
  uint version,
  uint rate
) external returns(uint40 usr) {
    address gk = address(this);
    uint author =
      gk.getRCByGK().getTemp(
        typeOfDoc,
        version
      ).head.author;

  usr = _rc.getUserNo(
    msgSender, rate * (10 ** 10), head.author
  );
  emit ChargeRoyalty(
    head.typeOfDoc, head.version, rate, usr, head.author
  );
}

Get UserNo Function in Users Repo
function getUserNo(Repo storage repo, address msgSender) public view returns(uint40) {

  uint40 user = uint40(repo.userNo[msgSender]);

  if (user > 0) return user;
  else revert ("UR.getUserNo: not registered");

}

For example, when shareholders exercise voting rights, GMM Keeper of the company will firstly call Reg Center to query the user number of the message sender, upon receiving the response, GMM Keeper will further call Register of Members to check whether the user is a member of the company. If the answer is yes, GMM Keeper will continue to execute the rest codes accordingly, otherwise, it will terminate the process and return an error message instead.

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4.3.2. User Registration

Before using any write functions of ComBoox, users need to apply for a registration number first (only checking, query or conduct other read operations on the platform of ComBoox does not require registration). Reg Center will assign a unique user number to the applicant as per its account address automatically.

Object User and Reg-User Function

struct Key {
  address pubKey;
  uint16 discount;
  uint40 gift;
  uint40 coupon;
}

struct User {
  Key primeKey;
  Key backupKey;
}

struct Repo {
  // userNo => User
  mapping(uint256 => User) users;
  // key => userNo
  mapping(address => uint) userNo;
  LockersRepo.Repo lockers;
}

function regUser(Repo storage repo, address msgSender) public returns (User memory )
{
  if (msgSender == address(0))
    revert USRR_WrongInput(bytes32("USRR_ZeroAddress"));

  if (usedKey(repo, msgSender))
    revert USRR_WrongInput(bytes32("USRR_UsedKey"));
  uint userNo = block.timestamp;

  do {
    userNo = uint40(uint(keccak256(abi.encodePacked(
      userNo, msgSender
    ))));
  } while (userNo == 0 || !repo.usersList.add(userNo));

  repo.userNo[msgSender] = userNo;

  User memory user;

  user.primeKey.pubKey = msgSender;

  Rule memory rule = getPlatformRule(repo);

  if (_isContract(msgSender)) {
    user.primeKey.discount = 1;
    user.primeKey.gift = rule.coaRewards;
  } else user.primeKey.gift = rule.eoaRewards;

  repo.users[seqOfUser] = user;

  return user;
}

73

After creating new book-entry system for a company, the creator may call "Create Corp Seal" API of General Keeper to register a specific user number for the company with Reg Center. Reg Center will then assign a user number to the address of the General Keeper, which represents the legal person of the company in ComBoox and can be used to send write commands to exercise rights on behalf of the company concerned. (If creating a new book-entry system by calling the "Create Comp" API of Reg Center, predefined scripts will automatically register a user number for the new company.)

4.3.3. Backup Key

To avoid losing control of user account only because losing private key, ComBoox allows the registered users to set ONE additional account address as "Backup Key" (the account address used in registration process is deemed as "Prime Key"). However, to prevent the circumvention of some contractual obligations like "Lock-Up" or "First Refusal", the system does NOT allow to change the Backup Key or add more keys. Therefore, a user can only have maximum two keys, the "Prime Key" and "Backup Key". The address of "Backup key" can also be recognized by Reg Center as having the same user number as the "Prime Key". Any used account address cannot be used again to register user number or to be set as backup key.

74

Function of Set Backup Key

function setBackupKey(
  Repo storage repo,
  address bKey,
  address msgSender
) public onlyPrimeKey(repo, msgSender) {

  if (msgSender == address(0))
    revert USRR_WrongInput(bytes32("URSBK_ZeroCallerAddress"));
  if (bKey == address(0))
    revert USRR_WrongInput(bytes32("URSBK_ZeroBKeyAddress"));
  if (usedKey(repo, bKey))
    revert USRR_WrongInput(bytes32("URSBK_UsedKey"));

  uint caller = getUserNo(repo, msgSender);

  User storage user = repo.users[caller];

  if (user.backupKey.pubKey != address(0))
    revert USRR_WrongInput(bytes32("URSBK_AlreadySetBackupKey"));

  user.backupKey.pubKey = bKey;
  repo.userNo[bKey] = caller;

}

4.3.4. Permission for Query User Number

The query API of Reg Center for retrieving user number is only accessibly for the contract accounts already registered in ComBoox and the user's own account. If the query sender is not the relevant user's account, a sum of royalty will be charged from the target user's account to pay to the author account when responding the user's number. To prevent malicious consuming the user's royalty, external smart contracts not registered with ComBoox will be blocked in the front end.

75

Function of Get User Number

function getUserNo(address targetAddr, uint fee, uint author) external returns (uint40) {
  uint40 target = _getUserNo(targetAddr);
  if(!docExist(msg.sender))
    revert RC_WrongAccess(bytes32("RC_DocNotRegistered"));
  UsersRepo.Key memory rr = getRoyaltyRule(author);
  address authorAddr = _getUserByNo(author).primeKey.pubKey;
  _chargeFee(targetAddr, fee, authorAddr, rr);
  return target;
}

  function _getUserNo(address targetAddr) internal view returns (uint40) {
    return _users.getUserNo(targetAddr);
}

function getRoyaltyRule(uint author)public view returns (UsersRepo.Key memory) {
  return _users.getRoyaltyRule(author);
}

function _getUserByNo(uint acct) internal view returns (UsersRepo.User memory usr){
  if (_users.isUserNo(acct)) {
    usr = _users.users[acct];
  } else revert BOU_WrongInput(bytes32("BOU_AcctNotRegistered"));
}

76

5. Templates and Version Control

5.1. Proxying and Cloning Technology

ComBoox extensively adopts proxying and cloning technologies in its smart contract architecture. Specifically, it utilizes the data structures, functions, and algorithms defined in implementation template contracts to operate on the state variables of proxy contracts or clone contracts through the delegatecall mechanism. Proxying technology enables a proxy contract to upgrade its underlying logic without altering its address or stored state variables. In comparison with independently deployed contracts, cloning technology significantly reduces the bytecode size and gas consumption associated with contract deployment. The General Keeper and the Registers are deployed by proxying their respective implementation templates, whereas Shareholders' Agreements and Investment Agreements are deployed using cloning techniques.

77

Function of Proxy Doc

function proxyDoc(
  Repo storage repo, uint typeOfDoc, uint version, uint creator
) public returns (Doc memory doc) {
  doc = getTemp(repo, typeOfDoc, version);
  doc.head.creator = uint40(creator);
  if (doc.head.creator == 0)
    revert DocsRepo_WrongInput(bytes32("DR_ZeroCreator"));
  bytes memory data = abi.encodeWithSignature(
      "initialize(address,address)",
      msg.sender,
      address(this)
  );
  doc.body = address(new ERC1967Proxy(doc.body, data));
  _regDoc(repo, doc);
}

function _regDoc(
  Repo storage repo, Doc memory doc
) private {
  doc.head.seqOfDoc = _increaseCounterOfDocs(repo, doc.head.typeOfDoc, doc.head.version);
  doc.head.createDate = uint48(block.timestamp);
  repo.bodies[doc.head.typeOfDoc][doc.head.version][doc.head.seqOfDoc].addr = doc.body;
  repo.heads[doc.body] = doc.head;
}

function _increaseCounterOfDocs(
  Repo storage repo, uint256 typeOfDoc, uint256 version
) private returns(uint64) {
  unchecked {
    repo.bodies[typeOfDoc][version][0].seq =
      repo.bodies[typeOfDoc][version][0].seq == type(uint64).max
        ? 1
        : repo.bodies[typeOfDoc][version][0].seq + 1;
  }
  return repo.bodies[typeOfDoc][version][0].seq;
}

78

Function of Create Clone
/*
The MIT License (MIT)
Copyright (c) 2018 Murray Software, LLC.
Permission is hereby granted, free of charge, to any person obtaining a copy of this software and associated documentation files (the
"Software"), to deal in the Software without restriction, including without limitation the rights to use, copy, modify, merge, publish, distribute, sublicense, and/or sell copies of the Software, and to permit persons to whom the Software is furnished to do so, subject to the following conditions:
The above copyright notice and this permission notice shall be included in all copies or substantial portions of the Software.
THE SOFTWARE IS PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, EXPRESS
OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
IN NO EVENT SHALL THE AUTHORS OR COPYRIGHT HOLDERS BE LIABLE FOR ANY
CLAIM, DAMAGES OR OTHER LIABILITY, WHETHER IN AN ACTION OF CONTRACT,
TORT OR OTHERWISE, ARISING FROM, OUT OF OR IN CONNECTION WITH THE
SOFTWARE OR THE USE OR OTHER DEALINGS IN THE SOFTWARE.
*/
//solhint-disable max-line-length
//solhint-disable no-inline-assembly
function _createClone(address temp) private returns (address result) {
  bytes20 tempBytes = bytes20(temp);
  assembly {
    let clone := mload(0x40)
    mstore(
    clone,
    0x3d602d80600a3d3981f3363d3d373d3d3d363d73000000000000000000000000
    )
    mstore(add(clone, 0x14), tempBytes)
    mstore(
    add(clone, 0x28),
    0x5af43d82803e903d91602b57fd5bf30000000000000000000000000000000000
    )
    result := create(0, clone, 0x37)
  }
}

In addition, contract templates also adopts a lot of delegate call mechanism, i.e.leaving the definitions of data objects, methods and algorithms thereof in public libraries, which further reduced the size of the template contracts, as well as their deploying cost.

79

5.2. Documents Mapping of Reg Center

Another important function of Reg Center is to register and manage the template contracts and their clones, for which Reg Center adopts two mappings. Users can query a document's type, version, author, creator and creation date by its contract address, or, query a document's address by its sequence number.

Documents Mapping Structure

struct Head {
  uint32 typeOfDoc;
  uint32 version;
  uint64 seqOfDoc;
  uint40 author;
  uint40 creator;
  uint48 createDate;
}

struct Body {
  uint32 version;
  uint64 seq;
  address addr;
}

struct Repo {
  // typeOfDoc => version => seqOfDoc => Body
  mapping(uint256 => mapping(uint256 => mapping(uint256 => Body))) bodies;
  // body address => Head
  mapping(address => Head) heads;
  // typeOfDoc set
  EnumerableSet.UintSet typesList;
}

80

5.3. Types of Template Contracts

Currently, there are totally 37 template contracts registered in Reg Center. When creating a new book-entry system for a company, or creating a new Shareholders Agreement or Investment Agreement, actually is deploying one or more proxy or clone contracts based on the templates.

Template Contracts
Name	Name	Name
ROCKeeper	Register of Constitution	FundROCKeeper
RODKeeper	Register of Directors
BMMKeeper	MeetingMinutes
ROMKeeper	RegisterOfMembers
GMMKeeper	RegisterOfShares	FundGMMKeeper
ROAKeeper	RegisterOfAgreements	Alongs
ROOKeeper	RegisterOfOptions	Options
ROPKeeper	RegisterOfPledge	LockUp
SHAKeeper	InvestmentAgreement
LOOKeeper	ListOfOrders	FundLOOKeeper
ROIKeeper	RegisterOfInvestors	FundROIKeeper
Accountant	Cashier	FundAccountant
FundRORKeeper	RegisterOfRedemptions	AntiDilution
GeneralKeeper	ShareholdersAgreement

In ComBoox, the design model for setting corporate governance rules is very flexible. Changing the definition of a specific "rule" and its parsing function, the attributes' composition of the rule will be changed; changing an API's algorithm of a Bookkeeper, the conditions, procedures and consequences of a legal behavior will be revised. And, all these changing methods on the corporate governing rules and terms, can be implemented by means of developing and incorporating new contract templates into the system.

81

Any developer can develop contract templates. These templates can be incorporated into the system upon approval and will become new foundations for proxying or cloning contracts. When users call to proxy or clone contracts, Reg Center will deduct a certain amount of CBP from the caller's account and pay to the template author's account as license fees. The rate of such license fee, together with its promotion policies, can be set and adjusted by the template's author at full discretion.

For detailed arrangements concerning the copyright and license fee, as well as CBP tokens and the economic model of the system, please see the relevant sections of this paper.

82

6. External Write APIs

There are totally 84 external write APIs exposed by the system, which collectively encompass nearly all legal acts relating to corporate governance, share transactions, the payment and receipt of USDC. These APIs are routed to various Sub-Keepers for further processing and execution, thereby effectuating the corresponding legal consequences of each act.

6.1. APIs Routed To ROC Keeper

S.N.	API	Description of Functions and Input Parameters
1	function createSHA( uint version ) external	(Any Member) Create a new shareholders agreement by cloning the Template of the specific version.
2	function circulateSHA( address body, bytes32 docUrl, bytes32 docHash ) external	(The Owner of the draft) Circulate the finalized draft of shareholders agreement deployed at the address of body to the contractual parties for signing, with the URL infomation of docUrl, and hash value of docHash.
3	function signSHA( address sha, bytes32 sigHash ) external	(Parties to the draft) Sign the finalized draft of shareholders agreement deployed at the address of sha, with the hash value of signature as sigHash.
4	function activateSHA( address body ) external	(Any user) Activate the draft of shareholders agreement deployed at the address of body.
5	function acceptSHA( bytes32 sigHash ) external	(Any user) Accept the terms and conditons of SHA in force, with the hash value as sigHash.

83

Flowchart of **Create SHA**

Read
ROC Keeper
Write
createSHA
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
userNo
ROM
isMember (caller)
Yes / No
is Member?
Yes
RegCenter
createDoc (snOfDoc, owner)
Doc object
initiate keepers
AccessControl(doc)
initKeepers (DK, GK)
initiate SHA's default rules
Doc.body
SHA(Doc.body)
initiDefaultRules()
register Draft SHA in ROC
Doc object
ROC
regFile (snOfDoc, addr)
End

84

Flowchart of **Circulate SHA**

Read
ROC Keeper
Write
circulateSHA
get caller's userNo
caller's address
RegCenter
getUserNo (addr, rate, author)
userNo
Draft's address
SigPage(addr)
isParty (caller)
Yes / No
caller is party to Draft SHA?
Yes
Draft's address
DraftControl(addr)
isFinalized()
Yes / No
Draft SHA is finalized?
Yes
update Draft's status to Circulated
Draft's address
SHA(addr)
circulateDoc()
get Signing Days & Closing Days
Draft's address
SHA(addr)
getSigningDays()
getClosingDays()
Signing & Closing Days
get Voting Rule (No. 8)
SHA
get Rule (No. 8)
Voting Rule Object
set state of Draft in ROC as "Circulated"
ROC
circulateFile(addr, signingDays, closingDays, vr, docUrl, docHash)
End

85

Flowchart of **Sign SHA**

Read
ROC Keeper
Write
signSHA
get caller's userNo
RegCenter
getUserNo (draft, rate, author)
userNo
Draft's addr
SigPage(addr)
isParty (caller)
Yes / No
caller is a party to Draft SHA?
Yes
Draft's addr
ROC
getHeadOfFile (addr).state
state
Draft SHA is circulated?
Yes
sign Draft SHA
Draft's addr
SigPage(addr)
signDoc (true, caller, sigHash)
End

86

87

Flowchart of **Accept SHA**

Read Process
ROC Keeper
Write Process
acceptSHA
get caller's userNo
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
add caller as a party to the SHA
SHA
addBlank (false, true, 1, caller)
sign SHA with caller's sigHash
SHA
signDoc(false, caller, sigHash)
End

88

6.2. APIs Routed to ROD Keeper

S.N.	API	Description of Functions and Input Parameters
6	function takeSeat( uint256 seqOfMotion, uint256 seqOfPos ) external	(The elected Director) Assume the director's seat identified by seqOfPos pursuant to the authorization granted under the Motion identified by seqOfMotion.
7	function removeDirector ( uint256 seqOfMotion, uint256 seqOfPos ) external	(The Member having the nomination right) Remove the director on the position numbered as seqOfPos as per the removal Motion numbered as seqOfMotion.
8	function takePosition( uint256 seqOfMotion, uint256 seqOfPos ) external	(The elected officer) Take the officer position identified as seqOfPos pursuant to the authorization granted under the Motion identified as seqOfMotion.
9	function removeOfficer ( uint256 seqOfMotion, uint256 seqOfPos ) external	(The executor) Remove the executive officer on the position numbered as seqOfPos as per the removal Motion numbered as seqOfMotion.
10	function quitPosition( uint256 seqOfPos ) external	(The Director or officer) Quit the position identified as seqOfPos voluntarily.

89

Flowchart of **Take Seat**

Read
ROD Keeper
Write
takeSeat
get caller's userNo
msgSnder's Address
RegCenter
getUserNo
(addr, rate, author)
msgSender' userNo
get Motion
GMM
getMotion
(seqOfMotion)
Motion object
Motion is to
elect officer ?
Yes
execute the
Resolution
seqOfPosition
GMM
execResolution(
seqOfMotion,
seqOfPosition,
caller
)
take the Position
ROD
takePosition
(seqOfPos, caller)
End

90

Flowchart of **Remove Director**

Read
ROD Keeper
Write
removeDirector
get caller's userNo
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
get Motion
seqOfMotion
GMM
getMotion (seqOfMotion)
Motion object
Motion is to remove officer ?
Yes
execute the Resolution
GMM
execResolution(seqOfMotion, seqOfPos, caller)
remove Director
seqOfPosition
ROD
removeOfficer (seqOfPos)
End

91

Flowchart of **Take Position**

Read
ROD Keeper
Write
takePosition
check caller's userNo
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
userNo
get Motion
seqOfMotion
BMM
getMotion (seqOfMotion)
Motion object
Motion is to elect officer ?
Yes
execute the Resolution
BMM
execResolution(seqOfMotion, seqOfPos, caller)
take the Position
ROD
takePosition (seqOfPos, caller)
End

92

Flowchart of **Remove Officer**

Read
ROD Keeper
Write
removeOfficer
check caller's userNo
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
get Motion
seqOfMotion
BMM
getMotion (seqOfMotion)
Motion object
Motion is to remove officer ?
Yes
execute the Resolution
BMM
execResolution(seqOfMotion, seqOfPos, caller)
remove Officer
seqOfPosition
ROD
removeOfficer (seqOfPos)
End

93

Flowchart of **Quit Position**

Read
ROD Keeper
Write
quitPosition
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
quit the Position
ROD
quitPosition (seqOfPos, caller)
End

94

6.3. APIs Routed To BMM Keeper

S.N.	API	Description of Functions and Input Parameters
11	function nominateOfficer( uint256 seqOfPos, uint256 candidate ) external	(The Director having the nomination right) Nominate the user identified by its user number as candidate for the officer's position numbered as seqOfPos.
12	function createMotionToRemoveOfficer( uint256 seqOfPos ) external	(The Director having the nomination right) Create a draft Motion to remove the officer on the position numbered as seqOfPos.
13	function createMotionToApproveDoc( uint256 doc, uint256 seqOfVR, uint256 executor ) external	(Any Director) Creates a draft Motion for the Board to approve the document deployed at the address of doc as per the voting rule numbered as seqOfVR with the user numbered as executor to invoke it.
14	function proposeToTransferFundWithBoard( address to, bool isCBP, uint256 amt, uint256 expireDate, uint256 seqOfVR, uint256 executor ) external	(Any Director) Propose, to the Board Meeting, to transfer certain amount of CBP (isCBP is true) or USDC (isCBP is false), to the account address to, amount to amt, before the timestamp of expireDate, as per the Voting Rule numbered as seqOfVR, with the user numbered as executor to execute the Motion concerned.
15	function createAction( uint256 seqOfVR, address[] memory targets, uint256[] memory values, bytes[] memory params, bytes32 desHash, uint256 executor ) external	Create a draft Motion for the Board to invoke a series of calls, as per the voting rule numbered as seqOfVR, to the contracts deployed at their respective addresses of targets, with paying ETH amount to values, and inputting parameters of params, attached with the hash value of the description message as desHash, with the user numbered as executor to invoke it.
16	function entrustDelegaterForBoardMeeting( uint256 seqOfMotion, uint256 delegate ) external;	(Any Directors) Entrust the user numbered as delegate to cast vote in Board meeting for the Motion identified as seqOfMotion.
17	function proposeMotionToBoard ( uint256 seqOfMotion ) external	(Any Director) Propose the draft Motion numbered as seqOfMotion to the Board meeting.
18	function castVote( uint256 seqOfMotion, uint256 attitude, bytes32 sigHash ) external	(Any Director) Casts vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.
19	function voteCounting( uint256 seqOfMotion ) external	(Any user) Count the vote result for the Motion numbered as seqOfMotion.
20	function execAction( uint typeOfAction, address[] memory targets, uint256[] memory values, bytes[] memory params, bytes32 desHash, uint256 seqOfMotion ) external	(The designated executor) Executes the Motion numbered as seqOfMotion, categorized as typeOfAction, to invoke the series of calls to the contracts deployed at addresses of targets, with paying the respective ETH amount to values, inputting parameters as params, attached with description message's hash value as desHash.

95

Flowchart of **Nominate Officer**

Read
BMM Keeper
Write
nominateOfficer
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
caller has nomination right?
ROD
hasNominationRight (seqOfPos, caller)
Yes / No
Yes
get the seqNo of Voting Rule
ROD
getPosition (seqOfPos)
Position.seqOfVR
nominate Officer
BMM
nominateOfficer(seqOfPos, seqOfVR, candidate, caller)
End

96

Flowchart of **Create Motion To Remove Officer**

Read
BMM Keeper
Write
createMotionTo removeOfficer
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
caller is Director ?
ROD
isDirector (caller)
Yes / No
Yes
caller has nomination right?
ROD
hasNominationRight (seqOfPos, caller)
Yes / No
Yes
get the seqNo of Voting Rule
ROD
getPosition (seqOfPos)
Position.seqOfVR
create Motion to remove Officer
BMM
createMotionTo RemoveOfficer(seqOfPos, seqOfVR, caller)
End

97

Flowchart of **Create Motion To Approve Doc**

Read
BMM Keeper
Write
createMotionTo approveDoc
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
caller is Director ?
ROD
isDirector (caller)
Yes / No
Yes
create Motion to approve Doc
BMM
createMotionTo ApproveDoc(doc, seqOfVR, executor, caller)
End

98

99

Flowchart of **Create Action**

Read
BMM Keeper
Write
createAction
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
userNo
caller is Director ?
ROD
isDirector
(caller)
Yes / No
Yes
create Action
BMM
createAction(
seqOfVR,
targets,
values,
params,
desHash,
executor,
caller
)
End

100

Flowchart of **Entrust Delegater For Board Meeting**

Read
BMM Keeper
Write
entrustDelegater ForBoardMeeting
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
caller is Director ?
ROD
isDirector (caller)
Yes / No
Yes
get Motion
BMM
getMotion (seqOfMotion)
Motion object
Motion is to approve Doc ?
Yes
get Positions list held by caller
BMM
getFullPosInfo InHand(caller)
Positions List
nominator is Signer to Doc?
SigPage(doc)
isSigner (Position.nominator)
Yes / No
No
caller is Signer to Doc?
SigPage(doc)
isSigner (caller)
Yes / No
No
entrust Delegate
BMM
entrustDelegate(seqOfMotion, delegate, caller)
End

101

Flowchart of **Propose Motion to Board**

Read
BMM Keeper
Write
proposeMotion ToBoard
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
caller is Director ?
ROD
isDirector (caller)
Yes / No
Yes
propose Motion to Board
BMM
proposeMotion ToBoard (seqOfMotion, caller)
End

102

Flowchart of **Cast Vote**

Read
BMM Keeper
Write
castVote
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
get Motion
BMM
getMotion (seqOfMotion)
Motion object
Motion is to approve Doc ?
Yes
get Positions of caller
BMM
getFullPosInfo InHand(caller)
PositionsList
nominator is Signer to Doc?
SigPage(doc)
isSigner (position.nominator)
Yes / No
No
caller is Signer to Doc?
caller
SigPage(doc)
isSigner (caller)
Yes / No
No
cast vote in Board Meeting
BMM
castVoteIn BoardMeeting(seqOfMotion, attitude, sigHash, caller)
End

103

Flowchart of **Vote Counting**

Read
BMM Keeper
Write
voteCounting
get caller's userNo
BMM
getCaseOfAttitude (seqOfMotion, agree)
Consent Voters
RegCenter
getUserNo (addr, rate, author)
userNo
all Directors consent ?
ROD
getDirectorsList()
Directors
No
Yes
reached quorum ?
ROC.SHA
getRule(0) (Governance Rule)
GR.quorum
Yes
vote counting of Board Meeting
BMM
voteCounting(quorumFlag, seqOfMotion, base)
End

104

Flowchart of **Execute Action**

Read
BMM Keeper
Write
execAction
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
userNo
execute Action
BMM
execute Action(
typeOfAction,
targets,
values,
params,
desHash,
seqOfMotion,
caller
)
End

105

6.4. APIs Routed To ROM Keeper

S.N.	API	Description of Functions and Input Parameters
21	function setMaxQtyOfMembers( uint256 max ) external	(The sectary of company, i.e. the Direct Keeper of General Keeper) Set the max quantity of Members as max.
22	function setPayInAmt( uint256 seqOfShare, uint256 amt, uint256 expireDate, bytes32 hashLock ) external	(The sectary of company, i.e. the Direct Keeper of General Keeper) Set the intended pay in amount of amt for the share numbered as seqOfShare, before the date of expireDate, with the hash lock whose hash value is hashLock.
23	function requestPaidInCapital( bytes32 hashLock, string memory hashKey ) external	(The Member, after paying the paid in the relevant price off-chain) Request the specific paid in amount for the target share by inputting the hash key string hashKey to unlock the hash lock whose hash value is hashLock.
24	function withdrawPayInAmt( bytes32 hashLock, uint256 seqOfShare ) external	(The secrtary of the company, i.e. the Direct Keeper of General Keeper, after the expiration date of the relevant hash lock) Withdraw the setting for granting the pay in amount for the specific share numbered as seqOfShare, by inputting the hash lock value hashLock.
25	function payInCapital( ICashier.TransferAuth memory auth, uint256 seqOfShare, uint256 paid ) external;	(The shareholder) Pay in capital, for its specific share numbered as seqOfShare, to the amount of paid as paid, by paying certain amount of USDC through off-chain authorization signed as auth.
26	function decreaseCapital( uint seqOfVR, uint256 seqOfShare, uint paid, uint par, uint amt, uint seqOfMotion ) external;	(The authorized executor) Decrease the registered capital of the share numbered as seqOfShare, as per the voting rule numbered as seqOfVR, with the paid value amount to paid, par value amount to par, and USDC value amount to amt, according to the passed resolution numbered as seqOfMotion.

106

Flowchart of **Set Max Qty of Members**

Read
ROM Keeper
Write
setMaxQtyOf Members
caller is direct keeper of GK?
set max Qty of Members in ROM
ROM
setMaxQty OfMembers(max)
End

107

Flowchart of **Set Pay In Amount**

Read
ROM Keeper
Write
setPayInAmt
caller is direct keeper of GK?
set pay-in-amt with hash lock in ROS
ROS
setPayInAmt(seqOfShare, amt, expireDate, hashLock)
End

108

Flowchart of **Request Paid In Capital**

Read
ROM Keeper
Write
requestPaidInCapital
request paid-in Capital with hash key
ROS
requestPaidInCapital(
hashLock,
hashKey
)
End

109

Flowchart of **Withdraw Pay In Amount**

Read
ROM Keeper
Write
withdrawPayInAmt
caller is direct keeper of GK?
withdraw pay-in-amt hash lock in ROS
ROS
withdrawPayInAmt(hashLock, seqOfShare)
End

110

111

112

6.5. APIs Routed To GMM Keeper

S.N.	API	Description of Functions and Input Parameters
27	function nominateDirector( uint256 seqOfPos, uint256 candidate ) external	(The Member who has the nomination right) Nominate the user numbered as candidate for the Director's position numbered as seqOfPos.
28	function createMotionToRemoveDirector( uint256 seqOfPos ) external	(The Member who has the nomination right) Create a draft motion to remove the Director on the position numbered as seqOfPos.
29	function proposeDocOfGM( uint256 doc, uint256 seqOfVR, uint256 executor ) external	(A Member) Create and propose a draft Motion for the General Meeting to approve the document deployed at the address of doc as per the voting rule numbered as seqOfVR with the user numbered as executor to invoke it.
30	function proposeToDistributeUsd( uint amt, uint expireDate, uint seqOfVR, uint seqOfDR, uint para, uint executor ) external;	(A Member) Create and propose a draft Motion for the General Meeting to approve distribution a sum of USDC amount to amt before the expiration date expireDate, as per the voting rule numbered as seqOfVR and the distribution rule numbered as seqOfDR, with the parameter of para and with the user numbered as executor to invoke it.
31	function proposeToTransferFundWithGM( address to, bool isCBP, uint256 amt, uint256 expireDate, uint256 seqOfVR, uint256 executor ) external	(A Member or Director) Propose, to the General Meeting, to transfer certain amount of CBP (isCBP is true) or USDC (isCBP is false), to the account address to, amount to amt, before the timestamp of expireDate, as per the Voting Rule numbered as seqOfVR, with the user numbered as executor to execute the Motion concerned.
32	function createActionOfGM( uint seqOfVR, address[] memory targets, uint256[] memory values, bytes[] memory params, bytes32 desHash, uint executor ) external	(A Member) Create a draft Motion for the General Meeting to execute a series of calls, as per the voting rule numbered as seqOfVR, to the contracts deployed at the addresses of targets, with paying the respective ETH amount to values, and inputting parameters of params, attached a description message whose hash value is desHash, with the user numbered as executor to invoke it.
33	function entrustDelegaterForGeneralMeeting( uint256 seqOfMotion, uint256 delegate ) external	(A Member) Entrust the user numbered as delegate to cast vote in General Meeting for the Motion numbered as seqOfMotion.
34	function proposeMotionToGeneralMeeting( uint256 seqOfMotion ) external	(A Member) Proposes the Motion numbered as seqOfMotion to the General Meeting.
35	function castVoteOfGM( uint256 seqOfMotion, uint256 attitude, bytes32 sigHash ) external	(A Member) Cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.
36	function voteCountingOfGM( uint256 seqOfMotion ) external	(Any user) Count the vote result for the Motion on the General Meeting numbered as seqOfMotion.
37	function execActionOfGM( uint typeOfAction, address[] memory targets, uint256[] memory values, bytes[] memory params, bytes32 desHash, uint256 seqOfMotion ) external	(The designated executor) Execute the Motion numbered as seqOfMotion, categorized as typeOfAction, to trigger the series of calls to the contracts deployed at addresses of targets, with paying the respective ETH amount to values, inputting parameters as params, attached with hash value of the description message as desHash.

113

Flowchart of **Nominate Director**

Read
GMM Keeper
Write
nominateDirector
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
caller has nomination right?
ROD
hasNominationRight (seqOfPos, userNo)
Yes / No
Yes
get the seqNo of Voting Rule
ROD
getPosition (seOfPos, caller)
Position.seqOfVR
nominate Officer
GMM
nominateOfficer(seqOfPos, seqOfVR, candidate, caller)
End

114

Flowchart of **Create Motion To Remove Director**

Read
GMM Keeper
Write
createMotionTo removeDirector
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
caller has nomination right?
ROD
hasNominationRight (seqOfPos, caller)
Yes / No
Yes
get the seqNo of Voting Rule
ROD
getPosition (seqOfPos, caller)
Position.seqOfVR
create Motion to remove Officer
GMM
createMotionTo RemoveOfficer(seqOfPos, seqOfVR, caller)
End

115

Flowchart of **Propose Doc of GM**

Read
GMM Keeper
Write
proposeDocOfGM
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
caller is Member ?
ROM
isMember (caller)
Yes / No
Yes
create Motion to approve Doc
GMM
createMotionTo ApproveDoc(doc, seqOfVR, executor, caller)
propose Motion to General Meeting
GMM
proposeMotionTo GeneralMeeting(seqOfMotion, caller)
doc is IA / SHA? (seqOfVR < 9)
Yes
SigPage(doc)
isSigner (caller)
Yes / No
caller is signer of doc ?
Yes
SigPage(doc)
established()
Yes / No
doc is established ?
Yes
ROC
proposeFile(doc, seqOfMotion)
doc is SHA ? (seqOfVR = 8)
Yes
No
ROA
proposeFile(doc, seqOfMotion)
End

116

117

118

Flowchart of **Create Action of GM**

Read
GMM Keeper
Write
createActionOfGM
get caller's userNo
userNo
RegCenter
getUserNo (msgSender, rate, author)
caller is Member ?
ROM
isMember (caller)
Yes / No
Yes
No
caller is Director ?
Yes
ROD
isDirector (caller)
Yes / No
create Action
GMM
createAction(seqOfVR, targets, values, params, desHash, executor, caller)
End

119

Flowchart of **Entrust Delegater For General Meeting**

Read
GMM Keeper
Write
entrustDelegater ForGeneralMeeting
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
get Motion
GMM
getMotion (seqOfMotion)
Motion object
Motion is to approve Doc ?
Yes
caller is Signer to doc?
SigPage(doc)
isSigner (caller)
Yes / No
No
entrust Delegate
GMM
entrustDelegate(seqOfMotion, delegate, caller)
End

120

Flowchart of **Propose Motion to General Meeting**

Read
GMM Keeper
Write
proposeMotion
ToGeneralMeeting
get caller's
userNo
RegCenter
getUserNo
(msgSender, rate, author)
userNo
propose Motion
to General Meeting
GMM
proposeMotionTo
GeneralMeeting(
seqOfMotion, caller
)
End

121

Flowchart of **Cast Vote of GM**

Read
GMM Keeper
Write
castVoteOfGM
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
get Motion
GMM
getMotion (seqOfMotion)
Motion object
Motion is to approve Doc ?
Yes
caller is Signer to doc?
SigPage(doc)
isSigner (caller)
Yes / No
No
cast vote in General Meeting
GMM
castVoteIn GeneralMeeting(seqOfMotion, attitude, sigHash, caller)
End

122

Flowchart of **Vote Counting of GM**

Read
GMM Keeper
Write
voteCounting OfGM
get caller's userNo
RegCenter
getUserNo (msgSender, rate, author)
userNo
all Members consent ?
ROM
membersList()
membersList
No
Yes
reached quorum ?
ROC.SHA
getRule(0) get Governance Rule (No. 0 rule)
quorum
Yes
vote counting of General Meeting
GMM
voteCounting(quotrumFlag, seqOfMotion, base)
deduce Motion is Passed / Rejected
End

123

Flowchart of **Execute Action of GM**

Read
GMM Keeper
Write
execActionOfGM
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
execute Action of General Meeting
GMM
executeAction(typeOfAction, targets, values, params, desHash, seqOfMotion, caller)
End

124

6.6. APIs Routed To ROA Keeper

S.N.	API	Description of Functions and Input Parameters
38	function createIA( uint256 version ) external	(Any Member) Create a draft Investment Agreement on the Register of Agreement, by cloning the Template of the version numbered as version.
39	function circulateIA( address body, bytes32 docUrl, bytes32 docHash ) external	(The Member who is the Owner of the draft Investment Agreement) Circulate the finalized draft deployed at the address of body to the parties for signature, attaching with the URL information of docUrl and the hash value of the draft as docHash.
40	function signIA( address ia, bytes32 sigHash ) external	(The parties to the Investment Agreement) Sign the Investment Agreement deployed at the address of ia, with the signature message's hash value as sigHash.
41	function pushToCoffer( address ia, uint256 seqOfDeal, bytes32 hashLock, uint256 closingDeadline ) external	(The seller) Confirm all conditions precedent have been satisfied and ready for closing, for the specific deal numbered as seqOfDeal, under the Investment Agreement deployed at the address of ia, by inputting a hash lock value hashLock and setting the closing deadline as closingDeadline.
42	function closeDeal( address ia, uint256 seqOfDeal, string memory hashKey ) external	(The buyer) Close the deal numbered as seqOfDeal, under the Investment Agreement deployed at the address of ia, after paying the consideration off-chain, by inputting the hash key string hashKey.
43	function issueNewShare( address ia, uint256 seqOfDeal ) external	(The issuer) Issue new share directly to the buyer, for the capital increasing Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.
44	function transferTargetShare( address ia, uint256 seqOfDeal ) external	(The seller) Transfer the subject share directly to the buyer, for the specific share transfer Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.
45	function terminateDeal( address ia, uint256 seqOfDeal ) external	(The seller, after the expiration date concerned) Terminate the Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.
46	function payOffApprovedDeal( ICashier.TransferAuth memory auth, address ia, uint256 seqOfDeal, address to ) external;	(The buyer) Pay off the specific Deal numbered as seqOfDeal in the Investment Agreement deployed as the address of ia, by paying to the seller/issuer address to certain amount of USDC as per the off-chain authorization signed as auth, to close the Deal.

125

Flowchart of **Create IA**

Read
ROA Keeper
Write
createIA
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo
userNo
ROM
isMember (caller)
Yes / No
is Member?
Yes
RegCenter
createDoc (snOfDoc, owner)
Doc object
initiate keepers
AccessControl(doc)
initKeepers (DK, GK)
register Draft SHA in ROC
Doc object
ROA
regFile (snOfDoc, addr)
End

126

Flowchart of **Circulate IA**

Read
ROA Keeper
Write
circulateIA
get caller's userNo
caller's address
RegCenter
getUserNo (addr, rate, author)
userNo
Draft's address
SigPage(addr)
isParty (caller)
Yes / No
caller is party to Draft IA?
Yes
Draft's address
DraftControl(addr)
isFinalized()
Yes / No
Draft IA is finalized?
Yes
update Draft's status to Circulated
Draft's address
IA(addr)
circulateDoc()
Draft's address
IA(addr)
getSigningDays() getClosingDays()
get Signing Days & Closing Days
Signing & Closing Days
get Voting Rule as per the type of IA
Draft's address
IA
getTypeOfIA()
seqOfVotingRule
SHA
getRule(seqOfVR)
Voting Rule Object
set timing of IA for proposal and closing
IA(addr)
setTiming(false,proposingDays, closingDays)
set status of IA as "Circulated" in ROA
ROA
circulateFile(addr, signingDays, closingDays, vr, docUrl, docHash)
End

127

Flowchart of **Sign IA**

Read
ROA Keeper
Write
signIA
get caller's userNo
RegCenter
getUserNo (draft, rate, author)
userNo
Draft's addr
SigPage(addr)
isParty (caller)
Yes / No
caller is a party to Draft IA?
Draft's addr
ROA
getHeadOfFile (addr).state
state
Draft IA is circulated?
Yes
get all Deals of the IA
IA
getSeqList()
getDeal()
Deal
caller is seller of the Deal?
Yes
No
LOO
getInvestor(buyer). state = Approved ?
buyer is verified investor?
Yes
Deal is a Capital Increase?
Yes
update state of Deal into "Locked"
IA
lockDealSubject (seq)
update state of Deal into "Locked"
decrease clean paid of subject Share
ROS
decreaseCleanPaid (seqOfShare, amt)
sign Draft IA
SigPage(addr)
signDoc (true, caller, sigHash)
End

128

129

130

131

132

133

134

6.7. APIs Routed To ROO Keeper

S.N.	API	Description of Functions and Input Parameters
47	function updateOracle( uint256 seqOfOpt, uint256 d1, uint256 d2, uint256 d3 ) external	(The sectary of the company, i.e. the Direct Keeper of General Keeper) Update the key performance indicators of d1, d2, and d3, for the specific Option numbered as seqOfOpt.
48	function execOption( uint256 seqOfOpt ) external	(The right holder) Execute the Option numbered as seqOfOpt.
49	function createSwap( uint256 seqOfOpt, uint256 seqOfTarget, uint256 paidOfTarget, uint256 seqOfPledge ) external	(The right holder) Create a Swap on the target share numbered as seqOfTarget, for paid value amount to paidOfTarget, with the collateral set up on the pledged share numbered as seqOfPledge, for executing the Option numbered as seqOfOpt.
50	function payOffSwap( ICashier.TransferAuth memory auth, uint256 seqOfOpt, uint256 seqOfSwap, address to ) external;	(The pledger) Pay certain amount of USDC as per the off-chain authorization signed as auth, to release the pledged share under the Swap numbered seqOfSwap of the Option numbered as seqOfOpt, to close the Swap.
51	function terminateSwap( uint256 seqOfOpt, uint256 seqOfSwap ) external	(The target share holder) Execute the swap numbered as seqOfSwap of the Option numbered as seqOfOpt, by transferring the target share and releasing the pledged share.

135

Flowchart of **Update Oracle**

Read
ROO Keeper
Write
updateOracle
caller is Direct Keeper?
Yes
update off-chain trigger parameters for the Option
ROO
updateOracle (seqOfOpt, d1, d2, d3)
End

136

Flowchart of **Execute Option**

Read
ROO Keeper
Write
execOption
get caller's userNo
caller's address
RegCenter
getUserNo (addr, rate, author)
execute Option
ROO
execOption (seqOfOption, caller)
End

137

Flowchart of **Create Swap**

Read
ROO Keeper
Write
createSwap
get caller's userNo
caller's address
RegCenter
getUserNo (addr, rate, author)
UserNo.
ROO
getOption(seqOfOpt). body.closingDeadline
deadline
get closing deadline of Option
ROS
notLocked(seqOfTarget, closingDeadline)
Y/N
target Share not Locked ?
Yes
ROS
notLocked(seqOfPledge, closingDeadline)
Y/N
pledged Share not Locked ?
Yes
create Swap
ROO
createSwap(seqOfOpt, seqOfTarget, paidOfTarget, seqOfPledge, caller)
decrease Clean Paid of Target Share
ROS
decreaseCleanPaid(seqOfPledge, paidOfPledge)
is Put Option?
No
Yes
decrease Clean Paid of Pledged Share
ROS
decreaseCleanPaid(seqOfPledge, paidOfPledge)
End

138

139

Flowchart of **Terminate Swap**

Read
ROO Keeper
Write
terminateSwap
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
terminate Swap in ROO
ROO
terminateSwap(seqOfOpt, seqOfSwap)
Swap Obj
ROS
getShare(seqOfTarget). head.shareholder = caller ?
Y/N
caller is seller ?
Yes
ROS
notLocked(seqOfPledge, block.timestamp)
Y/N
Pledged Share not Locked ?
Yes
recover Clean Paid of Target Share
ROS
increaseCleanPaid(seqOfTarget, paidOfTarget)
is Put Option ?
No
Yes
recover Clean Paid of Pledged Share
ROS
increaseCleanPaid(seqOfPledge, paidOfPledge)
transfer Pledged Share to seller
ROS
transferShare(seqOfPledge, paidOfPledge, paidOfPledge, seller, priceOfDeal, priceOfDeal)
End

140

6.8. APIs Routed To ROP Keeper

S.N.	API	Description of Functions and Input Parameters
52	function createPledge( bytes32 snOfPld, uint256 paid, uint256 par, uint256 guaranteedAmt, uint256 execDays ) external	(Any shareholder) Create a Pledge with the codified serial number snOfPld amount to paid value of paid and par value of par to guarantee the debt amount to guaranteedAmt with the guarantee period lasting for number of days of execDays.
53	function transferPledge( uint256 seqOfShare, uint256 seqOfPld, uint256 buyer, uint256 amt ) external	(The creditor) Transfer the Pledge numbered as seqOfPld setting up on the pledged share numbered seqOfShare to the user numbered as buyer with the credit amount to amt.
54	function refundDebt( uint256 seqOfShare, uint256 seqOfPld, uint256 amt ) external	(The creditor) Confirm refunding of the debt, guaranteed by the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare, by the amount of amt.
55	function extendPledge( uint256 seqOfShare, uint256 seqOfPld, uint256 extDays ) external	(The pledger) Extend the guarantee period of the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare for a such number of days as extDays.
56	function lockPledge( uint256 seqOfShare, uint256 seqOfPld, bytes32 hashLock ) external	(The creditor) Set up a hash lock with the hash value as hashLock on the Pledge numbered as seqOfPld setting on the pledged share numbered seqOfShare.
57	function releasePledge( uint256 seqOfShare, uint256 seqOfPld, string memory hashKey ) external	(The pledger, after paying off-chain and obtaining the hash key) Release the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare by inputting the hash key string hashKey.
58	function execPledge( uint256 seqOfShare, uint256 seqOfPld, uint256 buyer, uint256 groupOfBuyer ) external	(The creditor, after off-chain disposal and receipt of the consideration) Execute the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare to transfer the target share to the user numbered as buyer who belongs to the concert group represented by the user numbered as groupOfBuyer.
59	function revokePledge( uint256 seqOfShare, uint256 seqOfPld ) external	(The pledger, after the expiration of the guarantee period) Revoke the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare.

141

Flowchart of **Create Pledge**

Read
ROP Keeper
Write
createPledge
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
userNo.
caller is shareholder ?
ROS
getShare (seqOfShare). head.shareholder
shareholder
Yes
share is not locked ?
ROS
notLocked(seqOfShare, block.timestamp)
Y/N
Yes
create Pledge in ROP
ROP
createPledge(snOfPld, paid, par, guaranteedAmt, execDays)
decrease Clean Paid of share
ROS
decreaseCleanPaid(seqOfShare, paid)
End

142

Flowchart of **Transfer Pledge**

Read
ROP Keeper
Write
transferPledge
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
transfer Pledge in ROP
ROP
transferPledge(
seqOfShare,
seqOfPld,
buyer,
amt,
caller
)
End

143

Flowchart of **Refund Debt**

Read
ROP Keeper
Write
refundDebt
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
refund Debt in ROP
ROP
refundDebt(seqOfShare, seqOfPld, amt, caller)
Pledge Obj
release Clean Paid of Pledged Share
ROS
increaseCleanPaid(seqOfShare, pld.paid)
End

144

Flowchart of **Refund Debt**

Read
ROP Keeper
Write
extendPledge
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
extend guarantee period of Pledge
ROP
extendPledge(
seqOfShare,
seqOfPld,
extDays,
caller
)
End

145

Flowchart of **Lock Pledge**

Read
ROP Keeper
Write
lockPledge
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
set hash lock on Pledge
ROP
lockPledge(
seqOfShare,
seqOfPld,
hashLock,
caller
)
End

146

Flowchart of **Release Pledge**

Read
ROP Keeper
Write
releasePledge
release Pledge with hash key
ROP
releasePledge(
seqOfShare,
seqOfPld,
hashKey
)
paid value
recover Clean Paid of subject Share
ROS
increaseCleanPaid(
seqOfShare,
paid
)
End

147

Flowchart of **Execute Pledge**

Read
ROP Keeper
Write
execPledge
get caller's userNo.
RegCenter
getUserNo(addr, rate, author)
userNo
buyer is verified ?
LOO
getInvestor(buyer). state = Approved
Y/N
Yes
execute Pledge in ROP
ROP
execPledge(seqOfShare, seqOfPledge, caller)
share is not Locked ?
ROS
notLocked(seqOfShare, block.timestamp)
Y/N
Yes
create a Deal as per Pledge
increase Clean Paid of subject Share
ROS
increaseCleanPaid (seqOfShare, amt)
transfer Share from pledgee to buyer
ROS
transferShare(seqOfShare, paid, par, buyer, priceOfPaid, priceOfPar)
buyer belongs to groupOfBuyer?
No
add Buyer into groupOfBuyer
ROM
addMemberToGroup (buyer, groupOfBuyer)
End

148

Flowchart of **Revoke Pledge**

Read
ROP Keeper
Write
revokePledge
get caller's userNo.
RegCenter
getUserNo(
addr,
rate,
author
)
userNo
ROP
getPledge(
seqOfShare,
seqOfPld
).pledgor
caller is pledgor ?
pledor
Yes
revoke Pledge in ROP
ROP
revokePledge(
seqOfShare,
seqOfPledge,
caller
)
increase Clean Paid of subject Share
ROS
increaseCleanPaid
(seqOfShare, amt)
End

149

6.9. APIs Routed To SHA Keeper

S.N.	API	Description of Functions and Input Parameters
60	function execAlongRight( address ia, bytes32 snOfClaim, bytes32 sigHash ) external	(The right holder) Execute the Tag-Along right, for the tag along or drag along Claim encoded as snOfClaim in the Investment Agreement deployed at the address of ia, with the signature's hash value as sigHash.
61	function acceptAlongDeal( address ia, uint256 seqOfDeal, bytes32 sigHash ) external	(The buyer) Accepts the Tag/Drag Along requests, for the Deal numbered as seqOfDeal of the Investment Agreement deployed at the address of ia, with the signature's hash value as sigHash.
62	function execAntiDilution( address ia, uint256 seqOfDeal, uint256 seqOfShare, bytes32 sigHash ) external	(The right holder) Execute the Anti-Dilution right, towards the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia, for its share numbered seqOfShare, with the signature hash value as sigHash.
63	function takeGiftShares( address ia, uint256 seqOfDeal ) external	(The right holder of Anti-Dilution, after the closing) Take the gift shares, generating as per the Anti-Dilution Term of SHA, for the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia.
64	function execFirstRefusal( uint256 seqOfRule, uint256 seqOfRightholder, address ia, uint256 seqOfDeal, bytes32 sigHash ) external	(The right holder) Execute its First Refusal right, as per the Rule numbered as seqOfRule, with the identified sequence number as seqOfRightholder, to request to buy the subject share of the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia, with the signature hash value as sigHash.
65	function computeFirstRefusal( address ia, uint256 seqOfDeal ) external;	(Any Member) Compute the First Refusal claims result for the Deal numbered as seqOfDeal of the Investment Agreement deployed at the address of ia, so as to obtain the automatically updated Investment Agreement.

150

151

152

153

154

Flowchart of **Execute First Refusal**

Read
SHA Keeper
Write
execFirstRefusal
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
IA
isSeller (true, caller)
caller is NOT seller
Y/N
Yes
IA
getDeal(seqOfDeal). head
get HeadOfDeal object
Head obj
get First Refusal Rule object
SHA
getRule(seqOfFR). frParser
FR Rule
FR Rule & Deal are same type?
Yes
caller has FR Right ?
ROM
isMember(caller)
Y/N
Yes
claim first refusal in ROA
ROA
claimFirstRefusal (ia, seqOfDeal, caller, sigHash)
IA
getDeal(seqOfDeal). body.state
Deal is terminated?
state
No
Yes
terminate Deal
IA
terminateDeal (seqOfDeal)
End

155

Flowchart of **Compute First Refusal**

Read
SHA Keeper
Write
computeFirstRefusal
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
IA
getDeal(seqOfDeal)
get Deal object
Head obj
IA
getSigOfParty (true, seller).sigHash
get sigHash of seller
sigHash
caller is Member?
ROM
isMember (caller)
Y/N
compute first refusal claims' allocation
ROA
computeFirstRefusal (ia, seqOfDeal)
create FR Deal
add FR Deal into IA
IA
regDeal(deal)
add FR claimer as signer into IA
IA
regSig (claimer,sigDate,sigHash)
add seller as signer into IA
IA
regSig (claimer,sigDate,sigHash)
No
all FR claims counted?
Yes
End

156

6.10. APIs routed to Accountant

S.N.	API	Description of Functions and Input Parameters
66	function initClass( uint class ) external;	(Secretary of the Company) Initiate a specific class of shares to calculate ROE or IRR.
67	function distributeProfits( uint256 amt, uint256 expireDate, uint256 seqOfDR, uint256 seqOfMotion ) external	(The designated executor) Distribute the profits of the company amount to amt, as per the distribution rule numbered as seqOfDR and the Motion numbered as seqOfMotion, before the expiration date of expireDate.
68	function distributeIncome( uint256 amt, uint256 expireDate, uint256 seqOfDR, uint256 fundManager, uint256 seqOfMotion ) external	(The designated executor) Distribute the income of the fund amount to amt, as per the Motion numbered as seqOfMotion, before the expiration date of expireDate, with the user number of the asset manager as fundManager.
69	function transferFund( bool fromBMM, address to, bool isCBP, uint256 amt, uint256 expireDate, uint256 seqOfMotion ) external	(The designated executor) Transfer, CBP (isCBP is true) or ETH (isCBP is false), to the account address to, amount to amt, as per the Motion passed by, the Board (toBMM is true) or the General Meeting (toBMM is false), before the timestamp of expireDate, numbered as seqOfMotion.

157

Flowchart of **Initiate Class**

Read
Accountant
Write
initClass
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
userNo.
is
DK of GK?
Yes
get total paid value of the Class
ROS
getInfoOfClass(
class
).body.paid
sum
initiate the Class in Cashier
Cashier
initClass(
class,
sum
)
End

158

Flowchart of **Distribute Profits**

Read
Accountant
Write
distrProfits
get caller's userNo
RegCenter
getUserNo
(addr, rate, author)
execute Motion in GMM
GMM
distributeUsd(
amt, expireDate,
seqOfDR, 0,
seqOfMotion, caller
)
distribute profits in Cashier
Cashier
distrProfits(
amt,
seqOfDR
)
End

159

Flowchart of **Distribute Income**

Read
Accountant
Write
distrIncome
get caller's userNo
RegCenter
getUserNo (addr, rate, author)
execute Motion in GMM
GMM
distributeUsd(amt, expireDate, seqOfDR, fundManager, seqOfMotion, caller)
distribute income in Cashier
Cashier
distrIncome(amt, seqOfDR, fundManager)
listOfDrops
get target share of a distribution drop
ROS
getShare(seqOfShare)
share
decrease capital of the target share
ROS
decreaseCapital(seqOfShare, paid, 0)
has more drops?
Yes
No
End

160

Flowchart of **Transfer Fund**

Read
Accountant
Write
transferFund
get caller's userNo.
RegCenter
getUserNo (addr, rate, author)
resolution is from BMM ?
Yes
No
BMM
transferFund(to, isCBP, expireDate, seqOfMotion, caller)
GMM
transferFund(to, isCBP, expireDate, seqOfMotion, caller)
is in CBP?
Yes
No
RegCenter
transfer(to, amt)
Cashier
transferUsd(to, amt, bytes32("seqOfMotion"))
End

161

6.11. APIs Routed To ROI Keeper

S.N.	API	Description of Functions and Input Parameters
70	function pause( uint seqOfLR ) external	(The authorized Enforcer) Pause temporarily the trade of the shares as per the listing rule numbered as seqOfLR.
71	function unPause( uint seqOfLR ) external	(The authorized Enforcer) Restore the trade of the shares as per the listing rule numbered as seqOfLR.
72	function regInvestor( address bKey, uint256 groupRep, bytes32 idHash ) external	(Any user) Register itself as an investor, by inputting its backup key as bKey, the user number of its concert group's representative as groupRep, with the hash value of its identity information as idHash.
73	function approveInvestor( uint256 userNo, uint256 seqOfLR ) external	(The verifier) Approve the investor's application, pursuant to the Listing Rule numbered as seqOfLR, filed by the user numbered as userNo.
74	function revokeInvestor( uint256 userNo, uint256 seqOfLR ) external	(The verifier) Revoke the investor's qualification of the user numbered as userNo, pursuant to the Listing Rule numbered as seqOfLR.
75	function freezeShare( uint seqOfLR, uint seqOfShare, uint paid, bytes32 hashOrder ) external	(The authorized Enforcer) Freezes the target share identified by sequence number seqOfShare, with its paid amount recorded as paid, pursuant to the authorization set forth in Listing Rule seqOfLR, and in accordance with the execution order identified by the hash value hashOrder.
76	function unfreezeShare( uint seqOfLR, uint seqOfShare, uint paid, bytes32 hashOrder ) external	(The authorized Enforcer) Unfreezes the target share identified by sequence number seqOfShare, with its paid amount recorded as paid, pursuant to the authorization set forth in Listing Rule seqOfLR, and in accordance with the execution order identified by the hash value hashOrder.
77	function forceTransfer( uint seqOfLR, uint seqOfShare, uint paid, address addrTo, bytes32 hashOrder ) external	(The authorized Enforcer) Forcibly transfers the target share identified by sequence number seqOfShare, with its paid amount recorded as paid, to the specified user whose primary key address is addrTo, pursuant to the authorization set forth in Listing Rule seqOfLR, and in accordance with the execution order identified by the hash value hashOrder.

162

Flowchart of **Pause**

Read
ROI Keeper
Write
pause
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
SHA
getRule(seqOfLR). listingRuleParser()
rule obj
get listing rule from SHA
ROD
hasTitle(caller, rule.para)
Y/N
caller is Enforcer?
Yes
pause trade of shares in ROI
ROI
pause(caller)
End

163

Flowchart of **Unpause**

Read
ROI Keeper
Write
unpause
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
SHA
getRule(seqOfLR). listingRuleParser()
rule obj
get listing rule from SHA
ROD
hasTitle(caller, rule.para)
Y/N
caller is Enforcer?
Yes
unpause trade of shares in ROI
ROI
unpause(caller)
End

164

Flowchart of **Register Investor**

Read
ROI Keeper
Write
regInvestor
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
msgSender' userNo
backup key NOT msgSender?
Yes
backup key belong to caller?
Yes
msgSender is Contract ?
No
Yes
RegCenter
getHeadByBody (msgSender). typeOfDoc = 20
Y/N
the Contract is a GK?
Yes
register Investor in ROI
ROI
regInvestor(caller, groupRep, idHash)
End

165

Flowchart of **Approve Investor**

Read
ROI Keeper
Write
approveInvestor
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
SHA
getRule (seqOfLR)
rule obj
get Listing Rule Object
caller has approval right?
ROD
hasTitle(caller, lr.titleOfVerifier)
Y/N
Yes
reached qty limitation for Investors?
ROI
getQtyOfInvestors()
Y/N
No
approve Investor in ROI
ROI
approveInvestor(userNo, caller)
End

166

Flowchart of **Revoke Investor**

Read
ROI Keeper
Write
revokeInvestor
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
SHA
getRule (seqOfLR)
rule obj
get Listing Rule Object
caller has approval right?
ROD
hasTitle(caller, lr.titleOfVerifier)
Y/N
Yes
revoke Investor in ROI
ROI
revokeInvestor(userNo, caller)
End

167

Flowchart of **Freeze Share**

Read
ROI Keeper
Write
freezeShare
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo
(addr, rate, author)
get Listing Rule Object
SHA
getRule
(seqOfLR)
rule obj
caller is Enforcer?
ROD
hasTitle(
caller,
lr.para
)
Y/N
Yes
decrease clean paid value in ROS
ROS
decreaseCleanPaid(
seqOfShare,
paid
)
get shareholder of the target share
ROS
getShare(
seqOfShare
).head.shareholder
shareholder
record freeze share in ROI
ROI
freezeShare(
shareholder,
seqOfShare,
paid, caller,
hashOrder
)
End

168

Flowchart of **Unfreeze Share**

Read
ROI Keeper
Write
unfreezeShare
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
SHA
getRule (seqOfLR)
rule obj
get Listing Rule Object
caller is Enforcer?
ROD
hasTitle(caller, lr.para)
Y/N
Yes
increase clean paid value in ROS
ROS
increaseCleanPaid(seqOfShare, paid)
get shareholder of the target share
ROS
getShare(seqOfShare).head.shareholder
shareholder
record unfreeze share in ROI
ROI
unfreezeShare(shareholder, seqOfShare, paid, caller, hashOrder)
End

169

Flowchart of **Force Transfer**

Read
ROI Keeper
Write
forceTransfer
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
SHA
getRule (seqOfLR)
get Listing Rule Object
rule obj
caller is Enforcer?
ROD
hasTitle(caller, lr.para)
Y/N
receiver's Address
get receiver's userNo.
RegCenter
getUserNo (addr, rate, author)
receiver is verified investor?
Yes
ROS
getShare(seqOfShare).head.shareholder
get object of the target share
share obj
increase clean paid value in ROS
ROS
increaseCleanPaid(seqOfShare, paid)
record force transfer in ROI
ROI
forceTransfer(shareholder, seqOfShare, paid, caller, hashOrder)
transfer share in ROS
ROS
transferShare(seqOfShare, paid, paid, to, priceOfPaid, priceOfPar)
End

170

6.12. APIs Routed To LOO Keeper

S.N.	API	Description of Functions and Input Parameters
78	function placeInitialOffer( uint256 classOfShare, uint256 execHours, uint256 paid, uint256 price, uint256 seqOfLR ) external	(The issuer) Place an initial offer for the class of classOfShare, as per the authorization of the Listing Rule numbered as seqOfLR, at the price of price, to the amount of paid, with the available number of hours as execHours.
79	function withdrawInitialOffer( uint256 classOfShare, uint256 seqOfOrder, uint256 seqOfLR ) external;	(The issuer) Withdraw the initial offer numbered as seqOfOrder under the class of classOfShare, as per the authorization of the Listing Rule numbered as seqOfLR.
80	function placeSellOrder( uint256 seqOfClass, uint256 execHours, uint256 paid, uint256 price, uint256 seqOfLR ) external	(Any qualified investor) Place a sell order under the class numbered as seqOfClass, as per the Listing Rule of seqOfLR, to the paid value amount to paid, at the selling price of price, with the available time within the number of hours as execHours.
81	function withdrawSellOrder( uint256 classOfShare, uint256 seqOfOrder ) external	(The seller) Withdraw the sell order numbered as seqOfOrder for the class of classOfShare that it has placed.
82	function placeBuyOrder( ICashier.TransferAuth memory auth, uint256 classOfShare, uint256 paid, uint256 price, uint256 execHours ) external	(Any qualified investor) Place a buy order for the class of classOfShare, to the paid value amount to paid, at the buy price of price, within the available time as number of hours of execHours, paying certain amount of USDC as per the off-chain authorization signed as auth.
83	function placeMarketBuyOrder( ICashier.TransferAuth memory auth, uint256 classOfShare, uint256 paid, uint256 execHours ) external	(Any qualified investor) Place a buy order for the class of classOfShare, to the paid value amount to paid, at the market price, with the available time within the number of hours as execHours, paying certain amount of USDC as per the off-chain authorization signed as auth.
84	function withdrawBuyOrder( uint256 classOfShare, uint256 seqOfOrder ) external	(The buyer) Withdraw the buy order numbered as seqOfOrder for the class of classOfShare that it has placed.

171

172

Flowchart of **Withdraw Initial Offer**

Read
LOO Keeper
Write
withdrawInitialOffer
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
userNo
LOO
getOrder(classOfShare, seqOfOrder, true)
get Order Object
Order obj
Order is Initial Offer?
Yes
SHA
getRule (seqOfLR)
get Listing Rule Object
LR obj
caller has issuance right?
ROD
hasTitle(caller, lr.titleOfIssuer)
Y/N
Yes
withdraw initial Order from LOO
LOO
withdrawOrder(seqOfShare, seqOfOrder, true)
increase equity of Class in ROS
ROS
increaseEquity OfClass(false, classOfShare, 0, 0, paidOfOrder)
End

173

174

Flowchart of **Withdraw Sell Order**

Read
LOO Keeper
Write
withdrawSellOrder
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
userNo
UsdLOO
getOrder(classOfShare, seqOfOrder, true)
get Order Object
Order obj
Order is Sell Order?
Yes
ROS
getShare (seqOfShare)
get Share Object
Share obj
caller is shareholder?
Yes
withdraw sell Order from LOO
LOO
withdrawOrder(seqOfShare, seqOfOrder, true)
increase Clean Paid of Share
ROS
increaseCleanPaid(seqOfShare, paid)
End

175

176

177

Flowchart of **Withdraw Buy Order**

Read
LOO Keeper
Write
withdrawBuyOrder
get caller's userNo.
msgSnder's Address
RegCenter
getUserNo (addr, rate, author)
userNo
LOO
getOrder(classOfShare, seqOfOrder, false)
Order obj
get Order Object
caller is Order's issuer?
Yes
withdraw Buy Order from LOO
LOO
withdrawOrder(seqOfShare, seqOfOrder, false)
release margin back to caller
Cashier
releaseUsd(caller, caller, margin, remark)
End

178

7. Scenarios for Equity Transactions and Corporate Governance

In the course of a company's daily operations and financing activities, all legal actions can generally be categorized into 12 representative scenarios. These scenarios broadly encompass the issuance of new shares, transfer of existing shares, amendment of the shareholders' agreement, equity financing, election of directors and officers, approval of legal documents by resolution, external payments, and the execution of legal agreements, among others. This section presents these scenarios through logical flowcharts (swimlane diagrams), illustrating how the company's stakeholders, acting in their respective capacities as rights holders, may utilize the external APIs provided by the ComBoox system to rigorously and systematically complete the aforementioned legal actions within the ComBoox platform. These scenarios include:

(1) Apply for Qualified Invesotr Status;

(2) Update Shareholders' Agreement;

(3) Trade Equity by Agreement;

(4) Trade Equity trough Listing (in USDC);

(5) Elect or Remove Directors;

(6) Elect or Remove Officers;

(7) Transfer Fund;

(8) Distribute Profits or Income;

179

(9) Call External Smart Contracts;

(10) Pledge Equity for Debts;

(11) Execute SHA Rights; and

(12) Execute Options.

180

7.1. Apply for Qualified Investor Status

To invest in a company registered on the ComBoox platform, an individual must first apply for "Qualified Investor" status. This process entails a whitelist review and verification procedure. The "Listing Rules" under the company's Shareholders' Agreement explicitly define which user roles are vested with the authority to approve Qualified Investor applications. These approvers, referred to as "Verifiers," may include the company's shareholders, senior executives, affiliated equity trading venues, or even regulatory authorities.

Only users admitted to the whitelist are permitted to buy and sell the company's shares. Once a user's Qualified Investor status is revoked by a Verifier, all equity holdings of that user are effectively frozen and may not be transferred until the Qualified Investor status is reinstated.

The application and approval process for obtaining Qualified Investor status generally consists of the following steps:

(1) Applicant calls the regUser() function of RegCenter to sign up with ComBoox Platform;

(2) Applicant calls the setBackupKey() function of RegCenter to set bKey as its backup key;

(3) Applicant calls regInvestor() (the No.72 API) to register itself as an investor, by inputting its backup key as bKey, the user number of its concert group's representative as groupRep, with the hash value of its identity information as idHas.

(4) Verifier calls approveInvestor() (the No.73 API) to approve the investor's application, pursuant to the Listing Rule numbered as seqOfLR, filed by the user numbered as userNo.

181

Flowchart of **Apply & Approve Investor**

Procedure	User	Verifier
1. Call regUser() of RegCenter to sign up with ComBoox Platform.	RegCenter regUser()	
2. Call setBackupKey() of RegCenter to set *bKey* as backup key.	RegCenter setBackupKey(address bKey)	
3. Register itself as an investor, by inputting its backup key as *bKey*, the user number of its concert group's representative as *groupRep*, with the hash value of its identity information as *idHas*.	GK regInvestor(address bKey, uint groupRep, bytes32 idHash) ROI Keeper 72. regInvestor(...)	
4. Approve the investor's application, pursuant to the Listing Rule numbered as *seqOfLR*, filed by the user numbered as *userNo*.		GK approveInvestor(uint userNo, uint seqOfLR) ROI Keeper 73. approveInvestor(...)

182

7.2. Update Shareholders' Agreement

The Shareholders' Agreement or the Articles of Association serve as the company's constitutional documents. They set forth the Rules governing corporate governance (Governance Rules), voting procedures (Voting Rules), allocation of executive positions (Position Allocation Rules), pre-emptive rights (First Refusal Rules), listing requirements (Listing Rules), as well as special investor protection provisions (Terms) such as share Lock-Up, Anti-Dilution, Drag-Along and Tag-along rights, Call Options, and Put Options.

Within the ComBoox system, shareholders may, in accordance with prescribed voting rules, submit proposals, cast votes, and activate new versions of the Shareholders' Agreement in order to establish or amend the foregoing Rules and Terms. Once activated, the Shareholders' Agreement will automatically respond in real time to queries from other Sub Keeper contracts and Registry contracts, providing the relevant Rules and Terms. This ensures that all corporate legal actions are executed strictly in accordance with the conditions and procedures stipulated in the Shareholders' Agreement.

The specific process for creating, proposing, voting on, and activating the Shareholders' Agreement includes the following steps:

(1) Shareholder calls createSHA() (the No.01 API) to create a new shareholders agreement by cloning the Template of the specific version.

(2) Owner of the draft SHA calls circulateSHA() (the No.02 API) to circulate the finalized draft of SHA deployed at the address of body to the contractual parties for signing, with the URL infomation of docUrl, and hash value of docHash.

183

(3) Shareholders call signSHA() (the No.03 API) to sign the finalized draft of SHA deployed at the address of sha, with the hash value of signature as sigHash.

(4) Owner of the draft call proposeDocOfGM() (the No.29 API) to create and propose a draft Motion for the General Meeting to approve the document deployed at the address of doc as per the voting rule numbered as seqOfVR with the user numbered as executor to invoke it.

(5) Shareholders call castVoteOfGM() (the No.35 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(6) Any user call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion.

(7) Any Shareholder may call activateSHA() (the No.04 API) to activate the draft of shareholders agreement deployed at the address of body.

(8) Investor may call acceptSHA() (the No.05 API) to accept the terms and conditons of the SHA in force, with the hash value as sigHash.

184

185

7.3. Trade Equity by Agreement

Equity subscription or transfer by agreement is the share trading mechanism designed by ComBoox for the vast majority of non-listed companies. Under this agreement-based approach, both new share issuances and secondary share transfers may be conducted. Settlements can be executed either through a hash time-lock using off-chain fiat currency as payment consideration, or via atomic delivery-versus-payment (DVP) transactions using USDC.

A General Meeting's resolution is an essential step in agreement-based share transactions, ensuring that special investor rights, such as Lock-Up, First Refusal, Drag Along and Tag Along, can be duly exercised. Where the Shareholders' Agreement specifies that the approval voting ratio for equity-trading-related voting rules (Voting Rules No. 1-7) is set to "0," proposals may bypass the voting stage. In such cases, the relevant share transfer or subscription agreement may be deemed approved by the shareholders' meeting directly upon triggering the calculateVoteResult() API, thereby proceeding immediately to settlement.

The process for conducting equity transactions by agreement includes the following steps:

(1) Any Shareholder may call createIA() (the No.38 API) to create a draft Investment Agreement on the Register of Agreement, by cloning the Template of the version numbered as version.

(2) Owner of the draft Investment Agreement calls circulateIA() (the No.39 API) to circulate the finalized draft deployed at the address of body to the parties for signature, attaching with the URL information of docUrl and the hash value of the draft as docHash.

186

(3) Parties to the draft IA call signIA() (the No.40 API) to sign the Investment Agreement deployed at the address of ia, with the signature message's hash value as sigHash.

(4) Owner of the draft to call proposeDocOfGM() (the No.29 API) to create and propose a draft Motion for the General Meeting to approve the document deployed at the address of doc as per the voting rule numbered as seqOfVR with the user numbered as executor to invoke it.

(5) Shareholders call castVoteOfGM() (the No.35 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(6) Any user may call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion.

(7) Seller may call pushToCoffer() (the No.41 API) to confirm all conditions precedent have been satisfied and ready for closing, for the specific deal numbered as seqOfDeal, under the Investment Agreement deployed at the address of ia, by inputting a hash lock value hashLock and setting the closing deadline as closingDeadline.

(8) Buyer calls closeDeal() (the No.42 API) to close the deal numbered as seqOfDeal, under the Investment Agreement deployed at the address of ia, after paying the consideration off-chain, by inputting the hash key string hashKey.

(9) Controller of the company may call issueNewShare() (the No.43 API) to issue new share directly to the buyer, for the capital increasing Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.

187

(10) Seller may call transferTargetShare() (the No.44 API) to transfer the subject share directly to the buyer, for the specific share transfer Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.

(11) Buyer may call payOffApprovedDeal() (the No.46 API) to pay off the specific Deal numbered as seqOfDeal in the Investment Agreement deployed as the address of ia, by paying to the seller/issuer address to certain amount of USDC as per the off-chain authorization signed as auth, to close the Deal.

(12) After the expiration of the Deal, seller may call terminateDeal() (the No.45 API) to terminate the Deal numbered as seqOfDeal under the Investment Agreement deployed at the address of ia.

188

189

7.4. Trade Equity by Listing (in USDC)

The listing-based trading mechanism is designed by ComBoox for companies that are publicly listed. Qualified Investors may subscribe for or transfer company shares through blockchain-based smart contracts using USDC as the settlement currency. This mechanism enables both subscriptions for newly issued shares and secondary trading of existing shares.

The smart contract system, centered on the LOO Keeper and LOO smart contracts, automatically matches and executes orders under a "time priority, price priority" principle, with settlement conducted on a delivery-versus-payment (DVP) model.

A company may stipulate the specific rules governing the listing and issuance of its shares through the "Listing Rules" under its Shareholders' Agreement. Such rules may include, for example, the minimum and maximum issue prices for shares, the minimum interval between share transfers, or the lowest permissible trading price.

Most importantly, the Listing Rules define the role of the Verifier, either as a designated user group or specific individual, who is vested with the authority to approve or revoke "Qualified Investor" status. This whitelist mechanism ensures that all investors participating in the company's share transactions comply with applicable KYC/AML requirements and other regulatory obligations.

A Verifier may be a company director or officer, a designated bookrunner or registrar, an exchange operator, a KYC/AML service provider, or even a competent regulatory authority within a particular jurisdiction.

The company's General Meeting may amend the Listing Rules by updating the Shareholders' Agreement, thereby ensuring that the issuance and trading of its shares remain in compliance with the requirements of specific jurisdictions or trading venues.

190

The public offering or trading of company shares is subject to compliance with applicable laws and regulations governing securities registration, securities trading, KYC, AML, and related requirements. Accordingly, prior to engaging in share listing or trading activities, it is strongly recommended to seek professional advice from qualified legal counsel in the relevant jurisdiction.

The specific procedures for trading company shares under the listing mechanism are as follows:

(1) Controller or director may call placeInitialOffer() (the No.78 API) to place an initial offer for the class of classOfShare, at the price of paid as price, to the amount of paid as paid, with the available number of hours as execHours, pursuant to the Listing Rule numbered as seqOfLR.

(2) A shareholder may call placeSellOrder() (the No.80 API) to place a sell order under the class numbered as classOfShare, as per the Listing Rule of seqOfLR, to the paid value amount to paid, at the selling price of price, with the available time within the number of hours as execHours.

(3) A Qualified Investor may call placeBuyOrder() (the No.82 API) to place a buy order for the class of classOfShare, to the paid value amount to paid, at the buy price of price, within the available time as number of hours of execHours, paying certain amount of USDC as per the off-chain authorization signed as auth.

(4) A Qualified Investor may call placeMarketBuyOrder() (the No.83 API) to place a buy order for the class of classOfShare, to the paid value amount to paid, at the market price, with the available time within the number of hours as execHours, paying certain amount of USDC as per the off-chain authorization signed as auth.

191

(5) The Controller or director may call withdrawInitialOffer() (the No.79 API) to withdraw the initial offer numbered as seqOfOrder under the class of classOfShare, pursuant to the Listing Rule numbered as seqOfLR.

(6) The seller may call withdrawSellOrder() (the No.81 API) to withdraw sell order numbered as seqOfOrder for the class of classOfShare.

(7) The buyer may call withdrawBuyOrder() (the No.84 API) to withdraw the buy order numbered as seqOfOrder for the class of classOfShare that it has placed.

192

193

7.5. Elect or Remove Directors

The power to appoint and remove directors or officers is a fundamental aspect of corporate governance. Within the ComBoox system, the Position Allocation Rules defined in the Shareholders' Agreement may specify the manner in which company executives and officers are appointed, as well as the duration of their terms of office. For example, such rules may establish shareholders' rights to nominate a certain number of board seats or specific positions such as the Chairperson, or the authority of certain directors or executives to nominate, appoint or remove other company officers.

Users vested with nomination or appointment/removal rights may exercise such powers by triggering designated APIs. The election of company officers may take place at a General Meeting or a Board Meeting. A user holding nomination rights may also initiate a motion to remove (impeach) a director or executive whom they have nominated.

Elected candidates must trigger the Appointment API in order to assume office; similarly, resignation requires activation of the Resignation API.

Shareholders may amend the Shareholders' Agreement to revise the Position Allocation Rules, thereby altering the method of appointment or the term of office for specific positions.

The procedures for the election or appointment of directors are as follows:

(1) The right holder calls nominateDirector() (the No.27 API) to nominate the user numbered as candidate for the Director's position numbered as seqOfPos.

(2) The right holder calls createMotionToRemoveDirector() (the No.28 API) to create a draft Motion to remove the officer on the position numbered as seqOfPos.

194

(3) The right holder calls proposeMotionToGeneralMeeting() (the No.34 API) to proposes the Motion numbered as seqOfMotion to the General Meeting.

(4) Members call castVoteOfGM() (the No.35 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(5) Any user may call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion.

(6) The elected candidate calls takeSeat() (the No.06 API) to assume the director's seat identified by seqOfPos pursuant to the authorization granted under the Motion identified by seqOfMotion.

(7) The executor calls removeDirector() (the No.07 API) to remove the director on the position numbered as seqOfPos as per the removal Motion numbered as seqOfMotion.

(8) The director calls quitPosition() (the No.10 API) to quit the position identified as seqOfPos voluntarily.

195

196

7.6. Elect or Remove Officers

The procedures for the election or appointment of officers are as follows:

(1) The right holder calls nominateOfficer() (the No.11 API) to nominate the user numbered as candidate for the Officer's position numbered as seqOfPos.

(2) The right holder calls createMotionToRemoveOfficer() (the No.12 API) to create a draft Motion to remove the officer on the position numbered as seqOfPos.

(3) The right holder calls proposeMotionToBoard() (the No.17 API) to proposes the Motion numbered as seqOfMotion to the Board Meeting.

(4) Directors call castVote () (the No.18 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(5) Any user may call voteCounting() (the No.19 API) to count the vote result for the Motion on the Board Meeting numbered as seqOfMotion.

(6) The elected candidate calls takePosition() (the No.08 API) to assume the director's seat identified by seqOfPos pursuant to the authorization granted under the Motion identified by seqOfMotion.

(7) The executor calls removeOfficer() (the No.09 API) to remove the director on the position numbered as seqOfPos as per the removal Motion numbered as seqOfMotion.

(8) The director calls qutiPosition() (the No.10 API) to quit the position identified as seqOfPos voluntarily.

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198

7.7. Transfer Fund

External payments constitute one of the most important forms of asset disposition and corporate governance actions for a company. Within the ComBoox system, any external payment made by a company must be approved either at a General Meeting or a Board Meeting. The maximum payment amount that may be authorized by the Board can be expressly stipulated in the Governance Rule set forth in the Shareholders' Agreement. Should any Board Motion on external payments exceed such threshold, the system will automatically return an error and prohibit the Motion from proceeding to a vote.

The ComBoox system permits companies to make external payments in three types of tokens: ETH, USDC, and CBP. The first two represent company assets, while the latter, in the case of the ComBoox DAO, represents a category of long-term liabilities classified as "deferred revenue." For other companies, CBP functions as a special utility token that may be consumed when utilizing the ComBoox system.

The ComBoox system provides dedicated APIs for making payments in CBP or USDC. For ETH, however, payments must be executed by triggering the General Keeper to call the universal interface for external smart contracts, which in turn invokes the General Keeper contract's execActionOfGM() or execAction() function to complete the external payment.

The process for effecting external payments involves the following steps:

(1) Any Member or Director may call proposeToTransferFundWithBoard() (the No.14 API) to propose to USDCthe Board, or call proposeToTransferFundWithGM() (the No.31 API) to propose to the General Meeting, to transfer certain amount of CBP (isCBP is true) or USDC (isCBP is false), to the account address to, amount to amt, before the timestamp of expireDate, as per the Voting Rule numbered as seqOfVR, with the user numbered as executor to execute the Motion concerned; or

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(2) Any Member may call createActio()(the No.15 API) or createActionOfGM() (the No.32 API) to create a draft Motion for the Board Meeting or General Meeting to execute a series of calls, as per the voting rule numbered as seqOfVR, to the contracts deployed at the addresses of targets, with paying the respective ETH amount to values, and inputting parameters of params, attached a description message whose hash value is desHash, with the user numbered as executor to invoke it.

(3) Directors call castVote () (the No.18 API) to cast vote in the Board Meeting with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash; or

(4) Members call castVoteOfGM() (the No.35 API) to cast vote in the Genal Meeting with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(5) Any user calls voteCounting() (the No.19 API) to count the vote result for the Motion on the Board Meeting numbered as seqOfMotion; or

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(6) Any user may call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion.

(7) The designated executor calls transferFund() (the No.69 API) to transfer, CBP (isCBP is true) or USDC (isCBP is false), to the account address to, amount to amt, as per the Motion passed by, the Board (toBMM is true) or the General Meeting (toBMM is false), before the timestamp of expireDate, numbered as seqOfMotion; or

(8) The designated executor calls execAction()(the No.20 API) or execActionOfGM() (the No.37 API) to execute the Motion numbered as seqOfMotion, categorized as typeOfAction, to trigger the series of calls to the contracts deployed at addresses of targets, with paying the respective ETH amount to values, inputting parameters as params, attached with hash value of the description message as desHash.

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7.8. Distribute Profits or Income

ComBoox enables companies to distribute profits or income in USDC. Any distribution must be approved by Resolution at the company's General Meeting. Distributions in USDC require triggering the Cashier contract's distrProfits() or distrIncome() function to complete the process.

The procedure for distributing company profits includes the following steps:

(1) Any Member may call proposeToDistributeUsd() (the No.30 API) to propose to distribute profits or income of the company in USDC, to the General Meeting, pursuant to the Voting Rule numbered as seqOfVR, and the Distribution Rule numbered as seqOfDR, amount to amt, before the expiration date of expireDate, with the user numbered as executor to execute.

(2) Members call castVoteOfGM() (the No.35 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(3) Any user may call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion.

(4) The designated executor call distrProfits() (the No.67 API) or distrIncome() (the No.68 API) to distribute the profits or income of the company in USDC amount to amt, as per the Motion numbered as seqOfMotion, and the distribution rule numbered as seqOfDR, before the expiration date of expireDate.

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Flowchart of **Distribute Profits or Income**

Procedure
Proposor
other Members
Executor
1 Propose to distribute profits or income of the company in USDC, to the General Meeting, pursuant to the Voting Rule numbered as seqOfVR, and the Distribution Rule numbered as seqOfDR, amount to amt, before the expiration date of expireDate, with the user numbered as executor to execute.
GK
proposeToDistributeUsd(uint amt, uint expireDate, uint seqOfVR, uint seqOfDR, uint para uint executor)
GMM Keeper
30. proposeToDistributeUsd
2 Cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.
GK
castVoteOfGM(uint seqOfMotion, uint attitude, bytes32 sigHash)
GMM Keeper
35. castVoteOfGM
3 Count the vote result for the Motion on the General Meeting numbered as seqOfMotion.
GK
voteCountingOfGM(uint seqOfMotion)
GMM Keeper
36. voteCountingOfGM
4.1 Distribute the profits of the company in USDC amount to amt, as per the Motion numbered as seqOfMotion, before the expiration date of expireDate.
GK
distrProfits(uint amt, uint expireDate, uint seqOfDR, uint seqOfMotion)
Accountant
67. distrProfits
4.2 Distribute the income of the company in USDC amount to amt, as per the Motion numbered as seqOfMotion, and the distribution rule numbered as seqOfDR, before the expiration date of expireDate.
GK
distrIncome(uint amt, uint expireDate, uint seqOfDR, uint fundManager uint seqOfMotion)
Accountant
68. distrIncome

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7.9. Call External Smart Contracts

As a Turing-complete programming language, Solidity enables the development of smart contracts to implement a wide range of legal actions depending on the application scenario. Within the ComBoox system, the General Keeper contract represents the on-chain legal entity of the company. Accordingly, when the General Keeper invokes an external smart contract, this action is deemed to constitute the company, in its capacity as an independent legal person, undertaking legal acts in external civil or commercial matters.

For this purpose, two universal interfaces-execAction() and execActionOfGM()-have been specifically developed. These functions allow the company to call external smart contracts flexibly, thereby adapting to future contracts designed for various commercial purposes. By invoking such contracts, the company can perform legally binding actions and achieve its intended business objectives. The former interface corresponds to legal actions requiring Board approval, while the latter corresponds to those requiring General Meeting approval.

When invoking external contract interfaces, the target contract addresses and corresponding instructions are structured in arrays. This design allows multiple smart contract functions to be called within a single instruction, enabling the execution of multiple legal actions and the realization of complex business objectives in a single operation.

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The process for executing external smart contracts through the General Keeper includes the following steps:

(1) Any Member may call createActionOfGM() (the No.32 API) to create a draft Motion for the General Meeting to execute a series of calls, as per the voting rule numbered as seqOfVR, to the contracts deployed at the addresses of targets, with paying the respective ETH amount to values, and inputting parameters of params, attached a description message whose hash value is desHash, with the user numbered as executor to invoke it; or

(2) Any director may call createAction() (the No.15 API) to create a draft Motion for the Board Meeting to execute a series of calls, as per the voting rule numbered as seqOfVR, to the contracts deployed at the addresses of targets, with paying the respective ETH amount to values, and inputting parameters of params, attached a description message whose hash value is desHash, with the user numbered as executor to invoke it.

(3) Owner who created the Motion may call proposeMotionToGeneralMeeting() (the No.34 API) to proposes the Motion numbered as seqOfMotion to the General Meeting; or

(4) Owner who created the Motion may call proposeMotionToBoard() (the No.17 API) to proposes the Motion numbered as seqOfMotion to the Board Meeting.

(5) Members may call castVoteOfGM() (the No.35 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash; or

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(6) Directors may call castVote() (the No.18 API) to cast vote with the attitude for the Motion numbered as seqOfMotion with the signature message's hash value as sigHash.

(7) Any user may call voteCountingOfGM() (the No.36 API) to count the vote result for the Motion on the General Meeting numbered as seqOfMotion; or

(8) Any user may call voteCounting() (the No.19 API) to count the vote result for the Motion on the Boardl Meeting numbered as seqOfMotion.

(9) The designated executor may call execActionOfGM() (the No.37 API) to execute the Motion numbered as seqOfMotion, categorized as typeOfAction, to trigger the series of calls to the contracts deployed at addresses of targets, with paying the respective ETH amount to values, inputting parameters as params, attached with hash value of the description message as desHash; or

(10) The designated executor may call execAction() (the No.20 API) to execute the Motion numbered as seqOfMotion, categorized as typeOfAction, to trigger the series of calls to the contracts deployed at addresses of targets, with paying the respective ETH amount to values, inputting parameters as params, attached with hash value of the description message as desHash.

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7.10. Pledge Shares for Debts

The system maintains a dedicated Register of Pledges smart contract to record all equity pledge arrangements. Shareholders may pledge the equity they hold as collateral for a specified guaranteed amount of debt, subject to a defined guarantee period and up to a pledged value based on the paid value of the shares. The pledgee may transfer its pledge rights together with the underlying debt obligation. The pledgee may also confirm repayment of part of the principal, in which case the system will automatically reduce the pledged equity proportionally.

A pledgee may establish a hash lock mechanism whereby, once the pledgor repays the principal off-chain, the pledge may be released upon submission of the corresponding hash key. Upon maturity of the debt, the pledgee may exercise its rights by transferring the pledged equity to a designated buyer. Conversely, once the guarantee period expires, the pledgor may revoke the pledge to release the pledged shares.

It is important to emphasize that both the pledgee and any buyer designated upon enforcement of the pledge must obtain and maintain Qualified Investor status. Otherwise, the system will return an error message and block both the creation and enforcement of the pledge.

The specific steps for establishing and managing equity pledges are as follows:

(1) A Shareholder may call createPledge() (the No.52 API) to create a Pledge with the codified serial number snOfPld amount to paid value of paid and par value of par to guarantee the debt amount to guarantedAmt with the guarantee period lasting for number of days of execDays.

(2) Pledgee may call transferPledge() (the No.53 API) to transfer the Pledge numbered as seqOfPld setting up on the pledged share numbered seqOfShare to the user numbered as buyer with the credit amount to amt.

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(3) Pledgee calls refundDebt() (the No.54 API) to confirm refunding of the debt, guaranteed by the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare, by the amount of amt.

(4) Pledger calls extendPledge() (the No.55 API) to extend the guarantee period of the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare for a such number of days as extDays.

(5) Pledgee calls lockPledge() (the No.56 API) to set up a hash lock with the hash value as hashLock on the Pledge numbered as seqOfPld setting on the pledged share numbered seqOfShare.

(6) After paying consideration off-chain and obtaining the hash key, Pledger calls releasePledge() (the No. 57 API) to release the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare by inputting the hash key string hashKey.

(7) After the debt's maturity and before expiration of the guaranteed period, Pledgee calls execPledge() (the No.58 API) to execute the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare to transfer the target share to the user numbered as buyer who belongs to the concert group represented by the user numbered as groupOfBuyer.

(8) After the expiration of the guaranteed period, Pledger calls revokePledge() (the No.59 API) to revoke the Pledge numbered as seqOfPld setting on the pledged share numbered as seqOfShare.

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7.11. Execute Special Investor Rights of SHA

First Refusal rights, Drag Along rights, Tag Along rights, and Anti Dilution rights are common features in equity investment transactions. Although it is highly unlikely that all such rights would be exercised simultaneously, the system provides a clear sequence of priority for their exercise.

Once an Investment Agreement has been signed, holders of First Refusal rights may exercise their rights first. In such case, the system will terminate the original Deal contemplated under the Investment Agreement and record the First Refusal exercise claims. Upon expiry of the first-refusal exercise period, the seller may trigger the relevant interface to calculate the outcome of the first-refusal exercise. The system will then, in accordance with the First Refusal Rule set forth in the Shareholders' Agreement, recalculate and generate new transactions reflecting the updated Deals to the agreement.

Subsequently, holders of Drag Along or Tag Along rights may exercise such rights. Upon the expiry of the applicable exercise period, the buyer under the Investment Agreement may trigger the interface to confirm acceptance of the additional transfer transactions arising from the exercise of Drag Along or Tag Along rights.

If the issue price in a capital increase Deal falls below the Anti-Dilution provisions set forth in the SHA, holders of Anti-Dilution rights may exercise their claims. In such case, the system will automatically generate transfer transactions whereby shares representing a specified paid-in value are reallocated, free of charge, from the holdings of the anti-dilution obligors to the rights holders. Upon closing of the underlying transaction, the rights holders may trigger the API concerned to receive the additional shares, thereby adjusting the subscription price of their holdings to align with the capital increase Deal's price.

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The exercise procedures for the foregoing special investor rights are as follows:

(1) Right holder call execFirstRefusal() (the No.64 API) to execute its First Refusal right, as per the Rule numbered as seqOfRule, with the identified sequence number as seqOfRightholder, to request to buy the subject share of the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia, with the signature hash value as sigHash.

(2) Any Member may call computeFirstRefusal() (the No.65 API) to compute the First Refusal claims result for the Deal numbered as seqOfDeal of the Investment Agreement deployed at the address of ia, so as to obtain the automatically updated Investment Agreement.

(3) Rightholder may call execAlongRight() (the No.60 API) to execute the Drag-Along right codified as snOfClaim in the Investment Agreement deployed at the address of ia, to sell with the same condition of the obligor's share numbered as seqOfShare to the amount of paid value of paid and par value of par, with the signature's hash value as sigHash; or

(4) Rightholder may call execAlongRight() (the No.60 API) to execute the Tag-Along right, for the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia, to sell with the same condition of its share numbered as seqOfShare to the amount of paid value of paid and par value of par, with the signature's hash value as sigHash.

(5) Buyer may call acceptAlongDeal() (the No.61 API) to accept the Tag/Drag Along requests, for the Deal numbered as seqOfDeal of the Investment Agreement deployed at the address of ia, with the signature's hash value as sigHash.

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(6) Rightholder may call execAntiDilution() (the No.62 API) to execute the Anti-Dilution right, towards the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia, for its share numbered seqOfShare, with the signature hash value as sigHash.

(7) Rightholder may call takeGiftShares() (the No.63 API) to take the gift shares, generating as per the Anti-Dilution Term of SHA, for the Deal numbered as seqOfDeal in the Investment Agreement deployed at the address of ia.

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7.12. Execute Options

Options are a common feature in equity financing arrangements and generally take the form of Put Option or Call Option. The triggering conditions may be based simply on the passage of time or the arrival of a specified date, or they may be contingent upon financial metrics such as the company's revenue or net profit falling below or exceeding a specified threshold. For off-chain data such as company revenue, the triggering conditions should be updated either by an independent third-party auditor or through real-time data feeds provided by automated oracle service providers.

Under a Put Option, the option holder may designate shares held by the obligor as the Pledged Share and identify the shares they wish to dispose of as the Target Share, thereby creating a Swap. Conversely, under a Call Option, the option holder may designate the obligor's shares they intend to acquire as the Target Share and select their own shares as the Pledged Share, likewise creating a Swap.

In such a structure:

a. The obligor under a Put Option, or the holder of a Call Option, acting as the buyer of the Target Share, may acquire the Target Share by paying USDC or ETH, thereby releasing the Pledged Share under the Swap.

b. The holder of a Put Option, or the obligor under a Call Option, acting as the seller of the Target Share, may trigger the interface to execute the Swap, transferring the Target Share while simultaneously releasing the pledge imposed on the Pledged Share.

The transfer price of the Target Share in a Swap is determined in accordance with the Put / Call Option Terms set forth in the SHA. The pledged paid amount of the Pledged Share is automatically calculated by the system as the total transaction value of the Target Share transfer divided by the acquisition price of the Pledged Share.

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The procedures for exercising options are as follows:

(1) Direct Keeper of General Keeper calls updateOracle() (the No.47 API) to update the key performance indicators of d1, d2, and d3, for the specific Option numbered as seqOfOpt.

(2) Option holder calls execOption() (the No.48 API) to execute the Option numbered as seqOfOpt.

(3) Option holder calls createSwap() (the No.49 API) to create a Swap on the target share numbered as seqOfTarget, for paid value amount to paidOfTarget, with the collateral set up on the pledged share numbered as seqOfPledge, for executing the Option numbered as seqOfOpt.

(4) Buyer of the Target Share calls payOffSwap() (the No.50 API) to pay certain amount of ETH with the equivalent value, under the Swap numbered seqOfSwap, of the Option numbered as seqOfOpt, to close the Swap.

(5) Shareholder of the Target Share calls terminateSwap() (the No.51 API) to execute the swap numbered as seqOfSwap of the Option numbered as seqOfOpt, by transferring the Target Share and releasing the Pledged Share.

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Flowchart of **Execute Options**

Procedure
Secretary / Seller
Rightholder
Buyer
1. Update the key performance indicators of d1, d2, and d3, for the specific Option numbered as seqOfOpt.
GK
updateOracle(uint seqOfOpt, uint d1, uint d2, uint d3)
ROO Keeper
47. updateOracle
2. Execute the Option numbered as seqOfOpt.
GK
execOption(uint seqOfOpt)
ROO Keeper
48. execOption
3. Create a Swap on the target share numbered as seqOfTarget, for paid value amount to paidOfTarget, with the collateral set up on the pledged share numbered as seqOfPledge, for executing the Option numbered as seqOfOpt.
GK
createSwap(uint seqOfOpt, uint seqOfTarget, uint paidOfTarget, uint seqOfPledge)
ROO Keeper
49. createSwap
4. Pay certain amount of USDC to the recipient's address to, as per the off-chain authorization signed as auth, to release the pledged share under the Swap numbered seqOfSwap of the Option numbered as seqOfOpt, to close the Swap.
USD Keeper
payOffSwap(ICashier.TransferAuth memory auth, uint seqOfOpt, uint seqOfSwap, address to)
USD ROO Keeper
50. payOffSwap
5. Execute the swap numbered as seqOfSwap of the Option numbered as seqOfOpt, by transferring the target share and releasing the pledged share.
GK
terminateSwap(uint seqOfOpt, uint seqOfSwap)
ROO Keeper
51. terminateSwap

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8. CBP And Economic Model

To measure and collect license fees for authors, the system introduced an ERC-20 token ---- "ComBoox Points" ("CBP").

The Attributes and Specifications of CBP Name: ComBooxPoints Symbol: CBP Standard: ERC20 Book-Entry Contract: RegCenter Unit: CBP Minimum unit: Lee Conversion formula: 1 CBP = 10^18 Lee

CBP does NOT represent any equity share or ownership share of any entities, and does NOT have any beneficiary interests of equity or trust, which is only aimed to collect license fees for smart contracts in ComBoox. The value of CBP may fluctuate from time to time depending on the number of users and registered companies in ComBoox, which may reflect the value change of the smart contracts concerned with respect to their intellectual property rights.

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In order to reduce the uncertainty of CBP prices, especially to avoid the risk of "price increase" brought about by the increase in user stickiness, we deliberately adopts a basic pricing model of "Fixed Maximum Price, Adjustable Promotion Policy".

ComBoox's economic model and license fee can be summarized as follows:

8.1. Rate of Royalty

The author may set the rate of royalty for any write APIs of the contract templates. Each time a user calls the said API to exercise rights, a calculated license fee will be transferred from its account to the author's account. Once set, the rate will be fixed on the particular contract template, based on which, clone contracts will inherit the same rate of royalty.

8.2. Collection of License Fee

When a user exercise rights by calling a contract's chargeable API, the contract will automatically call Reg Center to query the caller's user number. Thereafter, the Register will charge a specific amount of CBP from the caller's Prime Key account based on the rate of royalty set in the template, and pay to the author.

8.3. Commission of Platform

For each license fee payment, ComBoox charges a commission of up to 20%, which is directly transferred to the Owner of ComBoox. From time to time, ComBoox may revise its promotional policies to reduce the commission rate or establish a minimum royalty rate to ensure coverage of its operational costs. As such, while the platform's maximum commission rate is fixed at 20%, the actual amount payable may vary based on applicable discount policies.

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8.4. Promotion Policy

Author may create or adjust its license fee at any time by providing users a certain amount of coupon or a certain rate of quantity discount. Therefore, the original royalty rate set by author when deploying template actually is the ceiling rate.

License Fee Payable = Royalty Rate - Total Coupon - Number of Calls * Quantity Discount Rate

Function of _chargeFee
function _chargeFee(
  address targetAddr,
  uint fee,
  address authorAddr,
  UsersRepo.Key memory rr
) private {

  UsersRepo.User storage t = _getUser(targetAddr);
  address ownerAddr = getOwner();

  UsersRepo.Rule memory pr = getPlatformRule();
  uint floorPrice = uint(pr.floor) * 10 ** 9;
  if (fee < floorPrice)
    revert RC_WrongState(bytes32("RC_FeeTooLow"));

  uint offAmt = uint(t.primeKey.coupon) * uint(rr.discount)
    * fee / 10000 + uint(rr.coupon) * 10 ** 9;
  fee = (offAmt < (fee - floorPrice)) ? (fee - offAmt) : floorPrice;
  uint giftAmt = uint(rr.gift) * 10 ** 9;

  if (ownerAddr == authorAddr || pr.rate == 2000) {
    if (fee > giftAmt)
      _transfer(t.primeKey.pubKey, authorAddr, fee - giftAmt);
  } else {
    _transfer(t.primeKey.pubKey, ownerAddr, fee * (2000 - pr.rate) / 10000);
    uint balaceAmt = fee * (8000 + pr.rate) / 10000;
    if ( balaceAmt > giftAmt)
      _transfer(t.primeKey.pubKey, authorAddr, balaceAmt - giftAmt);
  }

  _addCouponOnce(targetAddr);
}

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8.5. New User's Gift

ComBoox may introduce promotion policy to give a certain amount of CBP as gift to newly registered external accounts from time to time. For details of promotion policy, users can call "Get Platform Rule" API of Reg Center to check details.

8.6. Transfer of Smart Contracts' Copyright

Smart contracts' Author can freely transfer the templates' copyright to other users. After transfer, license fee for these smart contracts will be paid to prime key address of the transferee. The transferee will then be entitled to further transfer the copyright to other users.

Function of TransferIPR
function transferIPR(
  Repo storage repo,
  uint typeOfDoc,
  uint version,
  uint transferee,
  uint caller
) public {

  if (caller != getAuthor(repo, typeOfDoc, version))
    revert DocsRepo_WrongParty(bytes32("DR_NotAuthor"));

  repo.heads[repo.bodies[typeOfDoc][version][0].addr].author
    = uint40(transferee);
}

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8.7. Transfer of System's ownership

ComBoox's Owner can also transfer its ownership to other accounts, thereby transferring the creditor's right to receivables of platform commission.

Function of TransferOwnership
function transferOwnership(
  Repo storage repo, address newOwner
) public onlyOwner(repo) {

    if (newOwner == address(0))
      revert USRR_WrongInput(bytes32("UR_TO: zero address"));

    repo.users[0].primeKey.pubKey = newOwner;
}

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9. Financial Records

ComBoox adopts USDC as special "general equivalence" to pay for new share subscription or share transfer consideration. It also allows companies booked in the system to transfer USDC respectively, or to pay ETH together with calling external smart contracts to pay for the cost or consideration of legal actions.

To facilitate automatic bookkeeping of the financial records of these activities, the system set up special events in the smart contracts of the General Keeper, Sub-Keepers and Cashier, so that the financial records of these payment activities can be retrieved and summarized in real time automatically.

9.1. Exchange Rate

9.1.1. USD/CBP

The system offers CBP to the public through the smart contract of Fuel Tank, at the USD/CBP exchange rate that is determined by the Owner of the Platform. Currently, the exchange rate is 2,816.15 USD/CBP, which can be retrieved in real time by users.

9.1.2. USDC

The price of USDC is deemed to be always $1.00 per unit.

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9.2. CBP Flow Records

As an ERC-20 token, CBP's income and expenditure are booked in the Registration Center, which automatically records the sender, recipient and amount of each transaction Users can further distinguish the CBP payments with respect to their detailed scenarios and reasons according to the identity of the payer and payee. For example, when the payer is "zero" address, it means the Platform minted coins to the payee.

CBP Transfer Event
event Transfer(address indexed from, address indexed to, uint256 value);

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9.3. USDC Flow Records

ComBoox provides API for equity trading transactions in USDC, and, Cashier holds, receives, forwards, transfers, or distributes the USDC paid in connection with these transactions, and is also responsible for recording all such USDC payment activities.

9.3.1. USDC Inflow

For USDC paid to the company such as paid-in contributions and equity subscriptions, the Cashier will only record the reason for the payment through the event log, and will not allocate such USDC to the deposit account or the escrow account.

Collect USD Function
function collectUsd(TransferAuth memory auth, bytes32 remark) external anyKeeper { _transferWithAuthorization(auth); emit ReceiveUsd(auth.from, auth.value, remark); }

9.3.2. USDC Outflow

In addition to the USDC Distribution scenario described in section (1), any other USDC payments of a company shall also be subject to the approval of the General Meeting of Members or the Board of Directors in accordance with the corporate governance process stipulated in the Shareholders Agreement, which are essentially the process of implementing the resolutions of the General Meeting of Members or the ones of the Board of Directors.

The authorized executor needs to call the function of ExecAction or ExecActionOfGM of General Keeper, so as to further invoke the function of TransferUSD of Cashier to make the payment.

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9.3.3. USDC Deposit Records

(1) Distribute USD Function

As the price of USDC is deemed to be $1.00 per unit, no balance or change will be generated for payments made in USDC. Any consideration or refund will be settled directly to the relevant user's account.

However, in the event that any USDC is distributed by a company to its Members, the corresponding amounts will be allocated under each Member's User Number in a private mapping called "_lockers". Thereafter, Members may retrieve their allocated deposits at their discretion at any time.

Mapping _lockers & Distribute Profits Function of Cashier

mapping(uint => uint) private _lockers;

function distrProfits(uint amt, uint seqOfDR) external onlyKeeper returns(
  WaterfallsRepo.Drop[] memory mlist
){

  if (balanceOfComp() < amt)
    revert Cashier_Overflow(bytes32("Cashier_InsufficientAmt"));

  RulesParser.DistrRule memory rule =
    _gk.getSHA().getRule(seqOfDR).DistrRuleParser();

  IRegisterOfMembers _rom = _gk.getROM();
  IRegisterOfShares _ros = _gk.getROS();
  WaterfallsRepo.Drop memory drop;

  if ( rule.typeOfDistr == uint8(RulesParser.TypeOfDistr.ProRata)) {
    (drop, mlist, ) = _rivers.proRataDistr(amt, _rom, _ros, false);
  } else if (rule.typeOfDistr == uint8(RulesParser.TypeOfDistr.IntFront)) {
    (drop, mlist, ) = _rivers.intFrontDistr(amt, _ros, rule);
  } else revert Cashier_WrongState(bytes32("Cashier_WrongTypeOfDistr"));

  emit DistrProfits(amt, seqOfDR, drop.seqOfDistr);
  _distrUsd(mlist, bytes32("DistrProfits"));

}

function _distrUsd(WaterfallsRepo.Drop[] memory mlist, bytes32 remark) private {

  uint len = mlist.length;
  while (len > 0) {
    WaterfallsRepo.Drop memory drop = mlist[len-1];
    _depositUsd(drop.member, drop.income + drop.principal, remark);
    len--;
  }
}

function _depositUsd(uint payee, uint amt, bytes32 remark) private {
  if (payee == 0) {
    revert Cashier_WrongParty(bytes32("Cashier_ZeroPayee"));
  }

  emit DepositUsd(amt, payee, remark);

  _lockers[payee] += amt;
  _lockers[0] += amt;
}

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(2) Pickup USD Function

USDC deposited in a user's deposit account can only be exclusively picked up by such user by calling the Pickup USD Function of the Cashier, and cannot be misappropriated or withdrawn by any other account.

Function of pickupUsd (Cashier)
function pickupUsd() external {
  uint caller = _msgSender(msg.sender, 18000);
  uint value = _lockers[caller];

  if (value > 0) {
    _lockers[caller] = 0;
    _lockers[0] -= value;
    emit PickupUsd(msg.sender, caller, value);

    if (!_gk.getBank().transfer(msg.sender, value))
      revert Cashier_TransferFailed(bytes32("Cashier_TransferFailed"));
  } else revert Cashier_Overflow(bytes32("Cashier_NoBalance"));

}

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9.3.4. USDC Escrow Records

(1) Escrow USDC

The system allows verified investors to trade the equity shares of the registered companies in the smart contract of List of Orders with six types of orders: limited buy order, market buy order, limited sell order, market sell order, limited issue order, and market issue order. When listing a limited buy order, the system needs to deposit the USDC paid by the buyer into the escrow account as margin.

When depositing margin, the system will call the function of Custody USD of Cashier, and deposit the relevant amount into a private mapping called "_coffers". This allows different users to be distinguished and prevents the margin from being taken out by the user himself or any other user.

Mapping _coffers & Function of custodyUsd (Cashier)
mapping(address => uint) private _coffers;
function _transferWithAuthorization(TransferAuth memory auth) private {
  _usd().transferWithAuthorization(
    auth.from,
    address(this),
    auth.value,
    auth.validAfter,
    auth.validBefore,
    auth.nonce,
    auth.v,
    auth.r,
    auth.s
  );
}
function custodyUsd(TransferAuth memory auth, bytes32 remark) external anyKeeper {
  _transferWithAuthorization(auth);
  _coffers[auth.from] += auth.value;
  _coffers[address(0)] += auth.value;
  emit CustodyUsd(auth.from, auth.value, remark);
}

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(2) Release USDC

When a sell order or issue order is listed, the system will take the lead in matching the transaction with the existing listed buy orders, and after the transaction is closed, the margin locked up with the buy order will be released to the seller's deposit account as consideration, or to the company as capital contribution.

Upon releasing the margin, the Release USD function of Cashier will be called, through the events of which the payer, payee, amount, and reason of the payment will automatically be recorded. Similar to Save To Coffer, a summary description of the reason of payment will be saved in ASCII code via a Bytes32 fixed-length array.

Function of releaseUsd (Cashier)
function releaseUsd(
  address from, address to, uint amt, bytes32 remark
) external anyKeeper {
  if(_coffers[from] < amt)
    revert Cashier_Overflow("Cashier_InsufficientAmt");

  _coffers[from] -= amt;
  _coffers[address(0)] -= amt;

  emit ReleaseUsd(from, to, amt, remark);

  if (!_gk.getBank().transfer(to, amt))
    revert Cashier_TransferFailed(bytes32("Cashier_TransferFailed"));
}

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(3) Reason of USDC Escrow

The table below provides a summary of the reasons for escrow or releasing USDC margin and their ASCII codes.

Reason of Escrow
Scenario	Brief Description	ASCII Code (Bytes32 in Hex)
Deposit Buy Order Margin	CustodyValueOfBid	0x437573746f647956616c75654f66426964000000000000000000000000000000
Release Margin to Company	CloseInitOfferAgainstBid	0x436c6f7365496e69744f66666572416761696e73744269640000000000000000
Release Margin to Seller	CloseOfferAgainstBid	0x436c6f73654f66666572416761696e7374426964000000000000000000000000
Refund Buy Order Margin	RefundValueOfBidOrder	0x526566756e6456616c75654f664269644f726465720000000000000000000000

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10. Key Legal Issues

When start using ComBoox to book equity shares and corporate governance records, you may consider several key legal issues as follows:

10.1. Digital Identification Mechanism VS. Real-Name Requirements

There is a distance between digital identification mechanism of ComBoox and real-name requirements in various countries. ComBoox takes the EVM account address as the basis of user identification, and does not verify the user's social identity such as name, nationality, or residence etc., which has a distance to the real-name requirements of various jurisdictions with respect to finance, securities, foreign exchange, tax, investor suitability, and anti-money laundering.

Not directly managing users' social identity information is certainly related to the characteristics of blockchain technology, but more importantly, it is conducive to effectively protecting personal privacy, business secrets and other information in the open public blockchain environment.

Even though there exists a distance between digital identification and real-name requirements, while, distance does not mean impossible. Stakeholders of a company can surely cooperate together to register and maintain their social identities in accordance with the legal requirements of the relevant jurisdictions of registration, operation or transaction, and to effectively connect their on-chain digital identity with their real world social identities, so as to satisfy the mandatory real-name requirements of the relevant laws and regulations.

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Making full use of the rigid programming logic of blockchain and smart contracts to realize the concept of "Code is Law", thereby effectively overcoming or even fundamentally solving the problems caused by human interference, and enhancing equity value by leveraging the great support of the massive liquidity of crypto markets. All Benefits and advantages brought by blockchain technologies can certainly outweigh costs and expenses incurred by satisfying the real-name requirement.

No matter it is to anti-tax avoidance, anti-money laundering, counter-terrorism financing, to protect financial consumers' rights and interests, to maintain foreign exchange order, or to protect monetary sovereignty, real-name requirements always have their specific legislation purpose and specific interests protection objects. As long as these legislative purposes can be effectively achieved through scientific methods, and the rights and interests of the subjects can be effectively protected, on-chain corporate governance and compliance operation goals can be perfectly combined ultimately.

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10.2. Real Time Information Disclosure VS. Trade Secret Protection

Blockchain's technical features determine that once equity shares and corporate behaviors are booked on chain, such records will become publicly aware and cannot be kept as confidential information in traditional way.

However, equity shares and corporate governance records, by nature, shall be public information and should not be regarded as trade secrets. By means of public registration system to ensure a proper transparency of corporate governance, so as to protect rights of creditors, bona fide third parties and other external stakeholders, to establish the fiduciary duties of managers to shareholders, and to determine the apparent agency relationship between managers and the company, these are the general legal principles that most countries adopted to regulate the external legal relationships of companies as per their prevailing commercial laws. It is also a fundamental reason why the public registration system of company archives has been established in so many countries.

Usually, what are protected as trade secrets are usually confidential information that has monopoly legitimacy and commercial value, such as intellectual property rights, major transactions pricing, etc. Most corporate governance documents and most contents thereof obviously do not belong to this category.

For those parts of corporate governance documents that really need to be kept confidential, other workarounds can be used to deal with them, thereby resolving the conflict between information confidentiality and governance behavior on chain.

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For example, encrypt the electronic document with natural language first, and then upload the encrypted file to the IPFS, and finally use the CID hash as the content index to be stored on blockchain. In this way, the confidentiality of trade secrets can be satisfied on the one hand, and corporate governance behaviors such as company decisions and shareholder resolutions can be kept on the blockchain on the other, and the original text of confidential information can be retrieved, downloaded, decrypted, and restored from IPFS when necessary, so as to verify the consistency of decision-making results with the subject contents reviewed. With this approach, corporate governance can maintain openness and standardization while achieving effective protection of trade secrets, avoiding the use of "confidentiality" as an excuse to circumvent the voting process on blockchain, or sacrificing the commercial interests of confidential information because of voting on blockchain.

Therefore, the distance between information disclosure on blockchain and the trade secret protection can be solved by smart contracts. While ensuring the information security, the transparency and non-tamperability of blockchain can be well utilized to achieve transparency and standardization of corporate governance.

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10.3. Internal Book-Entry Records VS. Public Registration Information

Public registration system has been widely adopted in various countries as a basic legal principle to maintain the commercial order. At the same time, company laws usually require companies to properly manage corporate governance documents such as the register of shares, register of members, general meetings minutes, register of directors, etc. to ensure the transparency and legality of company operations.

So, if there are any discrepancies between the internal governance records managed byComBoox and the company files in public registration authority, which one should prevail and will it give rise to a conflict of laws?

In international judicial practices, the delivery of equity and the establishment of shareholder identity are often determined on company's internal legal behaviors, such as issuing a capital certificate or recording names of shareholders in the register of members. In other words, when regulating the "internal" equity investment relationship between shareholders and the company, and when judging the delivery time of the "internal" contractual relationship between the buyers and sellers of equity transactions, the company's internal files are often the decisive basis for judgment. Therefore, it can also be generally understood that the company's internal files are the "effective basis" for judging equity establishment and equity delivery, and are the fundamental basis for handling internal investment relationships and internal contract relationships.

On the other hand, when a creditor relies on the public information to claim that shareholders shall implement capital contribution obligation, the stock investors claim that the managers of a listed company shall bear their fiduciary duties, bona fide third party claims that a contract signed by directors shall bind the company, the internal files' records (such as equity shares have been transferred, managers have resigned etc.) cannot be used as a defensive reason then. Judicial practice often determines the attribution of liability and the establishment of an apparent agency relationship based on the public registration information. Therefore, the publicly registered company records are the "confrontational basis" for judging the attribution of responsibilities and adversarial legal claims, and are the fundamental basis for handling the company's external relationship of creditors' rights or apparent agencies.

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Therefore, the internal files managed by the company do not conflict with the officially registered company records, but play different legal roles at different levels. Moreover, this problem is not a new problem brought by ComBoox or blockchain technology, but an inherent legal problem that has existed for a long time. Existing legal principles, legal norms and judicial practices have mature rules and jurisprudence to solve them. The internal company records confirm the shareholder's identity, allocate the ownership of shares, and regulate the internal legal relationship of a company; public registration records deal with credit relationship, insolvency liability and apparent agents, and regulate external legal relationship for a company. The two records system together constitute the legal system of corporate governance, are interconnected and complementary, and jointly ensure the legality and transparency of company operations.

It is worth noting that most countries require companies to update their public registration information in a timely manner in event of changes in shareholdings, managers or major company governance decisions, thus ensuring the consistency of the internal file and the official registry, which proves that both records are well coexisting and complementing with each other.

Therefore, if a company adopts ComBoox to manage its internal records on blockchain, it will not create a legal conflict with the information in official public registration system. Moreover, if ComBoox solution is widely used, it is likely to promote or even revolutionize existing public registration system, and may lead to the integration of two records system into one.

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10.4. Give Legal Effects to On-Chain Books

In brief, through constitutional documents like articles of association or bylaws, the company needs to give on-chain books special legal effects from the following aspects:

(1) Registers of Interests: The contents of Register of Shares, Register of Pledges and Register of Options directly reflect property rights and interests. Therefore, it is necessary to clearly stipulate in the constitutional document that these on-chain Registers shall be regarded as the fundamental basis for the relevant rights and interests, so that changes in these Registers can directly lead to legal consequences of creation, modification, disposal or elimination of the relevant legal rights or legal relationships;

(2) Registers of Governance Behaviors: The core meaning of Registers of governance behaviors (like Board Meeting Minutes, General Meeting Minutes, or Register of Directors) is to record the expressions of intention, and the key points of recording the expressions of intention lies in confirming the binding forces of electronic signatures to their specific subjects, therefore, it needs to stipulate in the constitutional documents that:

a. calling commands relating to expressions of intention (such as signing documents, proposing motion, voting, taking office, resignation, etc.) signed (or triggered) by the parties through their electronic wallet (or private key) have legal binding forces upon the perpetrators;

b. on-chain timestamp recorded by the system shall be regarded as the time when the relevant legal behavior occurred;

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c. the hash digest value stored on-chain shall be regarded as the fundamental basis for verifying the integrity of the expression content; and

d. legal documents that lack on-chain evidence (such as general meeting resolution, board meeting resolutions, or director's signature etc.) are not legally binding on the company.

(3) Prevailing of Smart Contracts: Shareholders Agreements, Investment Agreements and other smart contracts of the system will automatically control on-chain legal actions, and will directly result in legal consequences like equity changes, inauguration and resignation. Therefore, it's vital important to clearly specify in the company's constitutional document drafted in natural language that, in case any descriptions exist (in meaning or in logical) between the natural language documents and their corresponding on-chain smart contracts, the smart contracts shall prevail.

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11. Software License

ComBoox Software License 1.0

TERMS AND CONDITIONS FOR USE, REPRODUCTION AND DISTRIBUTION.

1. Definition.

"Contributor" shall mean copyright owner, and the other contribution owner and any individual or Legal Entity who have submitted the Work to the Copyright Owner and subsequently incorporated within the Work.

"Contribution" shall mean the original version of the Work and any additions to that Work, that is intentionally submitted to Contributor for inclusion in the Work by the copyright owner or by an individual or Legal Entity authorized to submit on behalf of the copyright owner.

"Legal Entity" shall mean the union of the acting entity and all other entities that control, are controlled by, or are under common control with that entity. For the purposes of this definition, "control" means (i) the power, direct or indirect, to cause the direction or management of such entity, whether by contract or otherwise, or (ii) ownership of fifty percent (50%) or more of the outstanding shares, or (iii) beneficial ownership of such entity.

"License" shall mean the terms and conditions for the permitted use as defined by this document.

"Licensor" shall mean the copyright owner and/or Legal Entity authorized by the copyright owner that is granting the License.

"Permitted Use" shall mean the acts of calling the smart contracts of ComBoox via their specific API to read or write data on the blockchain network where they were originally deployed by Contributor, and the acts of reproduction, distribution or presentation of the Work for purposes of research, verification or testing, on a computer not linking with any blockchain network, or on a local testing blockchain that consists of one or more nodes entirely and exclusively controlled by You.

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"Work" or ("ComBoox") shall mean the ComBoox system, a blockchain based statutory books keeping system, consisting of a series of smart contracts, including all Contribution(s).

"You" shall mean an individual or Legal Entity exercising permissions granted by this License.

2. Grant of License

Subject to the terms and conditions of this License, each Contributor hereby grants to you a worldwide, non-exclusive copyright License for the Permitted Use of Work.

3. No Trademark License

No trademark license is granted to use the trade names, trademarks of Contributor, except as required for reasonable and customary use in describing the origin of the Work.

4. Prohibition

Unless expressly permitted in this License or other agreements, You are prohibited from:

Deploying the smart contracts of ComBoox, in whole or in part, for whatever purpose, on any blockchain network that has one or more nodes out of your control;

Modifying, translating, or creating derivative works based on the Work; or

Using or disposing of the Work in any illegal manner.

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5. Additional Terms

If you intend to use the Licensed Work in a way that does not fully comply with the requirements stipulated in this License, please contact Contributor in advance to apply for a commercial license.

The Permitted Use and any Contributions to the Work must include a readable copy of this License (refer to the section below on Special Requirements On Reproduction or Distribution).

6. Termination

Any use of the Work in violation of this License will automatically terminate your rights under this License for the current and all other Work.

7. Disclaimer of Warranty

(1) Contributor provides the Work (and each Contributor provides its Contributions) on an "AS IS" BASIS, WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND, either express or implied, INCLUDING BUT NOT LIMITED TO NON-INFRINGEMENT, MERCHANTABILITY OR FIT FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ANY CONTRIBUTOR BE LIABLE TO YOU FOR ANY DAMAGES, INCLUDING, BUT NOT LIMITED TO ANY DIRECT, OR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM YOUR USE OR INABILITY TO USE THE WORK OR THE CONTRIBUTION, NO MATTER HOW IT'S CAUSED OR BASED ON WHICH LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

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(2) Although ComBoox provides some valuable Legal and Compliance solutions, whereas, it cannot ensure absolute compliance for any significant legal issues, please seek professional advice from legal experts of the relevant jurisdictions. IN NO EVENT SHALL ANY CONTRIBUTOR BE LIABLE FOR ANY DAMAGES caused by below issues:

i. AML/KYC Compliance: shall mean the mandatory legal requirements about identity verification and identity archives management, that various countries stipulated in the fields of financing, securities, investment, asset management, currency exchange, payment etc., for the purpose of investor suitability protection, anti-money laundering, anti-terrorist financing, anti-tax avoidance, and other related purposes,

ii. Securities Compliance: shall mean the mandatory legal requirements around securities issuance and/or transaction activities (such as reporting, filing, and disclosure) for the securities-type equity public offerings or specified private placement in terms of stocks, bonds, and other financing instruments in various countries; or

iii. Data Compliance: shall mean the mandatory legal requirements for data processing activities in various countries, in order to protecting data security, personal information rights, national security and/or commercial secrets.

(3) As an infrastructure software, ComBoox cannot influence or control any behavior of its users or third parties. IN NO EVENT SHALL ANY CONTRIBUTOR BE LIABLE FOR ANY DAMAGES caused by below third party behavior:

i. Inaccurate, incomplete or untimely data uploaded/provided by users;

ii. A third party malicious attack, hack, tamper, intercept, or controls over the data against its owner's intention; or

iii. The unavailability of the blockchain due to the failure of any external environment supplier, such as the unavailability of electrical power, internet connection, and/or any other similar public utilities or infrastructures failure caused by third parties' behavior or negligence.

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8. Language

This License is written in English and Chinese; both shall have the same legal effect. In case of any discrepancies between the two versions, the English one shall prevail.

9. Special Requirements On Reproduction or Distribution

To reproduce or distribute this WORK, you are required to complete following steps:

Create a file named "LICENSE" which contains the whole context of this License in the first directory of your package;

Attach the statement to the appropriate annotated syntax at the beginning of each source file.

This WORK is licensed under ComBoox SoftWare License 1.0, a copy of which can be obtained at:

[https://github.com/paul-lee-attorney/comboox]

THIS WORK IS PROVIDED ON AN "AS IS" BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO NON-INFRINGEMENT, MERCHANTABILITY OR FIT FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ANY CONTRIBUTOR BE LIABLE TO YOU FOR ANY DAMAGES.

YOU ARE PROHIBITED FROM DEPLOYING THE SMART CONTRACTS OF THIS WORK, IN WHOLE OR IN PART, FOR WHATEVER PURPOSE, ON ANY BLOCKCHAIN NETWORK THAT HAS ONE OR MORE NODES THAT ARE OUT OF YOUR CONTROL.

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